UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under Section 240.14a-12
CARROLS RESTAURANT GROUP, INC.

 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Carrols Restaurant Group, Inc.

Notice of 2023 Annual Meeting of
Stockholders and Proxy Statement

2	CARROLS RESTAURANT GROUP, INC.
LETTER FROM OUR CHAIRMAN OF THE BOARD
Dear Fellow Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Carrols Restaurant Group, Inc. which is being held on Friday, June 16, 2023 at 9:00 a.m. (EDT). The meeting will be held via live webcast. Stockholders who hold shares as of the record date will be able to participate in the virtual meeting by visiting www.virtualshareholdermeeting.com/TAST2023.
The Proxy Statement accompanying this letter describes the business we will consider at the meeting. You will find instructions for voting included in the attached materials.
Remembering Paulo A. Pena
Tragically, Paulo Pena, Carrols' President and CEO, passed away unexpectedly on December 31, 2022. He will be deeply missed. Since joining Carrols in April 2022, Paulo made an indelible impact on our organization. Through his energy, drive and enthusiasm, Paulo helped us build momentum in our business, elevate the guest experience and deliver more consistent restaurant operations. The strategic initiatives to improve restaurant operations and profitability developed during Paulo’s tenure remain ingrained in all of us and are being executed by our restaurant operations team as we seek to establish Carrols’ as a best-in-class operator in the quick service restaurant industry.
Welcoming Deborah M. Derby
We are excited to welcome Deborah Derby, an independent director of the Company since 2018, as Carrols' new President and CEO, effective May 1, 2023. Deb brings to the role a significant understanding of the strategic, financial, operational and organizational issues of multi-unit, consumer-focused companies and has the skills and experience we believe are necessary to lead Carrols and complement its talented management and restaurant operations team.
Focus on Long-Term Value
We are excited by the positive trends we started seeing in our business in 2022, both in top-line growth and improvement in the guest experience as demonstrated by gains in our customer satisfaction scores. Our management team has been working diligently to overcome labor and inflationary headwinds and to drive improvement in our financial and operational performance for our stockholders. To further align management and stockholder interests, we have modified the Company's long-term incentive compensation program for our executive officers to add performance criteria to 50% of their 2023 awards. Rest assured that our Board of Directors and management team are deeply committed to creating long-term value for all of our stockholders.
Thank you for your investment in Carrols and your continued support. I look forward to speaking with you at the 2023 Annual Meeting and answering any questions you may have.
Sincerely,
David S. Harris
Chairman of the Board
April 27, 2023

2023 PROXY STATEMENT	3
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

DATE & TIME	LOCATION	RECORD DATE
Friday, June 16, 2023 at 9:00 A.M. (EDT)	Live webcast www.virtualshareholdermeeting.com/TAST2023	April 20, 2023
Items of Business

Proposal		Board Recommendation	More Information

1	To elect three directors of the Company as Class II directors to serve for a term of three years and until their successors have been duly elected and qualified	FOR each nominee	Page 11
2	To approve, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”	FOR	Page 67
3	To select, on an advisory basis, the frequency of the advisory vote on the compensation of the Company's Named Executive Officers	ONE YEAR	Page 68
4	To approve the amendment and restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended	FOR	Page 69
5	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year	FOR	Page 80
Stockholders will also consider and act upon such other matters as may properly come before the meeting.
To participate in the virtual annual meeting, stockholders will need the 16-digit control number that appears on their proxy card or the instructions that accompanied their proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/TAST2023 prior to the start of the meeting to log in. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for our stockholders to log in and test their devices’ audio system.
We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include our Proxy Statement included with this notice, our 2022 Annual Report and form of proxy card) to stockholders via the Internet. This process expedites the delivery of proxy materials to our stockholders while conserving natural resources and lowering the cost of the annual meeting. As a result, our stockholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.
Your vote is very important to us. Whether or not you plan to attend the virtual meeting, please review our proxy materials and submit your vote prior to the meeting by telephone, via the Internet or by signing, dating and returning your proxy card.
By order of the Board of Directors,
Jared L. Landaw
Vice President, General Counsel and Secretary
Syracuse, New York
April 27, 2023
How to Vote

INTERNET	TELEPHONE	MAIL
www.proxyvote.com	1-800-690-6903	Mark, date, sign and return your proxy card in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2023
The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders is available at www.proxyvote.com. The approximate date on which the “Important Notice Regarding the Availability of Proxy Materials” was first sent or given to stockholders was on or about April 27, 2023.

4	CARROLS RESTAURANT GROUP, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the “Board of Directors” or the “Board”, of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, to be used at the annual meeting of stockholders, which we refer to as the “meeting” or “annual meeting”, of the Company which will be held exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2023 on Friday, June 16, 2023 at 9:00 a.m. (EDT), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on April 20, 2023, which we refer to as the “record date”, will be entitled to vote at the meeting. A list of our stockholders as of the close of business on April 20, 2023 will be available for inspection during business hours for 10 days prior to the meeting at our principal executive offices located at 968 James Street, Syracuse, New York 13203. We will also make the list available at the meeting at www.virtualshareholdermeeting.com/TAST2023 at the beginning of the meeting.
All references in this Proxy Statement to “Carrols Restaurant Group”, the “Company”, “we”, “us” and “our” refer to Carrols Restaurant Group, Inc.
Our principal executive offices are located at 968 James Street, Syracuse, New York 13203. The approximate date on which the Notice was first sent or given to stockholders was on or about April 27, 2023.

2023 PROXY STATEMENT	5

6	CARROLS RESTAURANT GROUP, INC.
Table of Contents

Compensation Committee Interlocks and Insider Participation	49
Summary Compensation Table	50
Grants of Plan-Based Awards	53
Outstanding Equity Awards at Fiscal Year-End	54
Options Exercised and Stock Vested	55
Nonqualified Deferred Compensation	55
Potential Payments Upon Termination or Change-of-Control	56
Pay Ratio Disclosure	62
Pay Versus Performance	63
Director Compensation	65
Proposal 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers as Described in the Company’s Proxy Statement under “Executive Compensation”	67
Proposal 3 – Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers	68
Proposal 4 –The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended	69
Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm	80
Incorporation by Reference	81
Other Matters	82
Appendix A	83

Forward-Looking Statements
This Proxy Statement contains forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols’ filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended January 1, 2023 contained in the 2022 Annual Report accompanying this Proxy Statement.
The Company's website, sustainability reports and social media posts are not part of or incorporated by reference into this Proxy Statement.

2023 PROXY STATEMENT	7
QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, instead of mailing a printed proxy card or printed materials, we have elected to provide access to our proxy materials (which include this Proxy Statement, our 2022 Annual Report and form of proxy card) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice”, will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The notice will instruct stockholders on how to access the proxy materials on a secure website referred to in the notice and how to request printed copies.
In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost and reduce the environmental impact of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
What are the proposals that will be voted at the meeting?
At the meeting, the Company asks you to vote on five proposals:
Proposal 1: To elect three directors of the Company as Class II directors to serve for a term of three years and until their successors have been duly elected and qualified;
Proposal 2: To approve, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;
Proposal 3: To select, on an advisory basis, the frequency of the advisory vote on the compensation of the Company's Named Executive Officers;
Proposal 4: To approve the amendment and restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended; and
Proposal 5: To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year.
The Board may also ask you to participate in the transaction of any other business that is properly brought before the meeting in accordance with the provisions of our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, which we refer to as the “Bylaws”.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, "FOR" PROPOSALS 2, 4 AND 5 AND "ONE YEAR" ON PROPOSAL 3.
When will the meeting be held?
The meeting is scheduled to be held at 9:00 a.m. (EDT) on Friday, June 16, 2023 exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2023.
How can I attend the meeting?
Only stockholders of the Company or their duly authorized proxies may attend the meeting. To facilitate stockholder attendance, the meeting will be held via live webcast at www.virtualshareholdermeeting.com/TAST2023. This format permits stockholders to participate from any location, without the cost of travel. The meeting will only be conducted via webcast; there will be no physical meeting location. To participate in the virtual annual meeting, stockholders will need the 16-digit control number that appears on their proxy card or the instructions that accompanied the proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/TAST2023 prior to the start of the meeting to log in. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for our stockholders to log in and test their devices’ audio system.
What if I am having technical difficulties?
If you experience technical difficulties accessing the meeting or at any point during the meeting, you may call the technical support numbers posted on the log-in page of the virtual meeting platform.
How can I submit a question at the meeting?
We will hold a live question and answer session during which we intend to answer all questions properly submitted during the meeting in accordance with the Rules of Conduct that are pertinent to the Company and the meeting matters and as time

8	CARROLS RESTAURANT GROUP, INC.
Questions and Answers About the 2023 Annual Meeting
permits. The Rules of Conduct will be made available on the virtual meeting platform. Questions that we determine do not conform with the Rules of Conduct, are related to material non-public information of the Company or are not pertinent to meeting matters will not be answered. Each stockholder will be limited to one question so as to allow us to respond to as many stockholder questions as possible in the allotted time. We will address substantially similar questions, or questions that relate to the same topic, in a single response.
We ask that all stockholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow-up matters directly. If you have a question of personal interest that is not of general concern to all stockholders, or if a question posed at the meeting was not otherwise answered, we encourage you to contact us separately after the meeting by visiting https://investor.carrols.com/contact-us.
Once you log in to the virtual meeting platform at www.virtualshareholdermeeting.com/TAST2023, you may select the “Q&A” button on the bottom right side of the virtual meeting platform interface and then type your question into the “Submit a Question” field and click “Submit.”
Please note that stockholders will need their valid 16-digit control number to ask questions at the meeting. See “How can I attend the meeting?” above for information on how to obtain your 16-digit control number. If you are a “beneficial owner”, also known as a “street name” holder, please see “How do I vote if my common shares are held in ‘street name’?” below for additional information.
Who is soliciting my vote?
In this Proxy Statement, the Board is soliciting your vote.
How does the Board recommend that I vote?
The Board unanimously recommends that you vote your shares with respect to the proposals as follows:
•FOR the election of the three named director nominees as Class II directors;
•FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation”;
•FOR, on an advisory basis, "ONE YEAR" with respect to the frequency of future advisory votes on the compensation of the Company's Named Executive Officers;
•FOR the approval of the amendment and restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year.
We describe all proposals and the Board’s reasons for recommending that stockholders vote "FOR" Proposals 1, 2, 4 and 5 and "ONE YEAR" for Proposal 3 in detail beginning at page 11 of this Proxy Statement.
Who can vote?
Stockholders of record at the close of business on April 20, 2023, the record date, may vote at the meeting.
Our outstanding Series D Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), votes with our common stock on an as-converted basis on all matters properly brought before the meeting. We had outstanding 54,065,151 shares of our common stock and 100 shares of Series D Preferred Stock at the close of business on April 20, 2023. Each share of common stock is entitled to one vote on each matter as may properly be brought before the meeting. As of the record date, all 100 outstanding shares of Series D Preferred Stock are owned by Burger King Company LLC (together with its predecessor, Burger King Corporation, “BKC”) or its affiliate, Blue Finance Holdings 1, LLC (“Blue Holdings” and together with BKC, the “BKC Stockholders”). The BKC Stockholders are indirect subsidiaries and affiliates of Restaurant Brands International Inc. (“RBI”).
As of the record date, each share of Series D Preferred Stock is convertible into 94,145.8 fully paid and non-assessable shares of common stock (or an aggregate of 9,414,580 shares of our common stock). The Series D Preferred Stock votes with our common stock on an as-converted basis. As the owners of all of our outstanding shares of Series D Preferred Stock, the BKC Stockholders will be entitled to vote in the aggregate a total of 9,414,580 shares of common stock issuable upon the conversion of the Series D Preferred Stock on all matters properly brought before the meeting. All of such shares of common stock issuable upon conversion of the Series D Preferred Stock are included in the determination of the number of shares present at the meeting for quorum purposes. See “Certain Relationships and Related Transactions—Series D Preferred Stock” for additional information regarding the Series D Preferred Stock .
How do I vote if I am a record holder?
You can vote by attending the meeting and voting in person via live webcast at www.virtualshareholdermeeting.com/TAST2023 or you can vote by proxy. If you are the record holder of your stock, you can vote in the following three ways:
•By Internet: You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.
•Before the Annual Meeting — You may submit your proxy online via the Internet. Voting facilities will be available 24 hours a day and will close at 11:59 p.m. (EDT) on June 15, 2023.

2023 PROXY STATEMENT	9
Questions and Answers About the 2023 Annual Meeting
•During the Annual Meeting — You may attend the meeting via live webcast at www.virtualshareholdermeeting.com/TAST2023 and vote during the meeting by following the instructions provided on the enclosed proxy card.
•By Telephone: Stockholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on the notice, proxy card or voting instruction form and following the instructions.
•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.
How do I vote if my shares are held in “street name”?
If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.
If you do not provide voting instructions, your broker, bank or nominee may only vote shares on routine proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal because the proposal is not a “routine” proposal under applicable rules. Proposal 5 is considered a routine proposal and may be voted in the absence of instructions. Proposals 1, 2, 3 and 4 are non-routine proposals, and your broker, bank or nominee may not vote your shares on these proposals in the absence of voting instructions. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the broker, bank or nominee that holds your shares by carefully following the instructions provided in their notice to you.
How many votes do I have?
Stockholders are entitled to one vote per proposal for each share of common stock held. The BKC Stockholders will be entitled to vote in the aggregate a total of 9,414,580 shares of common stock issuable upon the conversion of the Series D Preferred Stock on all matters properly brought before the meeting.
How will my shares be voted?
The shares represented by proxies will be voted in accordance with the directions you make thereon at the meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the three named director nominees as Class II directors (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); for, on an advisory basis, a frequency of ONE YEAR to hold the advisory vote on the compensation of the Company's Named Executive Officers (Proposal 3); FOR the approval of the amendment and restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended (Proposal 4); and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year (Proposal 5).
What vote is required with respect to the proposals?
The affirmative vote of (i) a majority of the shares voting with respect to a director nominee (excluding abstentions) is required to elect such director nominee to the Board of Directors, (ii) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve, on an advisory basis, the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Company’s Proxy Statement under “Executive Compensation”, (iii) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve the amendment and restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended, (iv) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year, and (v) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve any other business which may properly come before the meeting. A stockholder over the Internet, by telephone or by mail can vote “FOR”, “AGAINST” or “ABSTAIN” on Proposals 1, 2, 4 and 5 and "1 YEAR", "2 YEARS", "3 YEARS" or "ABSTAIN" for Proposal 3. Proposal 1 will pass if the total votes cast "for" such proposal exceed the total number of votes cast "against" such proposal. Each of Proposals 2, 4 and 5 will pass if the total votes cast “for” each proposal exceed the total number of votes cast “against” and “abstain” on each proposal. For Proposal 3, the frequency receiving the highest number of votes will be treated as the selection of stockholders with respect to the frequency of future advisory votes on the compensation of the Company's Named Executive Officers, even if that frequency does not receive a majority of the votes cast.
What is the effect of abstentions and broker non-votes on voting?
Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors and the vote, on an advisory basis, on the frequency of an advisory vote on the compensation of the Company's Named Executive Officers. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals.

10	CARROLS RESTAURANT GROUP, INC.
Questions and Answers About the 2023 Annual Meeting
If I have already voted by proxy against the proposals, can I still change my mind?
Yes. To change your vote by proxy, simply sign, date and return the proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the notice, proxy card or voting instruction form. Only your latest dated proxy will count at the meeting.
Will my shares be voted if I do nothing?
If your shares of our common stock are registered in your name, you must sign and return a proxy card, vote over the Internet or by telephone or attend the meeting and vote in person exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2023 in order for your shares to be voted.
If your shares of common stock are held in “street name”, that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker or other nominee how to vote your shares, then, because Proposals 1, 2, 3 and 4 are “non-routine matters”, your broker or other nominee would not have discretionary authority to vote your shares on such proposals. If your shares of our common stock are held in “street name”, your broker, bank or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.
We strongly urge you to vote "FOR" Proposals 1, 2, 4 and 5 and "1 YEAR" for Proposal 3 by proxy over the Internet using the Internet address on the notice or proxy card, by telephone using the toll-free number on the notice or proxy card, or by signing, dating and returning a proxy card by mail. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.
What constitutes a quorum?
A majority of the outstanding shares of common stock and shares of common stock issuable upon conversion of the Series D Preferred Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.
Whom should I call if I have questions about the meeting?
If you have any questions or you need additional copies of the proxy materials, please contact Jared L. Landaw, Vice President, General Counsel and Secretary, by mail at 968 James Street, Syracuse, NY 13203 or by telephone at 315-424-0513.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 16, 2023: THE PROXY STATEMENT FOR THE 2023 ANNUAL MEETING AND OUR 2022 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

2023 PROXY STATEMENT	11

CORPORATE GOVERNANCE
Proposal 1 - Election of Directors
Our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms, except for the two Class D directors described below who each serve a one-year term. The terms of office for our three classes of directors are as follows:
•Class II directors – The term of this class will expire at the meeting and when their successors are duly elected and qualified;
•Class III directors – The term of this class will expire at the annual meeting to be held in 2024 and when their successors are duly elected and qualified; and
•Class I directors – The term of this class will expire at the annual meeting to be held in 2025 and when their successors are duly elected and qualified.
Our Class I directors are Matthew Perelman and John D. Smith; our Class II directors are Hannah S. Craven, Lawrence E. Hyatt and Alexander Sloane; and our Class III directors are David S. Harris and Deborah M. Derby. Additionally, Matthew Dunnigan, the Chief Financial Officer of RBI, the indirect parent company of BKC, and Thomas B. Curtis, President BKC, Americas, serve as the two Class D directors. As further described under “Certain Relationships and Related Transactions—Series D Preferred Stock”, the terms of our Series D Preferred Stock provide that the BKC Stockholders are entitled to elect two Class D directors at each annual meeting of stockholders, subject to certain conditions. Each Class D director, in his capacity as a member of our Board of Directors, is afforded the same rights and privileges as the other members of our Board of Directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
As further described under “Certain Relationships and Related Transactions—Cambridge Registration Rights and Stockholders’ Agreement, Matthew Perelman was appointed by our Board of Directors as a Class I Director and Alexander Sloane was appointed by our Board of Directors as a Class II Director effective April 30, 2019 pursuant to a Registration Rights and Stockholders’ Agreement dated as of April 30, 2019 (the “Cambridge Registration Rights and Stockholders’ Agreement”) entered into with Cambridge Franchise Holdings, LLC ("Cambridge Holdings"). Each Cambridge Investor Director (as defined below), in his capacity as a member of our Board of Directors, is afforded the same rights and privileges as the other members of our Board of Directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
Hannah S. Craven, Lawrence E. Hyatt and Alexander Sloane have been nominated for election as Class II directors of the Company at the 2023 Annual Meeting for a term of three years expiring at the annual meeting of stockholders to be held in 2026 and until their successors have been duly elected and qualified. The election of a director requires the affirmative vote of a majority of the shares of common stock (including the shares of Series D Preferred Stock on an as-converted basis) voting with respect to a director nominee (excluding abstentions) in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees unless otherwise specified in the proxy. At this time, our Board of Directors knows of no reason why the nominees would be unable to serve. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.
Our Corporate Governance and Nominating Committee has reviewed the qualifications of the nominees for director and has recommended the nominees for election to the Board of Directors.

12	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Board Diversity and Skills
GENDER AND RACIAL/ETHNIC DIVERSITY (1)
DIRECTOR AGE

DIRECTOR TENURE
DIRECTOR INDEPENDENCE (2)
Board Diversity Matrix (As of April 27, 2023)

TOTAL NUMBER OF DIRECTORS: 9
	Female	Male	Non- Binary	Did Not Disclose Gender
Gender Identity
Directors	2	7
Demographic Background
African American or Black		1
White	2	6
(1)Excluding directors who are appointed or nominated to the Board by the holders of our Series D Preferred Stock and Cambridge Holdings, three out of five (60%) of our directors self-identify as being female or a member of a racial or ethnic minority group.
(2)Deborah Derby, who has been appointed by the Board to serve as President and Chief Executive Officer effective May 1, 2023, will no longer be an independent director as of such date.

2023 PROXY STATEMENT	13
Corporate Governance
Director Skills and Experience
Our Corporate Governance and Nominating Committee has evaluated the skills, qualifications and competencies identified as important for directors to provide effective oversight of our Company. The matrix below shows the areas of experience and expertise that our Corporate Governance and Nominating Committee have identified that our directors and director nominees should bring to the Board.

Executive Management
Operations
Corporate Strategy
Capital Allocation
Mergers & Acquisitions
Corporate Finance and Capital Markets
Human Resources / Talent Development / Recruiting
Real Estate / Restaurant Development
Corporate Governance
Risk Management
Restaurant or Multi-Unit Experience
Technology, Systems and Cybersecurity Oversight

14	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Corporate Governance Strengths

   Diversity
Excluding directors who are appointed or nominated to the Board by the holders of our Series D Preferred Stock and Cambridge Holdings, 60% of our directors self-identify as being female or a person of color. Overall, 33% of our Board members self-identify as being female or a person of color.
   Refreshment
Balance of new and experienced directors and ongoing director refreshment, with two new directors added in 2022, one new director added in each of 2021 and 2020, and two new directors added in each of 2019 and 2018.
   Independence
7 of 9 directors are currently independent. Fully independent Board committees.
   Executive Sessions
At each regular Board meeting, our directors meet without our Chief Executive Officer or other members of management present to discuss issues important to the Company.
   Majority Voting in Director Elections
Our Bylaws provide that director nominees must be elected by a majority of the votes cast in uncontested elections.

   Alignment with Stockholder Interests
Our minimum stock ownership policy, executive compensation clawback policy, anti-hedging and pledging policies, and new long-term, performance-based equity incentive compensation are each designed to align the interests of our directors or executive officers with those of our stockholders.
   Active Board Oversight
Active oversight of risks related to the Company’s business, including ESG risks.
   Independent Board Leadership
Independent, non-executive Chairman of the Board.
   Annual Say-on-Pay Vote
We solicit stockholders’ advisory vote on executive compensation annually.
   Year-Round Engagement
We engage with investors and other stakeholders on an ongoing basis.
   No Poison Pill
The Company does not have a shareholder rights plan.

2023 PROXY STATEMENT	15
Corporate Governance
Director Nominees’ Principal Occupation, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
Hannah S. Craven	Partner, Stone-Goff Partners, LLC	57	2015
Lawrence E. Hyatt	Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	68	2017
Alexander Sloane	Co-Founder and Managing Partner of Garnett Station Partners	36	2019

HANNAH S. CRAVEN, 57
Co-Founder and Partner, Stone-Goff Partners LLC Director Since: 2015

Background
Hannah S. Craven has served as a director since March 27, 2015. Ms. Craven is a co-founder and partner of Stone-Goff Partners LLC (“Stone-Goff”), a private equity firm that focuses on investments in consumer, business services, media, education, information services and retail/ecommerce companies. Prior to co-founding Stone-Goff and its predecessor firm in 2006, Ms. Craven was a Managing Director and General Partner of Sandler Capital Management from 1993 until 2006, a private equity firm where she served as a key investment professional in five sequential private equity partnerships and was a partner of its long/short hedge fund. Ms. Craven has over 20 years of experience investing in private equity transactions and serves on the boards of directors of several private portfolio companies of Stone-Goff.
Director Highlights
Ms. Craven brings to the Board significant strategic, financial and operational insight with respect to consumer and services companies gained in connection with her service on the boards of a number of her current and prior firms’ portfolio companies, as well as valuable experience in corporate governance, executive recruiting and development, and capital allocation.

16	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

LAWRENCE E. HYATT, 68
Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc. Director Since: 2017

Background
Lawrence E. Hyatt has served as a director since June 8, 2017. From 2006 until 2017, Mr. Hyatt served as a director of Citi Trends Inc. (Nasdaq: CTRN), a publicly traded retail apparel company where he served as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hyatt served as the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., a publicly traded restaurant and retail company, from January 2011 until July 1, 2016. From 2004 through 2010, Mr. Hyatt served as the Chief Financial Officer, Secretary and Treasurer of O’Charley’s Inc., which during the periods of Mr. Hyatt's tenure, was a publicly traded restaurant company. Mr. Hyatt also served as Interim Chief Executive Officer of O’Charley’s Inc. from February 2009 through June 2009. Mr. Hyatt served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.P.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.
Director Highlights
Mr. Hyatt brings to the Board significant insight with respect to strategic, financial and operational issues of restaurant and food service companies gained in connection with his service as an executive officer and a director of a number of public and private restaurant and retail companies. The Board has determined that Mr. Hyatt is an “audit committee financial expert” as defined by the SEC.

ALEXANDER SLOANE, 36
Co-Founder and Managing Partner, Garnett Station Partners Director Since: 2019

Background
Alexander Sloane has served as a director since April 30, 2019. Mr. Sloane is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies. Mr. Sloane has served in executive leadership positions at several portfolio companies of Garnett Station Partners, including as the Co-President of Cambridge Holdings and each of its subsidiaries from 2014 until their acquisition by the Company in April 2019. As Co-President of Cambridge Holdings, he oversaw, among other things, acquisitions, financings, operations and franchisor relations and helped lead its growth and development into one of the largest and fastest-growing Burger King and Popeyes franchisees. Prior to co-founding Garnett Station Partners in September 2013, Mr. Sloane worked in private equity at Apollo Global Management from 2011 to 2013. Prior to Apollo, Mr. Sloane worked in Investment Banking at Goldman Sachs from 2009 to 2011. Mr. Sloane serves on the boards of Garnett Station Partners’ portfolio companies.
Director Highlights
Mr. Sloane brings to the Board significant strategic, financial and operational experience with respect to retail and restaurant companies gained in connection with his experience as an executive officer of Cambridge Holdings and other portfolio companies of Garnett Station Partners, as well as valuable experience in corporate finance, mergers and acquisitions, risk assessment, strategic planning and budgeting gained from his experience at Garnett Station Partners, Goldman Sachs and Apollo Global Management.

The Board of Directors unanimously recommends a vote FOR the election of each of the named Class II nominees to our Board of Directors: Hannah S. Craven, Lawrence E. Hyatt and Alexander Sloane. Proxies received in response to this solicitation will be voted FOR the election of each of the named Class II nominees to our Board of Directors unless otherwise specified in the proxy.

2023 PROXY STATEMENT	17
Corporate Governance
Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors
The following table sets forth information with respect to each of the members of our Board of Directors whose term extends beyond the meeting, including the class of such director and the year in which each such director’s term will expire:

Name	Age	Year Became a Director	Year Term Expires and Class
David S. Harris	63	2012	2024 Class III
Deborah M. Derby	59	2018	2024 Class III
Matthew Perelman	36	2019	2025 Class I
John D. Smith	58	2022	2025 Class I
Matthew Dunnigan	39	2018	2023 Class D
Thomas B. Curtis	59	2021	2023 Class D
Directors

DAVID S. HARRIS, 63
President, Grant Capital, Inc. Director Since: 2012

Background
David S. Harris has served as a director since May 7, 2012. He has also served as our Lead Independent Director from November 9, 2021 to April 1, 2022 and as our non-executive Chairman of the Board since April 1, 2022. Mr. Harris served as the Chief Operating Officer of Seven Oaks Acquisition Corp. (Nasdaq: SVOK) from December 2020 to December 2021 and has served as the President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 until December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC. From September 1997 until May 2001, he served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC, a financial institution. From 1986 to 1997, Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Since 2004, Mr. Harris has been a director of REX American Resources Corporation (NYSE: REX), where he currently serves as Lead Director and Chairman of the Audit and Compensation Committees. From July 2018 to January 2020, Mr. Harris served as a director of Spectrum Brands Holdings, Inc. (NYSE: SPH). He is also a former director of Steiner Leisure Limited and Michael Anthony Jewelers, Inc.
Director Highlights
Mr. Harris brings to the Board significant investment banking, corporate finance, accounting and capital markets experience, as well as valuable insight into strategic, financial and operational issues of retail companies gained in connection with his service on the boards of a number of public and private companies.

18	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

DEBORAH M. DERBY, 59
Former President, Horizon Group USA, Inc. Director Since: 2018

Background
Deborah M. Derby has served as a director since June 7, 2018. On April 11, 2023, Ms. Derby was appointed President and Chief Executive Officer of the Company, effective May 1, 2023. Ms. Derby most recently served as the Chief Administrative Officer of The Children’s Place, a children’s specialty apparel retailer, from July to December 2021. From April 2016 until June 2020, Ms. Derby was the President of Horizon Group USA, Inc., a privately held wholesaler of craft components and activity kits. Prior to being named President, and after stepping down in June 2020, Ms. Derby served as a consultant to Horizon Group USA from November 2015 to March 2016 and from July to September 2020, respectively. Prior to that, Ms. Derby had an almost 15-year career at Toys “R” Us, Inc., where she served in a variety of senior executive positions including Vice Chairman, Executive Vice President, Chief Administrative Officer and President of Babies “R” Us. Prior to that, Ms. Derby spent eight years at Whirlpool Corporation, where, among other things, she was an employment attorney and Corporate Director, Compensation & Benefits. Ms. Derby has served as a director of Henry Schein, Inc. (Nasdaq: HSIC) since February 2021. She also served as a director of the Vitamin Shoppe, Inc. (NYSE: VSI) from 2012 to December 2019.
Director Highlights
Ms. Derby brings to the Board a significant understanding of strategic, financial, operational and organizational issues of consumer-focused companies gained in connection with her service on the boards of public companies and as a senior executive of several retail and consumer goods companies, as well as valuable experience in retailing, supply chain management, legal and financial analysis, human resources and executive compensation.

MATTHEW DUNNIGAN, 39
Chief Financial Officer, Restaurant Brands International Inc. Director Since: 2018

Background
Matthew Dunnigan has served as a Class D director since December 20, 2022, a Class B director from November 30, 2018 to December 20, 2022 and as a Class A director from February 5, 2018 until November 30, 2018. Mr. Dunnigan has been Chief Financial Officer of Restaurant Brands International Inc. (“RBI”) since January 2018 and served as RBI's Treasurer from October 2014 to January 2018. Prior to joining RBI, Mr. Dunnigan served as a Vice President of Crescent Capital Group LP from September 2013 to October 2014, investing in debt securities across all levels of the capital structure, and as an investment professional in private equity for H.I.G. Capital from July 2008 to June 2011. Prior to that, he worked in investment banking with Bear, Stearns & Co., Inc. for two years. Since February 2019, Mr. Dunnigan has served as a director of Royale JVC Limited, a joint venture that is Burger King’s master franchisee in the United Kingdom.
Director Highlights
Mr. Dunnigan brings to the Board significant knowledge of quick service restaurants gained in connection with his employment as an executive officer of RBI, as well as valuable experience in finance, mergers and acquisitions, accounting, corporate strategy and sustainability.

2023 PROXY STATEMENT	19
Corporate Governance

THOMAS B. CURTIS, 59
President, Burger King Corporation, Americas Director Since: 2021

Background
Thomas B. Curtis has served as a Class D director since December 20, 2022 and as a Class B director from July 13, 2021 until December 20, 2022. Since August 2021, Mr. Curtis has served as the President of Burger King Corporation (“BKC”), Americas. From May 2021 to August 2021, Mr. Curtis served as the Chief Operating Officer of BKC, Americas, where he was responsible for overseeing field operations, restaurant development and restaurant operations. Prior to joining BKC, Mr. Curtis spent 35-years at Domino’s Pizza, Inc., where he most recently served as Executive Vice President, U.S. Operations and Global Operations Support, overseeing both franchise and company-owned operations from March 2020 to April 2021. Prior to that, he served as Executive Vice President, Corporate Operations from July 2018 to March 2020, and as Vice President of Franchise Relations and Operations Innovation from March 2017 to July 2018. Mr. Curtis joined Domino’s in 2006, after being a Domino’s franchisee since 1987.
Director Highlights
Mr. Curtis brings to the Board significant knowledge and experience with respect to restaurant companies gained in connection with his employment as an executive officer of BKC and Domino’s.

MATTHEW PERELMAN, 36
Co-Founder and Managing Partner, Garnett Station Partners

Background
Matthew Perelman has served as a director since April 30, 2019. He is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies. Mr. Perelman has served in executive leadership positions at several portfolio companies of Garnett Station Partners, including as the Co-President of Cambridge Franchise Holdings, LLC (“Cambridge Holdings”) and its subsidiaries from 2014 until their acquisition by the Company in April 2019. As Co-President of Cambridge Holdings, he oversaw, among other things, acquisitions, financings, operations and franchisor relations and helped lead its growth and development into one of the largest and fastest-growing Burger King and Popeyes franchisees. Prior to co-founding Garnett Station Partners in September 2013, Mr. Perelman worked at L Catterton, a large consumer-focused private equity firm, from June 2011 to June 2013. Prior to L Catterton, Mr. Perelman worked in the Investment Banking Division of Citigroup from June 2009 to June 2011, where he focused on consumer and retail M&A and financings. Mr. Perelman serves on the boards of Garnett Station Partners’ portfolio companies.
Director Highlights
Mr. Perelman brings to the Board significant strategic, financial and operational experience with respect to retail and restaurant companies gained as an executive officer of Cambridge Holdings and other portfolio companies of Garnett Station Partners, as well as valuable experience in corporate finance, mergers and acquisitions, risk assessment, strategic planning and budgeting gained from his experience at Garnett Station Partners, Citigroup and L Catterton.

20	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

JOHN D. SMITH, 58
Chairman and CEO, Icon Parking, LLC

Background
John D. Smith has served as a director since June 17, 2022. Mr. Smith has served as the Chief Executive Officer of Icon Parking, LLC, a parking management and transportation services company, since January 2020 and as Chairman since March 31, 2023. Previously, he served as the Chief Operating Officer of Aaron’s Inc., a publicly-traded lease-to-own retailer operating over 1,800 company and franchise locations, from January 2018 until January 2020. From January 2016 to August 2017, Mr. Smith served as Chief Executive Officer of Rize Holdings, LLC, a private-equity backed startup founded to transform the casual dining experience through leveraging digital technology. Prior to that, he served as the President, Mid-North Region, of Caesars Entertainment Corporation from 2013 to 2016 and as Chief Executive Officer of Harrah’s Resort in Atlantic City from 2010 to 2013.
Director Highlights
Mr. Smith brings to the Board significant management, operational, strategic, franchise and digital transformation experience, as well as valuable knowledge of the retail, hospitality and food and beverage industries.

Information Regarding Executive Officers

Name	Age	Position
Anthony E. Hull	65	Interim President and CEO; Chief Financial Officer and Treasurer
Joseph W. Hoffman	60	Senior Vice President, Operations and Chief Restaurant Officer
Richard G. Cross	60	Vice President and Chief Development Officer
Jared L. Landaw	58	Vice President, General Counsel and Secretary
Gerald J. DiGenova	66	Vice President, Human Resources
Nathan Mucher	51	Vice President, Chief Information Officer
Ahmad Filsoof	44	Vice President, Strategic Initiatives

ANTHONY E. HULL, 65 Interim President and Chief Executive Officer; Chief Financial Officer and Treasurer

Anthony E. Hull has served as our Interim President and Chief Executive Officer since December 31, 2022 and our Vice President, Chief Financial Officer and Treasurer since January 2020. Prior to joining Carrols, Mr. Hull served as a Senior Advisor at Realogy Holdings Corp. (NYSE: RLGY) (“Realogy”), a leading integrated provider of real estate services in the United States, and previously was the company’s Executive Vice President, Chief Financial Officer and Treasurer from 2006 to 2018. Previously, Mr. Hull served as Executive Vice President, Finance at Cendant Corporation (“Cendant”), a diversified holding company, from 2003 until Realogy’s separation from Cendant in July 2006. From 1996 to 2003, Mr. Hull served as Chief Financial Officer for DreamWorks, LLC, a diversified entertainment company. From 1994 until 1995, Mr. Hull served as Chief Financial Officer of King World Productions, Inc., a NYSE listed television syndication and production company. From 1990 until 1994, Mr. Hull worked in various capacities for Paramount Communications, Inc., a diversified entertainment and publishing company. From 1984 to 1990, Mr. Hull worked in investment banking at Morgan Stanley & Co.

2023 PROXY STATEMENT	21
Corporate Governance

JOSEPH W. HOFFMAN, 60 Senior Vice President, Operations and Chief Restaurant Officer

Joseph W. Hoffman has served as our Chief Restaurant Officer since January 2023 and our Senior Vice President, Operations since May 2022. Previously, he served as a Division Vice President, Operations from June 2017 until April 2022, and as a Vice President, Region Director from June 1997 until May 2017. Mr. Hoffman has been an employee of Carrols since 1993, when he joined the Company as a District Manager.

RICHARD G. CROSS, 60 Vice President and Chief Development Officer

Richard G. Cross has served as our Vice President and Chief Development Officer since December 2021. Mr. Cross was Vice President, Real Estate from July 2001 until December 2021 and Director of Real Estate from 1994 until July 2001. Mr. Cross served as a Real Estate Manager from 1993 until 1994 and as a Real Estate Representative from 1987 until 1993. Mr. Cross joined Carrols in May 1984 and held various positions in the Purchasing Department until 1987.

JARED L. LANDAW, 58 Vice President, General Counsel and Secretary

Jared L. Landaw has served as our Vice President, General Counsel and Secretary since February 2021. He has also overseen our sustainability efforts since that time. Prior to joining Carrols, Mr. Landaw was a Partner, Chief Operating Officer and General Counsel of Barington Capital Group, L.P., a collaborative activist investment firm where he worked from June 2004 until January 2021. At Barington, Mr. Landaw frequently assisted public companies in its investment portfolio with a wide variety of matters, including acquisitions, corporate governance, investor communications, director recruiting, SEC filings and board of director matters. Prior to that, he served as the Vice President of Law at International Specialty Products Inc. (formerly NYSE: ISP) and as an attorney in the mergers & acquisitions practice group at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Landaw was a member of the Board of Directors of Costar Technologies, Inc. (OTC Markets Group: CSTI) from 2008 until 2022.

GERALD J. DIGENOVA, 66 Vice President, Human Resources

Gerald J. DiGenova has served as our Vice President, Human Resources since July 2001. Mr. DiGenova was Director of Human Resources from January 1996 until June 2001. Mr. DiGenova served as Director of Safety and Risk Management from 1992 until December 1995 and Personnel Manager from January 1985 until January 1992. Mr. DiGenova has been an employee of ours since 1973, when he began as an hourly restaurant team member.

NATHAN MUCHER, 51 Vice President, Chief Information Officer

Nathan Mucher has served as our Vice President, Chief Information Officer since November 2018. Prior to joining Carrols, Mr. Mucher served as Vice President, Information Technology for Krispy Kreme Doughnuts from 1999 until 2018, where he was responsible, among other things, for all technology initiatives including in areas pertaining to digital, analytics, finance, retail systems and supply chain. Prior to that, he served as a consultant for Novartis Animal Health from July 1998 to December 1998, as a System Analyst for JS Walker & Company, an information technology consulting service provider, from 1996 until 1998, and as a senior programmer for William James and Associates, an information technology consulting service firm, from 1994 until 1996.

22	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

AHMAD FILSOOF, 44 Vice President, Strategic Initiatives

Ahmad Filsoof has served as the Vice President of Strategic Initiatives at Carrols since June 2022. Prior to joining Carrols, Mr. Filsoof was Head of Sales Strategy, Operations, Enablement and Planning at Amazon Web Services from May 2020 to January 2022, where he led business strategy and planning, forecasting, management reporting and go-to-market strategy. Before Amazon Web Services, Mr. Filsoof worked at McDonald’s from August 2017 until January 2020, where, among other things, he served as Senior Director, Strategy, Insights and Strategic Initiatives. In that role, Mr. Filsoof led strategy and planning for the company’s U.S. division and was also responsible for strategy development, measuring performance and providing consumer and business insights. Prior to joining McDonald’s, Mr. Filsoof was a management consultant for ten years, including at The Boston Consulting Group, where he led client engagements across a range of industries, including retail, CPG and food services.

2023 PROXY STATEMENT	23
Corporate Governance
Information Regarding the Board of Directors and Committees
Board Meetings
During the 2022 fiscal year, our Board of Directors met or acted by unanimous consent on 17 occasions and the committees of the Board met or acted by unanimous written consent on 22 occasions. All of our directors attended at least 85% of the aggregate number of meetings of the Board and of any committees of the Board on which they served during the 2022 fiscal year, with our Chairman of the Board and our committee chairs attending 100% of all such meetings. The independent members of our Board of Directors met in executive session at each regular quarterly meeting of the Board without management in attendance as well as at other times during the past fiscal year. While we do not have a policy on attendance by directors at our annual meeting of stockholders, all of our director nominees as well as all other members of the Board serving at such time except for one attended our 2022 Annual Meeting.
Independence of Directors
As required by the listing standards of NASDAQ, a majority of the members of our Board of Directors must qualify as “independent”, as affirmatively determined by our Board of Directors. Our Board of Directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent”.
Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the Board of Directors has affirmatively determined that seven of the nine members of our Board of Directors are currently independent directors. Our independent directors pursuant to NASDAQ listing standards are Hannah S. Craven, David S. Harris, Lawrence E. Hyatt, Matthew Perelman, Alexander Sloane and John D. Smith. Deborah M. Derby, who is currently an independent member of the Board, will no longer be independent upon becoming our President and CEO on May 1, 2023. It is the intention of the Board to fill the vacancy created by the death of Paulo A. Pena, the Company's former President and CEO who passed away unexpectedly on December 31, 2022, with an new independent director.
Mandatory Retirement Policy
Our Board of Directors is subject to a mandatory retirement policy which provides that no person (including any currently serving member of the Board) shall (A) be eligible for election as a director who (i) is 75 years of age, which we refer to as the “Mandatory Retirement Age”, or older, or (ii) would reach the Mandatory Retirement Age within one (1) year after the date on which he or she would stand for election to the Board or (B) continue to serve as a director following the end of the calendar year that such person attains the Mandatory Retirement Age.
Family Relationships
There are no family relationships between any of our executive officers or directors.

24	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Committees of the Board
The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Board of Directors may also establish from time to time other committees that it deems necessary or advisable.

AUDIT COMMITTEE

Members Lawrence E. Hyatt (Chair) Hannah S. Craven David S. Harris Meetings: During the 2022 fiscal year, the Audit Committee met or acted by unanimous consent on seven occasions.
Principal Responsibilities:
Our Audit Committee, among other things:
•reviews our annual and interim financial statements and reports to be filed with the SEC;
•monitors our financial reporting process and internal control system;
•appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;
•oversees the performance of our internal audit function;
•conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;
•establishes procedures and monitors the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•oversees our compliance with legal, ethical and regulatory matters.
The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and NASDAQ listing standards. The charter is reviewed by the Audit Committee annually and was last updated by the Board in 2021. A copy of the Audit Committee charter is available on the investor relations section of our website at www.carrols.com.
All three members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and Rule 5605 of NASDAQ listing standards. Each member of our Audit Committee is financially literate and the Board of Directors has determined that Mr. Hyatt is an Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and has the financial sophistication required under NASDAQ listing standards.

2023 PROXY STATEMENT	25
Corporate Governance
Audit Committee Report
Management has primary responsibility for preparing the Company’s financial statements and establishing an effective system of internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting based on their audit. The Audit Committee oversees on behalf of the Board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company.
The Audit Committee operates under a written charter adopted by the Board which sets forth its responsibilities and duties. The Audit Committee charter is available on the investor relations section of our website at www.carrols.com.
The Company has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year, which include discussions of audit project results, as well as quarterly assessments of internal controls.
The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the 2022 fiscal year ended January 1, 2023 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (“PCAOB”), and PCAOB’s Auditing Standard No. 2201, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements”. The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditor’s written disclosures required by Ethics & Independence Rule No. 3526, Communication with Audit Committees Concerning Independence, adopted by the PCAOB.
The Audit Committee discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Management has completed its annual documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss the Company’s progress in complying with Section 404, including PCAOB Auditing Standard No. 2201 regarding the audit of the system of internal control over financial reporting. The Audit Committee also met periodically with Deloitte to discuss our internal controls and the status of the Company’s Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.
Based on the foregoing, we have recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 1, 2023 for filing with the Securities and Exchange Commission.
Audit Committee
Lawrence E. Hyatt, Chair
Hannah S. Craven
David S. Harris

26	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

COMPENSATION COMMITTEE

Members
David S. Harris (Chair since April 11, 2023 ) Deborah M. Derby (Chair until April 11, 2023 )
Hannah S. Craven
Matthew Perelman
Alexander Sloane
John D. Smith
Meetings:
During the 2022 fiscal year, the Compensation Committee met or acted by unanimous consent on 10 occasions.

Principal Responsibilities:
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers. Among other things, our Compensation Committee:
•reviews and approves the compensation of our CEO and other executive officers;
•reviews and approves corporate goals and objectives relevant to our CEO’s and other executive officers’ compensation and evaluates their performance in light of those goals and objectives;
•reviews, approves and administers our compensation and benefit plans;
•reviews and recommends compensation plans for the Board and the Board’s committee members; and
•reviews and considers the results of our stockholder advisory votes on executive compensation.
The processes and procedures that the Compensation Committee uses to determine executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement.
The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and NASDAQ listing standards. The charter is reviewed by the Compensation Committee annually and was last updated by the Board in 2022. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.carrols.com.
All five members of our Compensation Committee are “independent” as defined under NASDAQ Rule 5605.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members
Hannah S. Craven (Chair)
David S. Harris
Lawrence E. Hyatt
Matthew Perelman
Alexander Sloane
Meetings:
During the 2022 fiscal year, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on five occasions.

Principal Responsibilities:
Our Corporate Governance and Nominating Committee, among other things:
•establishes criteria for Board and committee membership and recommends to our Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors;
•evaluates and makes recommendations to the Board on the overall effectiveness of the Board and its committees; and
•makes recommendations to our Board of Directors regarding corporate governance matters and practices.
The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and NASDAQ listing standards. The charter is reviewed by the committee annually and was last updated by the Board in 2021. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.carrols.com.
All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under NASDAQ Rule 5605.

2023 PROXY STATEMENT	27
Corporate Governance
Nominations for the Board of Directors
The Corporate Governance and Nominating Committee receives and reviews recommendations of potential director candidates from a wide variety of sources, including, without limitation, current executive officers, directors and stockholders. The Corporate Governance and Nominating Committee has in the past also utilized third party search firms to identify director candidates and may employ such firms in the future.
Qualifications of Director Candidates
The Corporate Governance and Nominating Committee considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the Board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:
•the highest personal and professional ethics, integrity and values;
•the ability to exercise sound judgment;
•the ability to make independent analytical inquiries and question the consensus view in the boardroom when deemed appropriate;
•the willingness and ability to devote adequate time, energy and resources to diligently perform Board and Board committee duties and responsibilities; and
•a commitment to representing the long-term interests of the stockholders.
In addition to such minimum qualifications, the charter of the Corporate Governance and Nominating Committee provides that the committee is to consider the following factors when evaluating potential director candidates:
•whether the individual possesses specific industry expertise and familiarity with general issues affecting our business;
•whether the person would qualify as an “independent” director under the rules of the SEC and NASDAQ; and
•whether the nominee, if elected, will improve the diversity of the Board (including, without limitation, the diversity of the race, ethnicity, gender, age and other differentiating attributes of its members) and assist in achieving a mix of professional backgrounds, experiences, knowledge, abilities, views and perspectives that enhance the Board’s ability to effectively fulfill its responsibilities.

The Board believes that a diverse boardroom helps improve Board performance and decision-making. The charter of the Corporate Governance and Nominating Committee provides that the committee is to consider whether an individual will improve the diversity of the Board (including, without limitation, the diversity of the race, ethnicity, gender, age and other differentiating attributes of its members) when evaluating potential director candidates. The committee implements this policy, and assesses its effectiveness, by examining the diversity of the Board when it selects nominees for directors. An individual’s diversity characteristics is one of a number of factors that are considered by the committee when evaluating potential director candidates.

Director Independence and Performance
The Corporate Governance and Nominating Committee is responsible for ensuring that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. In addition, prior to nominating an existing director for re-election to the Board, the Corporate Governance and Nominating Committee considers and reviews such existing director’s Board and committee attendance as well as the performance, independence, experience, skills and the contributions that the existing director brings to the Board.

28	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Stockholder Nominations
The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders and will apply the same standards in evaluating candidates recommended by stockholders as it does in evaluating candidates recommended from other sources. Stockholders wishing to recommend persons for consideration by the Corporate Governance and Nominating Committee as nominees for election to the Board can do so by writing to Jared L. Landaw, Vice President, General Counsel and Secretary, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, New York 13203. Recommendations should include the name, Company stock ownership and contact information of the person making the recommendation, the candidate’s name, address and other contact information, any direct or indirect holdings of the Company’s securities by the candidate, and the candidate’s current public and private company affiliations, employment history and qualifications. All recommendations will be forwarded to the Chair of the Corporate Governance and Nominating Committee for review and consideration. In addition, stockholders of record may nominate candidates for election to the Board by following the procedures set forth in Section 11 of the Company’s Bylaws.
Board Leadership Structure and Role in Risk Oversight
Board Leadership
Davis S. Harris has served as the independent, non-executive Chairman of the Board of Directors since April 1, 2022. The Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate or combined and believes that the optimal leadership structure varies based on the unique circumstances and challenges confronting the Company at any given time. It is the policy of the Board, however, that when the position of Chairman is not held by an independent director, a Lead Independent Director will be designated by the Board.
Risk Oversight
We face a variety of risks to our business, including, without limitation, operational, strategic, human capital management, financial, accounting, legal, regulatory, cybersecurity and reputational risks. Effectively identifying, managing and mitigating our exposure to such risks is critical.
Our Board of Directors believes that oversight of risk management is the responsibility of the full Board, with support from its committees and senior management. One of the Board’s principal responsibilities in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure of the Board of Directors enhances the ability of the Board to fulfill its oversight responsibility.
Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy, and our Vice President of Human Resources (who is responsible for Risk Management) advises the Board on matters relating to insurance as appropriate. Periodic presentations are made to the Board and its committees to identify and discuss risks and the mitigation of risk. In addition, the Audit Committee assesses and oversees business risks as a component of their review of the business and financial activities of the Company.

2023 PROXY STATEMENT	29
Corporate Governance

BOARD OF DIRECTORS
•Has ultimate responsibility for the oversight of risk management.
•The Board has assigned oversight of certain categories of risk to committees of the Board.
•The Board and its committees consult with external advisors, including outside counsel, consultants and auditors, to ensure that they are informed about potential risks facing the Company.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

•Oversees the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and the Company’s risk assessment and risk management policies.
•Reviews management ethics and anti-fraud programs.
•Discusses with management major risk exposures (whether financial, operating, cybersecurity or otherwise) and the steps management has taken to monitor and control such exposures.
•Reviews related party transactions for potential conflicts of interest.

•Reviews and approves all compensation plans of the Company.
•Considers the impact of the Company’s employee compensation plans and practices on risk taking and risk mitigation.
•Reviews plans for the development, retention and replacement of key executives, including executive succession plans.

•Oversees the Company’s ethics and other policies to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents.
•Assists the Board in its oversight of the Company's corporate governance.
•Evaluates and makes recommendations to the Board on the overall effectiveness of the Board and its committees.
•Oversees the Company’s policies, goals and initiatives related to sustainability and environmental, social and governance (ESG).

MANAGEMENT
•Responsible for the day-to-day management and mitigation of risk.
•Provides reports to the Board and its committees regarding material risks and the actions management has taken to monitor, quantify, control and mitigate such risks.

30	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
CEO Succession Plan
The Board has adopted a CEO Succession Plan in connection with its risk oversight responsibilities. The plan is designed to ensure that the key functions of the CEO are well-understood and can be performed by members of the executive team and senior staff on a temporary basis to ensure organizational stability in the event the CEO becomes ill, temporarily disabled or is otherwise unable to perform the functions required of the position.
In accordance with the CEO Succession Plan, the Board appointed Anthony E. Hull, Vice President, Chief Financial Officer and Treasurer of the Company, to serve as Interim President and Chief Executive Officer on December 31, 2022 after Paulo Pena passed away unexpectedly earlier that day. On April 11, 2023, the Board of Directors appointed Deborah Derby to succeed Mr. Pena as the Company's President and Chief Executive Officer, effective May 1, 2023.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines. Among other things, our Corporate Governance Guidelines cover topics including director qualification standards, the selection and responsibilities of a Lead Independent Director when the position of Chairman is not held by an independent director, director attendance and executive session requirements, service by our directors on the boards of other publicly-traded companies, and the Board’s mandatory retirement policy. Our Corporate Governance Guidelines are available on the investor relations section of our website at www.carrols.com.
Code of Ethics
We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and NASDAQ listing standards. These include a Code of Business Conduct and Ethics and a Code of Ethics for Executives and Principal Financial Employees. The purpose of these codes is to, among other things, promote honest and ethical conduct, proper accounting, fair and accurate disclosure in the Company’s public filings, and compliance with laws, rules and regulations. Each of these codes was reviewed and updated by the Board and its relevant committees in 2021. The Company also has an Ethics Hotline policy which sets forth procedures for the confidential, anonymous reporting by employees of concerns including unethical business or personal conduct, questionable accounting, financial reporting or auditing matters, and potential violations of state or federal law. We make our codes of ethics available free of charge on the investor relations section of our website at www.carrols.com. We will disclose on our website amendments to or waivers from our codes of ethics in accordance with all applicable laws and regulations.
Clawback Policy
The Company has adopted an incentive compensation clawback policy. The policy is designed to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of the Company’s performance against incentive targets. The policy permits the Company’s Compensation Committee to seek the recovery of incentive compensation in the event of fraud or misconduct or a restatement of the financial or operating results of the Company that, in either case, results in the overpayment of incentive compensation. The policy applies to incentive compensation paid, granted, vested, credited or accrued after May 1, 2021, except to the extent prohibited by law or legal obligation. The Company's incentive compensation clawback policy will be updated as necessary to comply with any new stock exchange listing requirements.

2023 PROXY STATEMENT	31
Corporate Governance
Stock Ownership Guidelines
We have adopted a stock ownership guidelines policy applicable to the Company’s executive officers. The policy was implemented to help align the interests of our executive officers with stockholders by ensuring that they have a significant ownership interest in the Company.
Our stock ownership guidelines policy establishes requirements for our executive officers to maintain the following minimum levels of stock ownership:

Officer	Amount of Stock Required
President and Chief Executive Officer	6 times base salary
Chief Financial Officer	3 times base salary
Chief Restaurant Officer	1.5 times base salary
Vice President and Chief Development Officer	1.5 times base salary
Vice President and Chief Information Officer	1.5 times base salary
Vice President, Human Resources	1.5 times base salary
Vice President and General Counsel	1.5 times base salary
Vice President, Strategic Initiatives	1.5 times base salary
Executive officers have five years following the date that they became subject to the policy to comply with the applicable minimum level of stock ownership. Once the minimum ownership level is achieved, it must be maintained by the executive officer for as long as the officer remains subject to the policy.
Our stock ownership guidelines policy also applies to our independent, non-employee directors, requiring them to own common stock with a market value of five times their annual cash retainer within five years of their election to the Board. Currently, all officers and directors are in compliance with these guidelines or have additional time to meet these guidelines pursuant to the standards described above.
Prohibition of Hedging and Pledging
The Company has a written Management Insider Trading Policy that, among other things, prohibits directors and executive officers from engaging in short selling and hedging transactions with respect to the Company’s securities, buying or selling “uncovered” put options, call options or other derivative securities relating to the Company, purchasing the Company’s securities on margin, borrowing against Company securities in a margin account and pledging the Company’s securities.
Board and Committee Evaluations
The Corporate Governance and Nominating Committee conducts an evaluation of the effectiveness of the Board and its three standing committees on an annual basis. The purpose of the evaluations is to identify ways to enhance the performance and effectiveness of the Board and its committees. The Corporate Governance and Nominating Committee is responsible for overseeing the evaluation process and for making recommendations to the Board. The evaluation process includes, among other things, an assessment of the performance of the Board and its committees completed by each director.
As part of the evaluation, our directors consider, among other things, the Board’s composition and processes to ensure that Board and committee meetings are conducted in a manner that promotes open and constructive communication, critical thinking and rigorous decision-making, sufficient time is allocated for such meetings, agenda items address matters of importance to the Company and the Board has sufficient access and open lines of communication with management. The results of the evaluation conducted in 2022 have helped drive clarity on key areas for the Board’s focus. They have also led to changes in meeting materials and agendas presented to the Board by management to improve the efficiency of Board meetings.
Director Education
Director education assists Board members in fulfilling their oversight and advisory responsibilities. Director education is an ongoing process which begins when a director joins the Board. New directors are provided with an orientation and onboarding information with respect to the Company. In addition, directors receive Board and committee presentations and regular communications from senior executives to keep them apprised of important developments pertaining to the Company and its industry. Continuing director education is also provided during Board meetings utilizing outside speakers. The Corporate Governance and Nominating Committee oversees the process for the orientation of new directors and for the continuing education of Board members.

32	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Stockholder Engagement
Carrols greatly values the opinions of our stockholders. We therefore actively engage with our stockholders in a number of forums throughout the year, including at analyst conferences and through in-person and virtual meetings. We also invited our 16 largest stockholders to participate in individual conference calls with members of our senior management team and our Chairman of the Board. Engaging directly with our stockholders provides us with a better understanding of their priorities, perspectives and positions.
Since the beginning of fiscal 2022, we have engaged with 16 stockholders representing approximately 52% of our shares on a fully-converted basis. We share feedback received during our engagement with the Board and relevant committees and take such feedback into consideration as we review and update our policies, practices and disclosures. We also monitor developments in corporate governance, executive compensation and sustainability and review our practices against guidelines published by institutional investors and proxy advisory firms. Based, in part, on feedback received from these activities, the Compensation Committee decided to add a performance condition to 50% of the Company’s restricted stock awards to our Named Executive Officers in 2023 as discussed below under "Executive Compensation — Long-Term Compensation".
Our People and Communities, Workplace Health and Safety, and Sustainability
Carrols is committed to creating long-term value for our stockholders through sustainable business practices that support our employees, guests and the communities we serve. The Nomination and Corporate Governance Committee oversees the Company’s policies, goals and initiatives related to sustainability and environmental, social and governance (ESG).

Our People and Communities

Our greatest asset is our people; people who work together and are dedicated to providing outstanding service and quality food for the thousands of guests we serve each and every day. Our employee base includes over 24,000 team members who work at our approximately 1,084 restaurants located in 23 states. We are committed to having a diverse workforce and an inclusive culture in which employees feel valued, respected and heard. As of March 31, 2023, approximately 55% of our employees self-identified as being female and approximately 60% self-identified as being a member of a racial or ethnic minority group.
We provide extensive training to our team members and actively support career building. In fact, a majority of the managers currently working at our restaurants and in our operating regions have risen through the ranks at the Company, as have three members of our executive management team. Carrols has also implemented a mentoring program to encourage career development and advancement, including for demographically diverse employees.
We are also dedicated to helping build supportive and caring communities. By encouraging volunteerism and matching employee donations through our Dollars for Doers Volunteer Program, we are partnering with our employees to support charitable services that help strengthen the communities where our employees work and live. We also actively support the Burger King Foundation, a non-profit organization that assists Burger King employees, their family members and the community through educational scholarships and emergency relief grants. Since 2012, Carrols has helped raise over $5.5 million to support the Burger King Foundation and in the last 10 years we have awarded over 5,500 scholarships.

As of March 31, 2023, approximately 55% of our employees self-identified as being female and approximately 60% self-identified as being a member of a a racial or ethnic minority group.

2023 PROXY STATEMENT	33
Corporate Governance

Workplace Health and Safety
The health and well-being of our employees and guests has always been our top priority. We operate in accordance with quality assurance and health standards mandated by federal, state and local governmental laws and regulations. These include, among other things, rules regarding food handling and cleanliness, minimum cooking times and temperatures, and maximum time standards for holding prepared food.
As part of our workplace health and safety initiatives, we provide both classroom and in-restaurant training for all our restaurant personnel to help protect both our guests and team members. Our restaurants also undergo unscheduled inspections by third-party firms under oversight by our franchisors to help ensure that quality and safety protocols are being followed on a consistent basis. Our restaurant managers also conduct internal inspections for taste, quality, cleanliness and food safety on an ongoing basis.
In response to the COVID-19 pandemic, we made numerous adaptations to our operations in order to continue to operate safely. In addition, we established the Carrols Cares Fund at the outset of the COVID-19 pandemic to provide immediate relief to our team members in need. Since then, the Carrols Cares Fund has evolved into a corporate-level initiative that provides assistance to more than just employees who have experienced hardship as a result of the pandemic, providing team members with support such as bereavement expenses and financial relief after a house fire. As of March 31, 2023, the fund has provided financial assistance to over 850 of our employees.

Sustainability
Carrols is one of the largest restaurant franchisees in the United States, operating, as of March 31, 2023, 1,019 Burger King® restaurants and 65 Popeyes® restaurants. As a franchisee, we are subject to strict guidelines established by our franchisors which require us to operate our business in a prescribed manner, including with respect to the food we serve, how it is prepared, where it is purchased, and how it is packaged, advertised and sold. As the largest franchisee of Burger King® restaurants in the United States, we support the initiatives of Restaurant Brands International Inc. (“RBI”) – the parent company of Burger King® and Popeyes® – in areas including responsible sourcing, sustainable packaging, and removing preservatives and artificial colors and flavors from the food we serve. Since April 2021, we have been consulting with the sustainability team at RBI to receive updates on their efforts as well as to share with them our thoughts and perspectives. In addition to supporting RBI’s sustainability initiatives, Carrols is committed to leading our own efforts in areas such as food quality and safety, reducing energy use, employee well-being, career development, community support and volunteerism.
Over the past year, we have provided increased disclosure regarding of our sustainability program on our website and in our sustainability report, both of which can be viewed at www.carrols.com/home/sustainability.

34	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Delinquent Section 16 Reports
Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the 2022 fiscal year.
Stockholder Communications with the Board of Directors
Any stockholder or other interested party who desires to communicate with our Chairman of the Board, the entire Board, the independent directors or any individual director may do so by writing to the desired recipient or recipients c/o Chairman of the Board of Directors, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, New York 13203. Communications will then be distributed to the appropriate director or directors unless the communication is offensive, primarily commercial in nature, or relates to an improper or irrelevant topic.
Security Ownership of Certain Beneficial Owners and Management
The following table provides information regarding beneficial ownership of our common stock as of April 20, 2023 and to reflect the conversion of Series D Preferred Stock into shares of our common stock by:
•each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;
•each of our directors, nominees for director and Named Executive Officers (as defined in “Executive Compensation—Compensation Discussion and Analysis” herein) individually; and
•all directors and executive officers as a group.
There were 54,065,151 shares of our common stock outstanding on April 20, 2023 (without giving effect to the conversion of Series D Preferred Stock).
Unless noted otherwise, to our knowledge, each of the following persons listed below have sole voting and investment power with respect to the shares of common stock beneficially owned, except to the extent that authority is shared by spouses or others under applicable law or otherwise.
The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Beneficial ownership includes (i) shares of common stock which a person has either sole or shared voting power or investment power and also any shares the person has the right to acquire within 60 days following April 20, 2023 through the exercise any stock option or other right, including options to officers and directors authorized by Board resolution, but not yet issued, and (ii) shares of common stock issuable upon conversion of Series D Preferred Stock held by a person that were convertible on April 20, 2023 or convertible within 60 days following that date. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person except as otherwise indicated with respect to the Series D Preferred Stock, nor is there any obligation to exercise any of the options or to convert the Series D Preferred Stock. Except as otherwise indicated, the address for each beneficial owner is c/o Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203.

2023 PROXY STATEMENT	35
Corporate Governance

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Class Giving Effect to the Conversion of Series D Preferred Stock(1)
Cambridge Franchise Holdings, LLC(2)	14,814,815	27.4%	23.3%
Cambridge Franchise Partners, LLC
Matthew Perelman
Alexander Sloane
Restaurant Brands International Inc.(3)	9,414,580	—%	14.8%
Restaurant Brands International Limited Partnership
Daniel T. Accordino (4)	2,511,189	4.6%	4.0%
Paulo A. Pena(5)	285,925	*	*
Anthony E. Hull(6)	705,360	1.3%	1.1%
Jared L. Landaw	190,368	*	*
Richard G. Cross(7)	332,429	*	*
Joseph W. Hoffman(8)	244,728	*	*
David S. Harris	251,753	*	*
Hannah S. Craven	158,516	*	*
Deborah M. Derby	133,248	*	*
Lawrence E. Hyatt	135,522	*	*
John D. Smith	73,530	*	*
Thomas B. Curtis (9)	—	—%	—%
Matthew Dunnigan(9)	—	—%	—%
Matthew Perelman(10)	15,098,049	27.9%	23.8%
Alexander Sloane(11)	14,967,099	27.7%	23.6%
All directors and executive officers as a group(12)	17,941,993	33.1%	28.2%
*    Less than 1.0%.
(1)Percentages calculated on the basis of a number of shares of our common stock outstanding equal to the sum of (i) 54,065,151, the number of shares of our common stock outstanding as of April 20, 2023, and (ii) 9,414,580, the number of shares of our common stock that would be issuable upon the conversion of all of the outstanding shares of Series D Preferred Stock.
(2)Information was obtained from a Schedule 13D/A (Amendment No. 1) filed on September 3, 2019 with the SEC. Cambridge Holdings and CFP each has sole voting power and sole dispositive power over 0 shares of our common stock and shared voting power and shared dispositive power over 14,814,815 shares of our common stock. The address for each of Cambridge Holdings and CFP is 853 Broadway, Suite 1605, New York, New York 10003.
(3)Information was obtained from a Schedule 13D/A (Amendment No. 3) filed on December 22, 2022 with the SEC. BKC and Blue Holdings, another affiliate of RBI, beneficially own an aggregate of 9,414,580 shares of our common stock issuable upon the conversion of shares of Series D Preferred Stock. RBI and Restaurant Brands International Limited Partnership (“RBI LP”) each has sole voting power over 9,414,580 shares, sole dispositive power over 9,414,580 shares and shared voting and shared dispositive power over 0 shares. The address for RBI and RBI LP is 130 King Street West, Suite 300, P.O. Box 399, Toronto, Ontario M5X 1E1 Canada.
(4)Information was obtained from Statement of Changes in Beneficial Ownership on Form 4 filed on October 6, 2021 with the SEC. Includes shares of common stock issuable pursuant to 625,000 vested stock options. Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022. The address for Mr. Accordino is on file with the Company.
(5)Information was obtained from Statement of Changes in Beneficial Ownership on Form 4 filed on December 15, 2022 with the SEC as adjusted for forfeited shares. Includes 150,000 shares of performance-based restricted stock granted on April 1, 2022. Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(6)Includes shares of common stock issuable pursuant to 10,677 restricted stock units and 67,000 vested stock options. Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(7)Includes shares of common stock issuable pursuant to 2,541 restricted stock units and 50,250 vested stock options.
(8)Includes 50,250 vested stock options.
(9)The address of Mr. Curtis and Mr. Dunnigan is 130 King Street West, Suite 300, Toronto, ON A6 M5X1E1, Canada.
(10)Includes 283,234 shares of our common stock held directly by Mr. Perelman and 14,814,815 shares of common stock held by Cambridge Holdings and CFP. Mr. Perelman and Mr. Sloane are the managing principals of CFP, which is the sole member and manager of Cambridge Holdings. Accordingly, each of Mr. Perelman and Mr. Sloane may be deemed to beneficially own the securities of the Company held by CFP. The address for each of Mr. Perelman and Mr. Sloane is 853 Broadway, Suite 1605, New York, New York 10003.
(11)Includes 152,284 shares of our common stock held directly by Mr. Sloane and 14,814,815 shares of common stock held by Cambridge Holdings and CFP. Mr. Perelman and Mr. Sloane are the managing principals of CFP, which is the sole member and manager of Cambridge Holdings. Accordingly, each of Mr. Perelman and Mr. Sloane may be deemed to beneficially own the securities of the Company held by CFP. The address for each of Mr. Perelman and Mr. Sloane is 853 Broadway, Suite 1605, New York, New York 10003.
(12)Includes (i) 240,137 beneficially owned shares of our common stock held by Gerald J. DiGenova, who is our Vice President, Human Resources, which includes shares of common stock issuable pursuant to 1,912 restricted stock units and 16,750 vested stock options, (ii) 121,657 beneficially owned shares of our common stock held by Nathan Mucher, who is our Vice President and Chief Information Officer, which includes shares of common stock pursuant to 2,200 restricted stock units and 16,750 vested stock options and (iii) 104,412 beneficially owned shares of our common stock held by Ahmad Filsoof, who is our Vice President, Strategic Initiatives and (iv) in aggregate, shares of common stock issuable pursuant to 17,330 restricted stock units and 201,000 vested stock options (inclusive of those held by Mr. DiGenova and Mr. Mucher).

36	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Equity Compensation Plans
The following table summarizes, as of January 1, 2023, the equity compensation plans under which our common stock may be issued to our directors, officers and employees. Our stockholders approved all plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	975,500	$7.12	810,974
Equity compensation plans not approved by security holders	—	—	—
Total	975,500	$7.12	810,974

2023 PROXY STATEMENT	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Procedures
The Board of Directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The Board of Directors and the Audit Committee have adopted a written policy pursuant to which related party transactions must be submitted to the Audit Committee for review and approval as required by the rules of the SEC. The Audit Committee reports to the Board of Directors on all related party transactions reviewed by the committee.
Series D Preferred Stock
On May 30, 2012, we and Carrols LLC, our indirect wholly-owned subsidiary, which we refer to as “Carrols LLC”, purchased 278 company-owned restaurants from BKC, which we refer to as the “2012 acquisition”. As part of the consideration paid to BKC in the 2012 acquisition, on May 30, 2012, Carrols Holdco Inc. ("Carrols Holdco") (formerly Carrols Restaurant Group, Inc.) issued 100 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), to BKC, which were convertible into an aggregate of 28.9% of the outstanding shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock, on a fully diluted basis, on May 30, 2012 after giving effect to the issuance of the Series A Preferred Stock (or 9,414,580 shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock in the aggregate, which we refer to as the “BKC Conversion Shares”).
On November 30, 2018, Carrols Holdco (previously known as Carrols Restaurant Group) entered into a Preferred Stock Exchange Agreement (the “Series A Exchange Agreement”) with BKC. Pursuant to the terms of the Series B Exchange Agreement, BKC exchanged (the “Series A Exchange”) 100 shares (the “Series A Shares”) of Series A Preferred Stock held by BKC for 100 shares (the “Carrols Holdco Series B Shares”) of Carrols Holdco (previously known as Carrols Restaurant Group) Series B Preferred Stock, newly issued by Carrols Holdco (previously known as Carrols Restaurant Group). The powers, preferences and rights of the Carrols Holdco Series B Shares were substantially similar to those of the Series A Shares (including, without limitation, that the Carrols Holdco Series B Shares were convertible into the same number of shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock on an as-converted basis as the Series A Shares), except that the Carrols Holdco Series B Shares could be transferred by BKC to certain other entities that are both affiliates of BKC and either RBI or RBI LP, each an indirect parent of BKC (such affiliates of BKC and RBI or RBI LP, the “RBI Investors”), without the termination of the certain rights that were previously granted solely to BKC pursuant to the Certificate of Designation of the Series A Preferred Stock.
On November 30, 2018, in connection with the Series A Exchange, Carrols Holdco (previously known as Carrols Restaurant Group) (i) upon issuance of 100 shares of Carrols Holdco’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Carrols Holdco Series B Preferred Stock“), to BKC pursuant to a Certificate of Designation of Series B Preferred Stock and (ii) upon receipt of the 100 Series A Shares, which constituted all of the shares of Series A Preferred Stock outstanding, retired the Series A Preferred Stock by filing a Certificate of Retirement of Series A Convertible Preferred Stock of Carrols Holdco (the “Series A Certificate of Retirement”) with the Secretary of State of Delaware as part of Carrols Holdco’s Certificate of Incorporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Series A Certificate of Retirement permanently retired the Series A Preferred Stock and eliminated all references to the Series A Preferred Stock from Carrols Holdco’s Certificate of Incorporation.
The Series A Exchange Agreement also provided that the BKC Conversion Shares were to be included as “Registrable Securities”, as defined in the BKC Registration Rights Agreement (as defined below), which provides for certain registration rights for the shares of Carrols Holdco’s (formerly Carrols Restaurant Group) common stock.
At the effective time of the Cambridge Transaction (as defined below), each share of Carrols Holdco (previously known as Carrols Restaurant Group) common stock was automatically converted into one share of our common stock and each share of Carrols Holdco Series B Preferred Stock was automatically exchanged for one share of our Series B Preferred Stock which has the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Carrols Holdco Series B Preferred Stock.
On December 20, 2022, the Company entered into a Preferred Stock Exchange Agreement (the “Series B Exchange Agreement”) with two wholly-owned indirect subsidiaries of RBI and RBI LP (collectively, such subsidiaries are referred to herein as the “Investors”). Pursuant to the terms of the Series B Exchange Agreement, the Investors exchanged (the “Series B Exchange”) 93 shares and 7 shares, respectively, of Series B Preferred Stock (collectively, the "Series B Shares"), for 93 shares and 7 shares (collectively, the “Series D

38	CARROLS RESTAURANT GROUP, INC.
Certain Relationships and Related Transactions
Shares”), respectively, of our newly issued Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). The powers, preferences and rights of the Series D Shares are substantially similar to those of the Series B Shares (including, without limitation, that the Series D Shares are convertible into the same number of shares of our common stock on an as-converted basis as the Series B Shares), except that the Series D Shares may be transferred by the holders to certain other entities that are both the franchisor of the Burger King brand or an affiliate thereof and a wholly-owned direct or indirect subsidiary of either RBI or RBI LP, each an indirect parent of the Investors, without the termination of the Rights (as defined below) that were previously granted to BKC or an entity that was both an affiliate of BKC and a wholly-owned direct or indirect subsidiary of RBI or RBI LP pursuant to the Certificate of Designation of the Series D Preferred Stock.
Each share of the Series D Preferred Stock is convertible into 94,145.80 shares of our common stock, or an aggregate of 9,414,580 shares of our common stock constituting approximately 14.8% of the outstanding shares of our common stock (the “Series D Conversion Shares”) as of April 20, 2023 on an as-converted basis after giving effect to the issuance of the Series D Conversion Shares.
On December 20, 2022, in connection with the Series B Exchange, we (i) upon issuance of 100 shares of the Series D Shares to the Investors pursuant to a Certificate of Designation of Series D Preferred Stock and (ii) upon receipt of the 100 Series B Shares, which constituted all of the shares of Series B Preferred Stock outstanding, retired the Series B Preferred Stock by filing a Certificate of Retirement of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Retirement”) with the Secretary of State of Delaware as part of our Certificate of Incorporation, in accordance with the DGCL. The Series B Certificate of Retirement permanently retired the Series B Preferred Stock and eliminated all references to the Series B Preferred Stock from our Certificate of Incorporation.
The Series B Exchange Agreement also provides that the Series D Conversion are to be included as “Registrable Securities” as defined in the BKC Registration Rights Agreement, which provides for certain registration rights for shares of our common stock.
The Certificate of Designation of Series D Preferred Stock, as amended (the “Series D Certificate of Designation”), provides that the Investors will have certain rights (collectively, the “Rights”), including approval rights, so long as they collectively own greater than 10% of the outstanding shares of our common stock (on an as-converted basis) with regards to, among other things: (a) modifying our organizational documents; (b) amending the size of our Board of Directors; (c) authorizing or consummating any liquidation event (as defined in the Series D Certificate of Designation); (d) engaging in any business other than the acquisition and operation of Burger King and Popeyes restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against RBI BKC LLC or Popeyes Louisiana Kitchen, Inc., which filing has not been dismissed within 60 days; and (g) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance. The Series D Preferred Stock votes with our common stock on an as-converted basis. The Series D Certificate of Designation provides the Investors with the right to elect two members of our Board of Directors as Class D members at each annual meeting of stockholders until the date on which the number of shares of our common stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitutes less than 11.5% of the total number of outstanding shares of our common stock (the “BKC Director Step-Down Date”). From the BKC Director Step-Down Date to the date on which the number of shares of our common stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitute less than 7.5% of the total number of outstanding shares of our common stock, the Investors will have the right to elect one member to our Board of Directors as a Class D member at each annual meeting of stockholders. The Series D Preferred Stock will rank senior to our common stock with respect to rights on liquidation, winding-up and dissolution of the Company. The Series D Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Series D Certificate of Designation) on an as-converted basis.
Amended and Restated Area Development Agreement
On January 4, 2021 (the “Commencement Date”), the Company, Carrols Holdco, Carrols and Carrols LLC entered into an Amended and Restated Area Development Agreement (the “Amended and Restated Area Development Agreement”) with BKC which amended and restated the Area Development and Remodeling Agreement (the “Area Development Agreement”) dated April 30, 2019 with BKC. The Amended and Restated Area Development Agreement (i) removes the prior obligation by Carrols LLC under the Area Development Agreement to remodel or upgrade a total of 748 Burger King restaurants by September 30, 2024, (ii) amends and replaces the prior obligation by Carrols LLC under the Area Development Agreement to open, develop and operate a total of 200 Burger King restaurants by September 30, 2024 with the new development obligation described below and (iii) terminates the assignment by BKC to Carrols LLC of BKC's right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser in 16 states, which included Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states).
Pursuant to the Amended and Restated Area Development Agreement, Carrols LLC agreed to open, build and operate a total of 50 new Burger King restaurants, including 4 Burger King restaurants by September 30, 2021, 10 additional Burger King restaurants by

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Certain Relationships and Related Transactions
September 30, 2022, 12 additional Burger King restaurants by September 30, 2023, 12 additional Burger King restaurants by September 30, 2024 and 12 additional Burger King restaurants by September 30, 2025 (in each case subject to a 90 day cure period) (the “Development Obligations”), subject to and in accordance with the terms of the Amended and Restated Area Development Agreement, in (i) Kentucky, Tennessee and Indiana (excluding certain geographic areas in Indiana) (the “Territory”) and (ii) (a) 16 states, which include Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states) and (b) any other geographic locations that Carrols LLC enters after the Commencement Date pursuant to BKC procedures (subclauses (a) and (b) collectively, the “Extra Territory”), provided that up to 10 restaurants developed during the term of the Amended and Restated Area Development Agreement in the Extra Territory shall be considered for purposes of satisfying the Development Obligations (the “Extra Territorial Restaurant Cap”).
In addition, pursuant to the Amended and Restated Area Development Agreement, BKC granted Carrols LLC franchise pre-approval (the “Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the Territory and the Extra Territory (subject to the Extra Territorial Restaurant Cap), and in the case of acquiring Burger King restaurants from Burger King franchisees, outside of the Territory but in a geographic location where Carrols LLC or its affiliates operate Burger King restaurants prior to such acquisition. Franchise Pre-Approval for the acquisition of Burger King restaurants from Burger King franchisees in the Territory will be terminated on the date that Carrols LLC acquires more than 500 Burger King restaurants in the aggregate from Burger King franchisees inside or outside of the Territory. The grant by BKC to Carrols LLC of Franchise Pre-Approval to develop new Burger King restaurants in the Territory or the Extra Territory is subject to customary BKC franchise, site and construction approval as specified in the Amended and Restated Area Development Agreement. The continued grant of Franchise Pre-Approval is subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Amended and Restated Area Development Agreement.
Popeyes Development Agreement
Through the Cambridge Merger, the Company assumed Cambridge Holdings’ development agreement dated as of October 9, 2017, as amended (the “Development Agreement”), for Popeyes®, which included a right of first refusal for acquisitions in two southern states, as well as a development commitment for approximately 80 new Popeyes® restaurants over six years.
The Development Agreement was terminated on March 17, 2021 pursuant to an Agreement of Cancellation and Termination of Development Agreement and General Release (the “Termination Agreement”) entered into with Popeyes Louisiana Kitchen, Inc. (“PLK”). Certain covenants applicable to certain of the Company’s indirect subsidiaries survive the termination of the Development Agreement, and PLK has reserved the right to charge certain of the Company’s indirect subsidiaries a $600,000 fee pursuant to Section 5.03(i) of the Development Agreement if the parties are not able to come to a mutually agreeable solution with respect to such fee within a one hundred eighty day (180) day period of March 17, 2021.
Series C Preferred Stock
On April 30, 2019, the Company acquired 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from Cambridge Holdings (the “Cambridge Transaction”), in consideration for the issuance to Cambridge Holdings of 7,364,413 shares of our common stock (such shares, the “Cambridge Investor Shares”) and 10,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) which were converted into 7,450,402 shares of our common stock upon approval of such conversion at the Company’s 2019 Annual Stockholders Meeting on August 29, 2019.
At the effective time of the Cambridge Transaction, each share of Carrols Holdco (formerly Carrols Restaurant Group, Inc.) common stock, par value $0.01 per share, was automatically converted into one share of our common stock and each share of Carrols Holdco Series B Preferred Stock was automatically exchanged for one share of the Company’s Series B Preferred Stock, which has the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the corresponding share of Carrols Holdco Series B Preferred Stock.
Cambridge Registration Rights and Stockholders’ Agreement
Simultaneously with the closing of the Cambridge Transaction, the Company and Cambridge Holdings entered into the Cambridge Registration Rights and Stockholders’ Agreement pursuant to which the Company agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the shares of our common stock held by Cambridge Holdings and shares of our common stock issued or issuable to Cambridge Holdings by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization (collectively, the “Cambridge Registrable Shares”) upon written

40	CARROLS RESTAURANT GROUP, INC.
Certain Relationships and Related Transactions
request of Cambridge Holdings at any time after the 24-month anniversary of the closing of the Cambridge Transaction. The Cambridge Registration Rights and Stockholders’ Agreement also provides that Cambridge Holdings may make up to three demands to register, in connection with an underwritten public offering of the Cambridge Registrable Shares, for the resale of at least 33.3% of the Cambridge Registrable Shares held by Cambridge Holdings at the time of such demand upon the written request by Cambridge Holdings at any time following the 24th month anniversary of the closing of the Cambridge Transaction. The Cambridge Registration Rights and Stockholders’ Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then Cambridge Holdings will have the right as specified therein to register its shares of our common stock as part of that registration. The registration rights under the Cambridge Registration Rights and Stockholders’ Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by Cambridge Holdings from an underwritten registration and the rights of RBI Investors pursuant to a the BKC Registration Rights Agreement (as defined below and subject to certain rights of certain persons, including members of current and former management of the Company that have piggyback registration rights). Except as otherwise provided, the Cambridge Registration Rights and Stockholders’ Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of Cambridge Holdings’ legal counsel in connection with the sale of the Cambridge Registrable Shares, provided that the Company will pay the reasonable fees and expenses of one counsel for Cambridge Holdings up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. The Company will also agree to indemnify Cambridge Holdings against certain liabilities, including liabilities under the Securities Act.
For the period that is two years after the date of the Cambridge Registration Rights and Stockholders’ Agreement, Cambridge Holdings may not, without the approval of a majority of the directors of the Company other than the Cambridge Investor Directors, directly or indirectly transfer any shares of our common stock held by Cambridge Holdings provided that such transfer restriction will not apply to (i) any transfer of shares of our common stock held by Cambridge Holdings yielding up to $6.0 million in gross aggregate proceeds, and (ii) transfers to Permitted Affiliates.
Until the date that Cambridge Holdings and the Permitted Affiliates (as defined in the Cambridge Registration Rights and Stockholders’ Agreement) hold shares of our common stock that, together with shares of our common stock issuable upon the conversion of the Series C Preferred Stock which were issued on August 29, 2019 (the “Conversion Common Stock”), constitute less than 14.5% of the total number of outstanding shares of our common stock (the “Cambridge Director Step-Down Date”), Cambridge Holdings has the right to nominate two individuals as director nominees of our Board of Directors (each a "Cambridge Investor Director"), which shall initially be Matthew Perelman and Alexander Sloane, and the Board of Directors will take all necessary action to support the election and appointment of such director nominees as directors of the Board of Directors. From the Cambridge Director Step-Down Date to the date that Cambridge Holdings and the Permitted Affiliates hold shares of our common stock and Conversion Common Stock that constitute less than 10% of the total number of outstanding shares of our common stock (the “Cambridge Director Cessation Date”), Cambridge Holdings has the right to nominate one individual as a director nominee of our Board of Directors and the Company and our Board of Directors will take all necessary action to support the election and appointment of such director nominee as a director of the Board of Directors. Until the Cambridge Director Cessation Date, the Company and the Board of Directors will act to ensure that the number of Cambridge Investor Directors serving on each committee of the Board of Directors is, to the extent possible, proportional to the number of Cambridge Investor Directors serving on the Board of Directors and that at least one Cambridge Investor Director serves on each of the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee of the Board of Directors at all times, provided that such Cambridge Investor Directors meet the requirements to serve on such committee under the rules and regulations of NASDAQ, the Securities Act and the Exchange Act.
Until the Cambridge Director Cessation Date, at each annual or special meeting of our stockholders at which any person is subject to election or re-election as a member of the Board of Directors, Cambridge Holdings has agreed to cause to be present for quorum purposes all shares of our common stock that Cambridge Holdings and its Permitted Affiliates have the right to vote as of the record date for such meeting of our stockholders, and vote or cause to be voted all such shares of our common stock held by Cambridge Holdings in favor of the election of all of the director nominees recommended for election by the Board of Directors, and against the removal of any such director (unless proposed by the Company).
On April 1, 2021, the Company and Cambridge Holdings entered into Amendment No. 1 to the Cambridge Registration Rights and Stockholders’ Agreement, which provides that the Cambridge Investor Directors have the right to receive equity grants and other grants made by the Company to non-employee directors from time to time pursuant to the Company’s 2016 Stock Incentive Plan, as amended, or any other equity incentive plan then in effect.

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Certain Relationships and Related Transactions
BKC Registration Rights Agreement
Upon the closing of the 2012 acquisition, Carrols Holdco (previously known as Carrols Restaurant Group) and BKC entered into a registration rights agreement (the “BKC Registration Rights Agreement”) and pursuant to which we agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the Series D Conversion Shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the Series D Conversion Shares held by BKC under the Securities Act on the date of the closing of the 2012 acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its Series D Conversion Shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain Series D Conversion Shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including members of our management that have piggyback registration rights). Except as otherwise provided in the BKC Registration Rights Agreement, the BKC Registration Rights Agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the Series D Conversion Shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of our common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.
The Exchange Agreement also provides that our common stock issuable to BKC and RBI Investors upon the conversion of the Series D Shares are to be included as “Registrable Securities”, as defined in the BKC Registration Rights Agreement.
Franchise Agreements and Leases
We operate all of our restaurants pursuant to franchise agreements entered into with BKC and PLK. In addition, we have entered into real property leases or subleases with BKC for a number of our restaurants.
Other
Pursuant to a registration agreement dated March 27, 1997 and amended on December 14, 2006 (as amended, the “registration agreement”), Daniel T. Accordino, the former President and CEO of Carrols Restaurant Group, and two former executive officers of Carrols Restaurant Group have the right, whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), to register their shares as part of that registration subject to the terms of the registration agreement. Such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by such stockholders from the registration. The registration agreement requires us to pay for all costs and expenses, other than underwriting discounts and commissions for these stockholders, incurred in connection with the registration of their shares under the registration agreement. Under the registration agreement, we have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act.

42	CARROLS RESTAURANT GROUP, INC.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
The Compensation Committee of our Board of Directors is responsible for determining and approving the compensation programs for our President and Chief Executive Officer, which we refer to as the “CEO”, and our other executive officers named in the Summary Compensation Table, which we refer to as the “Named Executive Officers” or "NEOs". As described below, the principal elements of our compensation programs include base salary, annual bonus, long-term incentives (including restricted stock awards) and the ability to defer the receipt of current compensation.
Objectives of Compensation Programs
The primary objectives of our executive compensation programs are to enable us to attract, retain and incentivize executives with the requisite qualifications and experience to achieve our business objectives and help us create long-term value for our stockholders. We accomplish this by utilizing compensation programs that encourage, recognize and reward individual performance and tie a material portion of compensation to short and long-term company performance. Our programs were designed to:

Permit flexibility in establishing compensation for each individual based upon job responsibilities, individual performance and our financial results	Provide incentives to improve short-term performance and create long-term shareholder value	Place a significant portion of compensation at risk based on the achievement of performance goals	Align the interests of our executive team with the interests of our stockholders

While the Compensation Committee is responsible for the overall oversight of our executive compensation, the CEO provides recommendations with respect to the compensation of our other executive officers as the Compensation Committee believes that the CEO’s input is valuable in determining their compensation given the CEO's day to day role managing the Company and his or her responsibility for implementing our strategic plans.

2023 PROXY STATEMENT	43
Executive Compensation
Elements of Our Compensation Programs
Our executive compensation program currently consists of short-term compensation (salary and annual incentive bonus) and long-term compensation (time-based restricted stock and performance-based restricted stock) and has been designed to align executive interests with the interests of our stockholders. Accordingly, a majority of the compensation is designed to be "at risk". The table below shows the 2022 target compensation mix for our CEO and other NEOs:

Pay Elements(1)		Purpose	Key Characteristics
CEO	Other NEOs
		•To attract and retain executives with the requisite qualifications and experience to achieve our business objectives and help us create long-term value for our stockholders.	•Annually reviewed and approved by the Compensation Committee. •Increases are not guaranteed or preset.
		•To align the interests of our CEO and other NEOs with those of our stockholders.	•Variable compensation based upon the performance of the Company for the fiscal year and the achievement of pre-established goals and objectives for each executive.
		•To align the long-term interests of our CEO with those of our stockholders.	•Vesting subject to continued employment and the achievement of pre-established performance metrics over a three-year performance period.
		•To align the long-term interests of our CEO and other NEOs with those of our stockholders.	•Typically a three-year time-based vesting schedule.
(1)The amounts in these columns represent the annualized compensation for our executive officers, including Paulo A. Pena, who was our CEO from April 1, 2022 through December 31, 2022. The 600,000 shares of performance-based restricted stock awarded to Mr. Pena upon the commencement of his employment have been valued for purposes of this table assuming full achievement of all performance conditions as described below under "—Pena Offer Letter". No shares of performance-based restricted stock were awarded to other NEOs in 2022. Other NEOs excludes Joseph W. Hoffman, who was appointed Chief Restaurant Officer effective January 1, 2023, and includes Anthony E. Hull, who served as Chief Financial Officer for all of 2022 and was appointed Interim Chief Executive Officer on December 31, 2022.
Compensation Program Best Practices

WHAT WE DO	WHAT WE DO NOT DO
  Alignment between pay and performance
  Incentive compensation clawback policy
  Stock ownership guidelines to align executive interests with stockholders
  Compensation Committee consists of 100% independent directors
  Retain an independent compensation consultant to advise the Compensation Committee
No excessive risk-taking No guaranteed salary increases or bonuses No hedging, pledging or short-selling of securities No stock option repricing No excessive executive perquisites

44	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
The Role of Stockholder Say-on-Pay Votes
Our Board of Directors, Compensation Committee and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve Named Executive Officer compensation every year, known as Say-on-Pay. At our annual meeting of stockholders held in June 2022, 94.21% of the stockholders who voted on the Say-on-Pay proposal voted in favor of the compensation of our Named Executive Officers as disclosed in our 2022 proxy statement.
Although the advisory Say-on-Pay vote is non-binding, our Compensation Committee carefully considers the outcome of the vote as well as feedback received from stockholder engagement when reviewing the Company's executive compensation plans and making compensation decisions for our Named Executive Officers.
During stockholder engagement in 2021 and 2022, helpful feedback was received regarding restricted stock grants that are utilized by the Company as long-term incentive compensation. Based on this feedback, as well as advice received from the Compensation Committee’s independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Compensation Committee added performance conditions to approximately 85% of the shares of restricted stock awarded to Paulo A. Pena, our former President and CEO, in April 2022 and has added a performance condition to 50% of the Company’s restricted stock awards to our Named Executive Officers in 2023 as discussed below.
Our Compensation Committee will continue to consider stockholder feedback and the outcome of our Say-on-Pay votes when making future compensation decisions for our Named Executive Officers.
Independent Compensation Advisor
The Compensation Committee, which has the authority, in its sole discretion, to retain a compensation advisor as necessary to assist with the execution of its duties, has engaged the services of Pearl Meyer, an outside independent compensation consultant. The Compensation Committee has been satisfied with Pearl Meyer’s services. In selecting Pearl Meyer, the Compensation Committee considered the SEC’s independence criteria and concluded that Pearl Meyer is independent per such criteria and that the work of Pearl Meyer will not raise any conflicts of interest. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company.
Pearl Meyer's services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation programs and policies that align management and stockholder interests and tie executive pay to performance. Pearl Meyer also assists the Compensation Committee from time to time in evaluating the Company’s compensation programs and practices against the companies with which the Company competes for talent, consumers and investors. However, the Compensation Committee does not benchmark or target a specified pay level or percentile. Instead, the Compensation Committee considers this information along with other relevant facts and circumstances when evaluating the Company's compensation programs and establishing executive pay.
In 2021, the Compensation Committee reviewed compensation data from the following peer group of companies as a reference point in evaluating compensation for our Named Executive Officers, including our CEO:

Peer Group

Brinker International, Inc.	Del Taco Restaurants, Inc.	Domino’s Pizza, Inc.
Jack in the Box Inc.	Red Robin Gourmet Burgers, Inc.	The Cheesecake Factory Incorporated
Chipotle Mexican Grill, Inc.	Denny’s Corporation	El Pollo Loco Holdings, Inc.
Noodles & Company	Shake Shack Inc.	The Wendy’s Company
Cracker Barrel Old Country Store, Inc.	Dine Brands Global, Inc.	Fiesta Restaurant Group, Inc.
Papa John’s International, Inc.	Texas Roadhouse, Inc.	YUM! Brands, Inc.

Short-Term Compensation
Base Salary
The Compensation Committee annually reviews and approves the base salaries of our executive officers based upon recommendations from our CEO. Increases are not preset and typically take into account the individual’s performance, responsibilities of the position, potential to contribute to our long-term objectives, management skills, future potential and, from time to time,

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Executive Compensation
competitive data. Our executive compensation plan was designed to compensate our CEO and executive officers, including the Named Executive Officers, with modest annual increases in base salaries combined with the opportunity to earn an annual cash incentive bonus based on the performance of the Company and the individual performance of each of the Named Executive Officers, in order to align the interests of our CEO and the other Named Executive Officers with those of our stockholders.
Factors considered in base salary planning included our performance, budgetary and cost containment, competitive market data (from time to time) and current salary levels, as appropriate. At the end of the year, the CEO evaluates the performance of each of the other Named Executive Officers and expected future contributions.
For the 2022 fiscal year, the base salary of Daniel T. Accordino, our former President and CEO until April 1, 2022, was determined pursuant to the Transition Agreement (as defined below) which is further described under "—Accordino Employment Agreement". For the 2022 fiscal year, the base salary of Paulo A. Pena, our former President and CEO from April 1, 2022 until December 31, 2022, was determined pursuant to the Pena Offer Letter (as defined below) which is further described under "—Pena Offer Letter". Mr. Pena's base salary could be increased annually at the sole discretion of the Compensation Committee. For the 2022 fiscal year, the base salary for Mr. Pena was $600,000. The terms of the Transition Agreement and the Pena Offer Letter were approved by our Compensation Committee.
In January 2022, Anthony E. Hull, Jared Landaw, and Richard G. Cross received increases of approximately 14.7%, 25.0% and 11.3%, respectively, in their respective base salaries over the levels established for the 2021 fiscal year, as recommended by our CEO and approved by our Compensation Committee in recognition of their contributions to the Company and to better align their compensation with market pay practices based, among other things, on compensation data compiled for the Compensation Committee by its independent compensation consultant.
Annual Incentive Bonus Payments
Annual cash bonuses have been an important component of our compensation program for our executive officers and an executive bonus plan, or “Executive Bonus Plan”, has been approved by the Compensation Committee and was most recently revised in 2017. Our current Executive Bonus Plan, which was originally established in 2012, is reviewed annually by the Compensation Committee. Under our Executive Bonus Plan, annual incentive bonus payments are designed to be “at risk” and are payable in March based on performance for the prior fiscal year.
For the 2022 fiscal year, each of the Named Executive Officers (other than Mr. Hoffman) was eligible to receive a target annual incentive bonus of either 100% or 60% of base salary, depending on their respective positions. For each Named Executive Officer (other than Mr. Hoffman), the potential bonus payments were tied, in part, to the level of EBITDA achieved for the 2022 fiscal year (as defined and measured under the Executive Bonus Plan) in relation to our budgeted EBITDA for the 2022 fiscal year and provided for increasing payments to the extent that certain minimum thresholds were exceeded. Each Named Executive Officer (other than Mr. Hoffman) was also eligible to receive a bonus based on his individual attainment of specified goals and objectives established for the year, subject to certain minimum thresholds for both EBITDA and each individual's overall attainment of his goals and objectives. For the former CEOs and the Chief Financial Officer, 75% of their maximum potential bonus payment was tied to the level of EBITDA achieved and 25% was tied to their individual attainment of goals and objectives. For the other Named Executive Officers (other than Mr. Hoffman), 50% of their maximum potential bonus payment was tied to the level of EBITDA achieved and 50% was tied to their individual attainment of goals and objectives.
Under the Executive Bonus Plan, EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairment charges and stock compensation expense. The Executive Bonus Plan also provides that EBITDA will be adjusted to exclude extraordinary, unusual or non-recurring gains and losses not deemed to be in the ordinary course of business, at the Compensation Committee's reasonable discretion. The Executive Bonus Plan requires that a minimum of 80% of budgeted EBITDA must be attained before the payment of any goals and objectives bonus and 85% of budgeted EBITDA must be attained before any payment of an EBITDA bonus. The Executive Bonus Plan also specifies that the portion of the bonus tied to EBITDA will be capped at 200% of the target level after the attainment of 120% of budgeted EBITDA (the “EBITDA bonus”). The EBITDA bonus is earned on a pro-rata basis at an established rate for each participant for each 1% increase in attainment of budgeted EBITDA above 85% to a maximum of 120%. For the portion of the bonus tied to goals and objectives (the “goals and objectives bonus”), a minimum of 70% achievement of such goals and objectives is required for the participant to be eligible to receive this portion of the bonus. Payments of the goals and objectives bonus are determined based on the discretion of the Compensation Committee, with input from the CEO, based on evaluating the achievement of each participant's goals and objectives. The determination of whether goals and objectives are met by a Named Executive Officer is not a formulaic process; rather, the individual performance considerations are factors (among others) that are taken into consideration in the course of making subjective judgments in connection with the compensation decision. The total EBITDA bonus amount is paid 100% in cash.

46	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
The following table sets forth the targeted bonus and actual bonus earned for each of the Named Executive Officers (other than Mr. Hoffman, who became eligible for the plan for 2023) under the Executive Bonus Plan for the 2022 fiscal year:

Name	Target EBITDA Bonus %(1)	Maximum Objectives Bonus %(1)	Total Target Bonus %(1)	EBITDA Bonus Rate per 1% Attainment(2)	EBITDA Bonus Rate per 1% Attainment(3)	Earned EBITDA Bonus %(1)(4)	Earned Objectives Bonus %(1)	Total Earned 2022 Bonus(4)
Anthony E. Hull(5)	75%	25%	100%	5.00%	3.75%	—%	—%	—
Paulo A. Pena(6)	75%	25%	100%	5.00%	3.75%	—%	—%	—
Daniel T. Accordino(7)	75%	25%	100%	5.00%	3.75%	—%	—%	—
Jared L. Landaw	30%	30%	60%	2.00%	1.50%	—%	—%	—
Richard G. Cross	30%	30%	60%	2.00%	1.50%	—%	—%	—
(1)Bonus percentages stated as a percentage of individuals’ base salary at targeted attainment of 100% of budgeted EBITDA.
(2)Rate, as a percentage of individual’s salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 85% up to 100% of budgeted EBITDA.
(3)Rate, as a percentage of individual’s salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 100% up to 120% of budgeted EBITDA.
(4)Based on actual attainment percentage of 75.2% to budgeted EBITDA (as adjusted).
(5)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(6)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(7)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.

For the 2022 fiscal year, we generated total EBITDA (as defined and adjusted under the Executive Bonus Plan) of $62.5 million representing an attainment percentage of 75.2% of total budgeted EBITDA of $83.0 million. As a result, none of our Named Executive Officers received a bonus under the Executive Bonus Plan. The following is a reconciliation of our net income as set forth in our audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2022 fiscal year ended January 1, 2023 to EBITDA (as adjusted) utilized in the calculation of the 2022 bonus under the Executive Bonus Plan (dollar amounts in thousands):

Net income (loss)	$(75,572)
Benefit for income taxes	(789)
Interest expense	30,841
Depreciation and amortization	78,068
EBITDA	32,548
Adjustments:
Impairment expense	21,877
Stock compensation expense	4,902
Executive transition, litigation and other professional expenses	3,777
Pre-opening costs	292
Other income, net	(926)
EBITDA, as adjusted	62,470
Budgeted EBITDA	$83,046
EBITDA Attainment %	75.2%
Mr. Hoffman became eligible to participate in the Executive Bonus Plan upon his promotion to Chief Restaurant Officer effective January 1, 2023. Prior to that, he participated, on a pro-rata basis, in incentive plans applicable to the two positions he held in 2022: Senior Vice President, Operations and Division Vice President, Operations. Such plans compensate operational leaders based on the attainment of certain restaurant EBITDA targets. Mr. Hoffman received a total of $51,344 under these plans for 2022.
In February 2023, the Compensation Committee approved the payment of cash bonuses to Messrs. Hull, Landaw, Cross and Hoffman in the amounts of $125,000, $85,000, $85,000 and $50,000, respectively. The bonuses were payable on March 15, 2023, subject to each Named Executive Officer being actively employed by the Company or one of its subsidiaries on such date. The Compensation Committee awarded the bonuses in recognition of the efforts and accomplishments of the Named Executive Officers under difficult and unforeseen circumstances, including labor shortages and rising labor and commodity costs, and the transitional and other challenges caused by the unexpected death of the Company's former President and Chief Executive Officer on December 31, 2022.

2023 PROXY STATEMENT	47
Executive Compensation
Long-Term Compensation
We award restricted stock grants to our Named Executive Officers in connection with the long-term incentive component of our overall compensation plan. The long-term incentive compensation utilized by us is designed to align the long-term interests of our executive management team with those of our stockholders by providing stock-based compensation that will reward executives for creating sustainable, long-term value for our stockholders.
Based on feedback received during stockholder engagement and advice received from Pearl Meyer, the Compensation Committee’s independent compensation consultant, the Compensation Committee elected to modify the long-term incentive awards historically provided to executive officers, moving from 100% time-based awards in 2022 to a mix of 50% time-based awards and 50% performance-based awards in 2023 as further described below.
Restricted Stock Awards
We award restricted stock grants to our Named Executive Officers as part of the long-term incentive component of our overall compensation plan. Restricted stock grants represented 100% of each NEO’s total annual long-term incentive grant for 2022 and 50% of each NEO’s total annual long-term incentive grant for 2023. Restricted stock grants awarded under our 2016 Stock Incentive Plan, as amended, which we refer to as the “Carrols plan”, have a time-based vesting schedule, typically vesting over a three-year period as established by the Compensation Committee under the Carrols plan. Our Compensation Committee also established a policy to provide that restricted stock being granted to employees, including the Named Executive Officers, will be granted on January 15th of each year. The measurement of the value of any time-based restricted stock grant is based upon the price of our common stock at the close of business on the grant date. The Compensation Committee determines the number of shares of restricted stock to be granted following its receipt of recommendations from our CEO, who provides such recommendations after evaluating the individual performance of our employees (including the Named Executive Officers, other than the CEO). Such performance evaluations coincide with our normal end of year annual review process for employees and senior management. The granting of restricted stock is an important component of the total compensation package for the Named Executive Officers and is a valuable retention and motivation tool.
Performance-Based Awards
The Compensation Committee added performance conditions to 85% of the shares of restricted stock awarded to Paulo A. Pena, the Company's former President and CEO, upon the commencement of his employment in April 2022 as further described under "—Pena Offer Letter". The Compensation Committee also added performance-based restricted stock units as a significant component to the Company’s restricted stock awards to our Named Executive Officers in 2023 as the Compensation Committee believes that the use of performance stock units creates greater alignment between long-term executive pay and long-term Company performance. The 2023 performance-based restricted stock unit grants represent 50% of each NEO’s total annual long term incentive grant for 2023. The performance criterion for the performance-based restricted stock units is based upon the long-term increase in the Company's organic adjusted EBITDA growth on a compounded basis over a three-year period relative to the Company's 2022 adjusted EBITDA of $62.8 million in 2022. A three-year compounded organic adjusted EBITDA goal of ten percent per annum was approved by the Compensation Committee in order for the NEOs to achieve the target level of 100% vesting of the restricted stock units. Payouts (consisting of shares of common stock issued under the Carrols plan) ranging from 25% – 200% of the target award for each NEO are earned based on a sliding scale of performance between approximately 89.7% – 136.4% of the goal which would represent between 6% and 22% of compounded annual organic adjusted EBITDA growth over the three-year measurement period. Performance below 89.7% of the goal results in no payout. The award of performance-based restricted stock units is conditioned upon the approval of the amendment and restatement of the Carrols plan at the meeting (see "Proposal 4 - Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended").
2016 Stock Incentive Plan
The Carrols plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Carrols plan.
The Carrols plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our CEO. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Carrols plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.

48	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
The table below reflects restricted stock grants made to our Named Executive Officers during our 2022 fiscal year ended January 1, 2023:

	January 15, 2022		April 1, 2022
			Time-Based Restricted Stock		Performance-Based Restricted Stock
	Shares of Restricted Stock Granted	Target Values on the Date of Grant(1)	Shares of Restricted Stock Granted	Target Values on the Date of Grant(1)	Shares of Restricted Stock Granted(2)	Target Values on the Date of Grant(2)
Anthony E. Hull(3)	200,000	562,000	—	—
Paulo A. Pena(4)	—	—	100,000	$213,000	600,000	$—
Daniel T. Accordino(5)	—	—	—	—
Jared L. Landaw	75,000	$210,750	—	—
Richard G. Cross	50,000	140,500	—	—
Joseph W. Hoffman	50,000	$140,500	—	—
(1)Based on the closing price of our common stock on such date.
(2)Stock awards for Mr. Pena include 600,000 shares of performance-based restricted stock awards, of which 450,000 were forfeited on December 31, 2022 and the remainder of which were assessed at grant as not probable to be attained and valued at $0. The fair value at grant date assuming the highest level of performance condition was $650,000 in total, and $162,500 for the 150,000 shares that remain outstanding at January 1, 2023.
(3)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(4)Stock awards granted in connection with his appointment as our President and Chief Executive Officer. Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(5)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.
Clawback Policy
We have adopted an incentive compensation clawback policy which is further described on page 30 of this Proxy Statement.
Stock Ownership Guidelines
The Company has adopted a stock ownership guidelines policy applicable to the Company’s executive officers, which is further described on page 31 of this Proxy Statement.
Other Benefits
We offer or offered certain other benefits to our Named Executive Officers as described below. Such benefits are not taken into account in determining such individuals’ base salary, annual incentive bonus or equity-based compensation.
Deferred Compensation Plan
We provide certain benefits under The Carrols Corporation and Subsidiaries Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan”, which is discussed under “—Nonqualified Deferred Compensation”.
Change of Control and Severance Benefits
For a discussion of change of control arrangements or severance arrangements and the triggers for payments under such arrangements, please see “—Potential Payments Upon Termination or Change-of-Control”.
Other Post-Employment Benefits
The Transition Agreement for Mr. Accordino provides for continued coverage under our welfare and benefits plans for Mr. Accordino and his eligible dependents after cessation of employment with us for the remainder of their respective lives.

2023 PROXY STATEMENT	49
Executive Compensation
Employment Agreements
In December 2011, we entered into an employment agreement with Mr. Accordino. On September 6, 2013, we entered into a first amendment to the employment agreement. On September 23, 2021, the Company announced that Mr. Accordino would be retiring as President and CEO by June 30, 2022 and that the Board of Directors of the Company would be conducting a comprehensive search to identify a new CEO. On September 23, 2021, we provided Mr. Accordino with notice of our election not to renew the term of Mr. Accordino’s employment agreement. On September 23, 2021, we also entered into a Transition Agreement with Mr. Accordino to provide for the continued service of Mr. Accordino beyond the February 28, 2022 termination date of his employment agreement to help facilitate an orderly transition of leadership from Mr. Accordino to a new CEO. Pursuant to the Transition Agreement,                   Mr. Accordino resigned as our Chairman, President and CEO on April 1, 2022 upon the appointment of Paulo A. Pena as the Company’s new President and CEO. The employment agreement and the Transition Agreement with Mr. Accordino are further described under “—Summary Compensation Table.”
None of the other Named Executive Officers have an employment agreement with us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in both the Company’s Annual Report on Form 10-K for the 2021 fiscal year ended January 1, 2023 and the Company’s Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders.
Compensation Committee
David S. Harris, Chair (since April 11, 2023)
Hannah S. Craven
Matthew Perelman
Alexander Sloane
John D. Smith
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee for the 2022 fiscal year ended January 1, 2023 were Hannah S. Craven, Deborah M. Derby, Matthew Perelman, Alexander Sloane and John D. Smith. In connection with the Board's decision in April 2023 to appoint Deborah M. Derby as the Company's new President and Chief Executive Officer effective May 1, 2023, David S. Harris replaced Ms. Derby on the Compensation Committee. None of the members of the Compensation Committee were, during such year or have been at any time, an officer or employee of the Company. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than a subsidiary of the Company, whose executive officers served as a director of the Company or on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.

50	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Summary Compensation Table
The following table summarizes historical compensation awarded or paid to, or earned by, each of the Named Executive Officers for the fiscal years ended January 1, 2023, January 2, 2022 and January 3, 2021:

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) (3) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compensation(4) ($)	Change in Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Anthony E. Hull(7)	2022	$650,004	$225,000	$562,000	$—	$—	$1,054	$90	$1,438,148
Interim President and CEO, VP, Chief Financial Officer and Treasurer	2021	$566,508	$—	$516,000	$—	$—	$635	$12,023	$1,095,166
	2020	$536,258	$—	$1,367,500	$365,000	$323,813	$—	$196,072	$2,788,643
Paulo A. Pena(8)	2022	$450,000	$—	$213,000	$—	$—	$—	$250,090	$913,090
Former President and Chief Executive Officer and Director

Daniel T. Accordino(9)	2022	$228,549	$—	$—	$—	$—	$15,546	$1,215,395	$1,459,490
Former President, Chief Executive Officer and Director	2021	$907,500	$—	$1,032,000	$—	$—	$102,271	$37,926	$2,079,697
	2020	$660,933	$—	$1,094,000	$2,281,250	$515,156	$105,296	$306,573	$4,963,208
Jared L. Landaw	2022	$375,000	$135,000	$210,750	$—	$—	$609	$31,634	$752,993
Vice President, General Counsel and Secretary	2021	$268,750		$513,750	$—	$—	$—	$123,215	$905,715

Richard G. Cross	2022	$375,000	$135,000	$140,500	$—	$—	$—	$1,008	$651,508
Vice President and Chief Development Officer	2021	$336,816	$—	$172,000	$—	$—	$—	$4,653	$513,469
	2020	$318,825	$—	$136,750	$273,750	$142,409	$—	$44,379	$916,113
Joseph W. Hoffman(10)	2022	$344,124	$90,000	$140,500	$—	$51,344	$2,169	$651	$628,788
Chief Restaurant Officer

(1)During the second quarter of 2020, in response to the COVID-19 pandemic, Mr. Accordino elected not to receive a base salary and the base salaries of Mr. Hull and Mr. Cross were reduced by 10%. Base salaries were restored effective July 1, 2020. For the periods presented, Mr. Accordino's salary includes reimbursement for certain medical premium costs.
(2)The amounts shown represent the aggregate grant date fair value of equity awards granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts reflect the grant date fair value for these awards, including probability assessment for certain performance-based awards, and do not correspond to the actual value that will be recognized. The actual value, if any, that a Named Executive Officer may realize will depend on the stock price at the date of vesting, attainment of certain performance targets, and for stock options, the stock price over the term of the option awards.
(3)Stock awards for Mr. Pena include 600,000 shares of performance-based restricted stock awards, of which 450,000 were forfeited on December 31, 2022 and the remainder of which were assessed at grant as not probable to be attained and valued at zero. The fair value at grant date assuming all performance conditions were achieved was $650,000 in total.
(4)We provide incentive compensation to our executive officers based on an individual’s achievement of certain specified objectives and our achievement of specified EBITDA levels. See “Compensation Discussion and Analysis” above for a discussion of our Executive Bonus Plan and the incentive plans applicable to Mr. Hoffman in 2022. Amounts include cash bonuses paid in fiscal years 2023, 2022 and 2021 with respect to services rendered in fiscal year 2022, 2021 and 2020, respectively.
(5)These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At January 1, 2023, 120% of the federal long-term rate was 5.12% per annum and the interest rate paid to participants was 8% per annum.
(6)All other compensation in 2021 includes the value of dividend equivalents received on outstanding restricted stock units in connection with the Company’s special cash dividend of $0.41 per share paid on October 5, 2021 to stockholders of record as of the close of business on August 25, 2021 as follows: Mr. Accordino 6,471 restricted stock units, Mr. Hull 3,196 restricted stock units and Mr. Cross 966 restricted stock units.
All other compensation in 2020 includes the value of each Named Executive Officer’s restricted stock units earned under the Executive Bonus Plan and granted in 2021. For 2020, Mr. Accordino received 46,386 restricted stock units, Mr. Hull received 29,157 restricted stock units and Mr. Cross received 6,935 restricted stock units. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
For Mr. Pena, the amount for fiscal 2022 includes a hiring stipend of $250,000 in lieu of any moving, housing, bonus (or stock) relinquishment or other similar cost, expense or compensation loss Mr. Pena may have incurred.
For Mr. Accordino, the amounts shown for fiscal year 2022 include severance payments of $1,128,135 and benefit coverage pursuant to the employment agreement with Mr. Accordino (as further described below under "—Accordino Employment Agreement"), for fiscal year 2021 include reimbursement for tax preparation fees of $6,400 plus a gross up for income taxes on such reimbursement of $7,255, and for fiscal year 2020 include $5,800 plus a gross up for income taxes on such reimbursement of $4,297.
For Mr. Landaw, the amount for fiscal 2022 includes a housing stipend of $30,000. In 2021, the amounts shown includes a $75,000 hiring stipend in lieu of moving, rent, relinquishment of bonus or similar payments, plus a gross up for income taxes on such stipend of $46,699 for fiscal year 2021.
(7)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(8)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(9)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.
(10)Mr. Hoffman was appointed Chief Restaurant Officer effective January 1, 2023.

2023 PROXY STATEMENT	51
Executive Compensation
Accordino Employment Agreement
On November 1, 2011, we and Mr. Accordino mutually agreed that Mr. Accordino would become our President and Chief Executive Officer effective on January 1, 2012. In December 2011, we and Carrols LLC entered into a new employment agreement with Mr. Accordino. Mr. Accordino’s employment agreement commenced on January 1, 2012 and was subject to automatic renewals for successive one-year terms unless either Mr. Accordino, we or Carrols LLC elected not to renew Mr. Accordino’s employment agreement by giving written notice at least 30 days before a scheduled expiration date. Mr. Accordino’s employment agreement provided that Mr. Accordino would receive an annual base salary that could be increased annually at the sole discretion of our Compensation Committee. Pursuant to Mr. Accordino’s employment agreement, Mr. Accordino participated in our Executive Bonus Plan and any restricted stock or other equity incentive plans applicable to executive employees as determined by our Compensation Committee. Mr. Accordino’s employment agreement also provided that if Mr. Accordino’s employment was terminated without “cause” (as defined in Mr. Accordino’s employment agreement) or Mr. Accordino terminated his employment for “good reason” (as defined in Mr. Accordino’s employment agreement), in each case within twelve months following a “change of control” (as defined in Mr. Accordino’s employment agreement), Mr. Accordino would receive a cash lump sum payment equal to 2.99 times his average salary plus his average annual bonus (paid under our Executive Bonus Plan or deferred under our Deferred Compensation Plan) for the prior five years. Mr. Accordino’s employment agreement also provided that if Mr. Accordino’s employment was terminated by us or Carrols LLC without “cause” (other than following a change of control as described above), or Mr. Accordino terminated his employment for “good reason” (other than following a change of control as described above), Mr. Accordino would receive a lump sum cash payment in an amount equal to 2.00 times his average salary plus average annual bonus for the prior five years. Mr. Accordino’s employment agreement included non-competition and non-solicitation provisions effective during the term of Mr. Accordino’s employment agreement and for two years following its termination. On September 6, 2013, we and Carrols LLC entered into an amendment to Mr. Accordino’s employment agreement to provide, among other things, that in the event that we or Carrols LLC elected not to renew the term of the employment agreement for any reason other than for “cause”, we or Carrols LLC would (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he was entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that was payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.
On September 23, 2021, the Company and Carrols LLC provided Mr. Accordino with notice of their election not to renew the term of Mr. Accordino’s employment agreement in accordance with the provisions of Section 5 of Mr. Accordino’s employment agreement. On September 23, 2021, the Company and Carrols LLC also entered into a Transition Agreement with Mr. Accordino (the “Transition Agreement”) to provide for the continued service of Mr. Accordino beyond the February 28, 2022 termination date of Mr. Accordino’s employment agreement (hereinafter, the “Termination Date”) to help facilitate an orderly transition of leadership from Mr. Accordino to a new CEO. In accordance with the terms of the Transition Agreement, Mr. Accordino agreed to continue to serve as President and CEO of the Company after the Termination Date until the date (such date, hereinafter the “Separation Date”) that is the earlier of (a) June 30, 2022 and (b) the effective date of the appointment of a new CEO by the Board of Directors of the Company. Mr. Accordino also agreed to resign as Chairman and as a member of the Board of Directors of the Company on the earlier of (x) the date of the 2022 Annual Meeting of Stockholders of Carrols and (y) the Separation Date. In addition, Mr. Accordino agreed to provide transitional assistance to the new CEO for a period of ninety (90) days following the Separation Date.
The Transition Agreement provides that Mr. Accordino is entitled to receive his monthly base salary from the Termination Date through June 30, 2022, payable in accordance with the Company’s payroll practices for executives. As required by his employment agreement, the Transition Agreement provides that Mr. Accordino is to receive (i) a payment of $901,260 representing the aggregate amount of Mr. Accordino’s current annual base salary, payable in a lump sum on the six-month anniversary of the Separation Date, and (ii) continued medical and major medical insurance for him and his spouse in accordance with Section 8(a) of his employment agreement. The Transition Agreement also provides that Mr. Accordino is eligible to receive not later than March 15, 2023 a pro rata portion of his annual bonus award, if any, payable under the Company’s Executive Bonus Plan for the 2022 fiscal year covering the period between January 3, 2022 through the Separation Date. Mr. Accordino agreed to receive only a pro-rata portion of the annual bonus award based on the period of time he served as President and CEO in fiscal 2022, despite the fact that his employment agreement entitles him to receive the entire amount of the annual bonus award. In accordance with the terms of the Transition Agreement, Mr. Accordino resigned as Chairman, President and CEO of the Company on April 1, 2022 upon the appointment of Paulo A. Pena as the Company’s new President and CEO.
In accordance with the terms of the Carrols plan, the Transition Agreement provides that, on the Separation Date (a) all unvested shares of restricted common stock awarded to Mr. Accordino under the Carrols plan will be deemed fully vested and (b) shares of Common Stock will be delivered to Mr. Accordino in accordance with the terms of the restricted stock unit award agreements awarded to Mr. Accordino under the Carrols plan. As consideration for Mr. Accordino entering into the agreement and agreeing to work beyond the February 28, 2022 termination date of his employment agreement, the Transition Agreement also provides that the Company shall amend the terms of the Incentive Stock Option award granted to Mr. Accordino in 2020 to provide that, on the Separation Date, all stock options awarded shall be deemed fully vested and exercisable by Executive until the seventh anniversary of the grant date. Such stock options have an exercise price of $7.12 per share and are materially out of the money on the date hereof.

52	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Pena Offer Letter
On February 22, 2022, the Company entered into an offer letter (the “Pena Offer Letter”) with Mr. Pena. The Pena Offer Letter provided that Mr. Pena would receive an annual base salary of $600,000 that could be increased annually at the sole discretion of the Compensation Committee of the Board and that he would participate in the Executive Bonus Plan with a target bonus percentage of 100% of his annual base salary. Pursuant to the Pena Offer Letter, on April 1, 2022, Mr. Pena received restricted stock grants of (i) 100,000 shares of the Company's common stock under the Carrols plan, with one-half of such shares vesting on April 1, 2023 and the remaining shares vesting on April 1, 2024, and (ii) 600,000 shares of the Company’s common stock (the "Performance Shares") under the Carrols plan which would vest on April 1, 2025 upon the Company’s achievement of compounded organic adjusted EBITDA growth of at least 10% per annum over a three year period ending and measured on April 1, 2025 as follows: if the average closing price of our common stock for sixty trading days prior to April 1, 2025 is greater than (a) $3.00 per share, 34% of the Performance Shares will vest, (b) $5.00 per share, 67% of the Performance Shares will vest, and (c) $8.00 per share, 100% of the Performance Shares will vest. The closing market price of our common stock on April 1, 2022, the date the Performance Shares were awarded to Mr. Pena, was $2.13 per share. The Pena Offer Letter also provided for Mr. Pena to receive a stipend of $250,000 (the “Stipend”) in lieu of any moving, housing, bonus (or stock) relinquishment or other similar cost, expense or compensation loss he may incur, with one-half of the Stipend to be paid within 30 days of April 1, 2022 and the remainder being paid on or about October 1, 2022, less applicable taxes and withholdings. In the event that Mr. Pena voluntarily terminated his employment with us on or before April 1, 2023, he would have been required to reimburse us the entire amount of the Stipend, and if he voluntarily terminated his employment after April 1, 2023 but on or before April 1, 2024, he would have been required to reimburse us one-half of the amount of the Stipend.

2023 PROXY STATEMENT	53
Executive Compensation
Grants of Plan-Based Awards
The following table provides certain information regarding grants of plan-based awards made to the Named Executive Officers during the 2022 fiscal year ended January 1, 2023:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options #	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Anthony E. Hull(3)	1/15/2022	200,000	—	—	$562,000
Paulo A. Pena(4)	4/1/2022	700,000	—	—	$213,000
Daniel T. Accordino(5)		—	—	—	—
Jared L. Landaw	1/15/2022	75,000	—	—	$210,750
Richard G. Cross	1/15/2022	50,000	—	—	$140,500
Joseph W. Hoffman	1/15/2022	50,000	—	—	$140,500
(1)Amounts shown in this column reflect the number of shares of restricted stock awarded to each Named Executive Officer under the Carrols plan during 2022. Other than for Mr. Pena, all such restricted stock awards vest over a period of three years, with 34% of the shares vesting on the first anniversary of the grant date and 33% of such shares vesting on each of the next two subsequent anniversaries of the grant date. For Mr. Pena, 100,000 shares of restricted stock awarded was to vest over a period of two years with 50% of such restricted shares vesting on the first anniversary of the grant date and 50% on the second anniversary of the grant date. Mr. Pena's restricted stock award also included 600,000 shares of performance-based restricted stock that were scheduled to vest based on the achievement of certain performance metrics as described in the Pena Offer Letter, of which 450,000 shares were forfeited on December 31, 2022 and the remainder of which were assessed at grant as not probable to be attained and valued at $0. The fair value of such shares at grant date, assuming the full achievement of all performance conditions, was $650,000 in total, and $162,500 for the 150,000 shares that remain outstanding at January 1, 2023.
(2)These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the Named Executive Officers. The value of the time-based restricted stock awards granted in 2022 is calculated by multiplying the number of restricted stock awarded by the market closing price of our common stock on the grant date. The grant date fair value for the time-based restricted stock awards was $2.81 on January 15, 2022 and $2.13 on April 1, 2022. For the April 1, 2022 performance-based restricted stock awards, the performance conditions of the awards were not probable to occur as of the grant date and accordingly the grant date fair value for the performance-based restricted stock awards was zero.
(3)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(4)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(5)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.

54	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following tables set forth certain information with respect to the value of all Carrols Restaurant Group equity awards that were outstanding at the 2022 fiscal year end for each of the Named Executive Officers:

	Stock Awards
Name	Number of Shares of Stock or Units That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Anthony E. Hull(4)(5)(6)	353,354	$480,561	—	$—
Paulo A, Pena(7)	—	—	150,000	$204,000
Daniel T. Accordino(5)(8)	—	—	—	$—
Jared L. Landaw(9)	124,500	$169,320	—	$—
Richard G. Cross(4)(5)	79,830	$108,569	—	$—
Joseph W. Hoffman(4)	69,800	$94,928	—	$—

	Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Anthony E. Hull(5)(10)	67,000	—	33,000	$7.12	8/12/2027
Paulo A. Pena(7)	—	—	—	—	—
Daniel T. Accordino(8)(10)	625,000	—	—	$7.12	8/12/2027
Jared L. Landaw	—	—	—	—	—
Richard G. Cross(10)	50,250	—	24,750	$7.12	8/12/2027
Joseph W. Hoffman(10)	50,250	—	24,750	$7.12	8/12/2027
(1)Represents restricted shares of common stock.
(2)The market value of the time-based restricted stock awards and performance awards was determined based on the closing price of our common stock on the last trading day of the 2022 fiscal year, December 30, 2022, which was $1.36.
(3)Represents performance-based restricted stock units that vest subject to the attainment of certain performance-based objectives.
(4)In January 2020, January 2021 and January 2022, we granted restricted stock awards to these Named Executive Officers pursuant to the Carrols plan. These restricted stock awards vest over a period of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% vesting on the second and third anniversaries of the grant date.
(5)In March 2021, we awarded restricted stock units to these Named Executive Officers pursuant to the Executive Bonus Plan attributed to performance in the 2020 fiscal period. For this period, 50% of the Earned EBITDA bonus was paid in cash and 50% was awarded in restricted stock units that are being delivered annually over a three-year vesting period. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause. In accordance with Mr. Accordino’s Transition Agreement, his unvested restricted stock units became fully vested upon his resignation as our Chairman, President and CEO on April 1, 2022.
(6)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(7)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022. On April 1, 2022, in connection with his appointment as our President and Chief Executive Officer, Mr. Pena was award restricted stock grants of (i) 100,000 shares of the Company's common stock under the Carrols plan, with one-half of such shares vesting on April 1, 2023 and the remaining shares vesting on April 1, 2024, and (ii) 600,000 shares of the Company’s common stock (the "Performance Shares") under the Carrols plan which would vest on April 1, 2025 upon the Company’s achievement of compounded organic adjusted EBITDA growth of at least 10% per annum over a three year period ending and measured on April 1, 2025 as follows: if the average closing price of our common stock for sixty trading days prior to April 1, 2025 is greater than (a) $3.00 per share, 34% of the Performance Shares will vest, (b) $5.00 per share, 67% of the Performance Shares will vest, and (c) $8.00 per share, 100% of the Performance Shares will vest.
(8)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022. In accordance with Mr. Accordino's Transition Agreement, his unvested restricted stock awards became fully vested upon his resignation as our Chairman, President and CEO on April 1, 2022.
(9)In February 2021, we granted a restricted stock award to Mr. Landaw pursuant to the Carrols plan. The restricted stock award vests over a period of three years with 34% of the restricted shares vesting on the first anniversary of the grant date and 33% vesting on each of January 15, 2023 and January 15, 2024. In January 2022, we granted a restricted stock award to Mr. Landaw pursuant to the Carrols plan. The restricted stock award vests over a period of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% vesting on the second and third anniversaries of the grant date.
(10)In August 2020, we awarded stock options to these Named Executive Officers pursuant to the Carrols plan. All such stock option awards vest over a period of three years, with one-third vesting on the first anniversary of the grant date and one-third vesting on each subsequent anniversary of the grant date, and will expire seven years after the grant date. In accordance with Mr. Accordino's Transition Agreement, his options became fully vested upon his resignation as our Chairman, President and CEO on April 1, 2022.

2023 PROXY STATEMENT	55
Executive Compensation
Options Exercised and Stock Vested
The following table summarizes the options exercised and vesting of restricted stock awards for each of our Named Executive Officers during the 2022 fiscal year ended January 1, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony E. Hull(2)	—	$—	118,999	$327,128
Paulo A. Pena(3)	—	$—	100,000	$136,000
Daniel T. Accordino(4)	—	$—	395,352	$980,696
Jared L. Landaw	—	$—	25,500	$67,830
Richard G. Cross	—	$—	28,050	$75,719
Joseph W. Hoffman	—	$—	20,000	$56,200
(1)Represents the per-share market price of our common stock on the vesting date multiplied by the number of shares vested.
(2)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(3)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(4)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.
Nonqualified Deferred Compensation
We have a deferred compensation plan for employees not eligible to participate in the Carrols Corporation Retirement Savings Plan, which we refer to as the “Deferred Compensation Plan”, because they have been excluded as “highly compensated” employees (as so defined in the Deferred Compensation Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds. All of the Named Executive Officers are or were eligible to participate in our Deferred Compensation Plan.
The following table describes contributions, earnings and balances at January 1, 2023 under our Deferred Compensation Plan:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Anthony E. Hull(2)	$26,000	$—	$2,763	$—	$49,424
Paulo A. Pena(3)	$—	$—	$—	$—	$—
Daniel T. Accordino(4)	$—	$—	$40,823	($1,880,020)	$—
Jared L. Landaw	$37,500	$—	$1,601	$—	$39,101
Richard G. Cross	$—	$—	$—	$—	$—
Joseph W. Hoffman	$84,949	$—	$6,327	$—	$102,444
(1)Earnings represent the interest earned on amounts deferred at 8.0% per annum.
(2)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(3)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(4)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.

56	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Potential Payments Upon Termination or
Change-of-Control
We have not utilized formal employment agreements for our Named Executive Officers, other than Mr. Accordino who is not currently employed by the Company. Employment arrangements for our Named Executive Officers are governed by the terms of their individual employment offers, where applicable, as well as change of control/severance agreements entered into with Mr. Cross in 2013, Mr. Hull and Mr. Landaw in 2021, and Mr. Pena in 2022.
Mr. Pena was, and Messrs. Hull and Landaw are each, subject to an employment letter that was entered into when they each joined the Company. Mr. Hoffman is subject to a promotion letter that was entered into upon his promotion to Chief Restaurant Officer effective January 1, 2023. These employment letters provided for initial base salaries and initial annual bonus targets and also provided that each individual would be eligible to receive equity awards under the Company’s long-term incentive award program in effect for other senior executives. Mr. Cross first joined the Company in a non-executive role and does not have an employment arrangement with the Company. The Compensation Committee reviews and updates the compensation arrangements for Messrs. Hull, Landaw, Cross and Hoffman on an annual basis.
The Named Executive Officers have received equity awards under the Carrols plan, which allows for the accelerated vesting of certain awards in connection with a qualifying termination event. Upon a change of control of the Company, all participants unvested shares will be accelerated and become vested.
Additionally, we may from time-to-time offer a severance benefit arrangement for terminated or separated executives as part of a negotiated termination of employment in exchange for a release of claims against the Company and other covenants determined to be in the best interests of the Company. The actual severance payments and benefits received by Mr. Accordino and by Mr. Pena's estate upon his death are described below.

2023 PROXY STATEMENT	57
Executive Compensation
Change of Control/Severance Agreements
On June 3, 2013, we, Carrols Corporation ("Carrols") and Carrols LLC entered into a change of control and severance agreement, which we refer to as the “change of control and severance agreement”, with Mr. Cross. This change of control and severance agreement provides that if within one year following a “change of control” (as defined in the change of control and severance agreement), such employee’s employment is terminated by us, Carrols or Carrols LLC without “cause” (as defined in the change of control and severance agreement) or by such employee for “good reason” (as defined in the change of control and severance agreement), then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to the product of 18 and the employee’s monthly base salary at the then current rate plus interest at an annual rate equal to the Prime Rate (as defined in the change of control and severance agreement) plus three percent, (b) an amount equal to the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. The change of control and severance agreement also provides that if at any time other than within one year following a change of control, such employee’s employment is terminated by us, Carrols or Carrols LLC without cause or by such employee for good reason, then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to one year’s salary at the then current rate, (b) an amount equal to the pro rata portion of the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under our Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. The payments and benefits due under the change of control and severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise. The payments are also not subject to any set-off, counterclaim, recoupment, defense or other right that we, Carrols or Carrols LLC may have against the employee. The initial term of the change of control and severance agreement ends on December 31, 2014 and is automatically extended for additional one year periods unless either the employee, on the one hand, or the Company, Carrols or Carrols LLC, on the other hand, provides a notice of non-renewal at least 90 days prior to the expiration of the initial term or applicable renewal period, or unless terminated sooner in accordance with the terms of the change of control and severance agreement.
On June 30, 2021 and December 15, 2021, the Company, Carrols Holdco, Carrols and Carrols LLC entered into a Change of Control and Severance Agreement, which we refer to as the “2021 change of control and severance agreement” with each of Messrs. Hull and Mr. Landaw, respectively. Each 2021 change of control and severance agreement provides that if within one year following a Change of Control (as defined in the 2021 change of control and severance agreement), such employee’s employment is terminated by the Company or Carrols LLC without Cause (as defined in the 2021 change of control and severance agreement) or by such employee for Good Reason (as defined in the 2021 change of control and severance agreement), then such employee will be entitled to receive (a) a lump sum payment in the amount equal to the product of 18 and the employee’s monthly base salary at the then current rate plus interest at an annual rate equal to the Prime Rate (as defined in the 2021 change of control and severance agreement) plus three percent, (b) an amount equal to the aggregate bonus payment under the Company’s executive bonus plan for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not been terminated payable in a lump sum, and (c) continued coverage under the Company’s welfare and benefits plans for such employee and his dependents for a period of up to 12 months. Each 2021 change of control and severance agreement also provides that if prior to a change of control or more than one year after a change of control, such employee’s employment is terminated by the Company or Carrols LLC without Cause or by such employee for Good Reason, then such employee will be entitled to receive (i) a payment in the amount equal to one year’s base salary at the then current rate as further described in the 2021 change of control and severance agreement, (ii) an amount equal to the pro rata portion of the aggregate bonus payment under the Company’s executive bonus plan for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not been terminated payable in a lump sum, and (iii) continued coverage under the Company’s welfare and benefits plans for such employee and his dependents for a period of up to 12 months. The payments and benefits due under the 2021 change of control and severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise, except that the employee’s right to receive any outstanding payments described in (i) and (ii) above would terminate if the employee commences employment with, or serves as a director of, or consultant or independent contractor to, any business operating a quick-service restaurant which features a hamburger or chicken as the primary or central menu item. The initial term of the 2021 change of control and severance agreement ends on December 31, 2021 and is automatically extended for additional one year periods unless either the employee, on the one hand, or the Company, Carrols Holdco, Carrols or Carrols LLC, on the other hand, provides a notice of non-renewal at least 90 days prior to the expiration of the initial term or applicable renewal period, or unless terminated sooner in accordance with the terms of the 2021 change of control and severance agreement.
The following table summarizes estimated benefits that would have been payable to Mr. Hull, Mr. Cross, and Mr. Landaw if the employment of such Named Executive Officer had been terminated on January 1, 2023 (1) by us without cause or by the Named Executive Officer for good reason within one year after a change of control; (2) by us without cause or by the Named Executive Officer for good reason prior to a change of control or more than one year after a change of control, (3) due to death or disability, (4) by the Named Executive Officer voluntarily or due to retirement or (5) by us for cause:

58	CARROLS RESTAURANT GROUP, INC.
Executive Compensation

	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control ($)		Termination Due to Death or Disability ($)		Voluntary Termination or Retirement ($)		Termination for Cause ($)
Anthony E. Hull(6)
Severance	$1,027,461	(1)	$684,974	(2)	$—		$—		$—
Bonus	$—	(3)	$—	(4)	$—	(5)	$—	(5)	$—
Accrued Vacation(7)	$50,000		$50,000		$50,000		$50,000		$—
Welfare Benefits(8)	$34,084		$34,084		$—		$—		$—
Deferred Compensation Plan	$49,424		$49,424		$49,424		$49,424		$49,424
Equity(9)	$480,561		$480,561		$480,561		$29,041		$—
Total	$1,641,530		$1,299,043		$579,985		$128,465		$49,424
Jared L. Landaw
Severance	$632,274	(1)	$421,516	(2)	$—		$—		$—
Bonus	$—	(3)	$—	(4)	$—	(5)	$—	(5)	$—
Accrued Vacation(7)	$—		$—		$—		$—		$—
Welfare Benefits(8)	$3,656		$3,656		$—		$—		$—
Deferred Compensation Plan	$39,101		$39,101		$39,101		$39,101		$39,101
Equity(9)	$169,320		$169,320		$169,320		$—		$—
Total	$844,351		$633,593		$208,421		$39,101		$39,101
Richard G. Cross
Severance	$592,763	(1)	$395,175	(2)	$—		$—		$—
Bonus	$—	(3)	$—	(4)	$—	(5)	$—	(5)	$—
Accrued Vacation(7)	$28,846		$28,846		$28,846		$28,846		$—
Welfare Benefits(10)	$19,444		$19,444		$—		$—		$—
Deferred Compensation Plan	$—		$—		$—		$—		$—
Equity(9)	$108,569		$108,569		$108,569		$6,909		$—
Total	$749,622		$552,034		$137,415		$35,755		$—
(1)Reflects a cash lump sum payment in an amount equal to 18 multiplied by the amount of the Named Executive Officer’s monthly base salary in effect at January 1, 2023 plus interest of 10.75% per annum (determined as the prime commercial rate established by the principal lending bank at January 1, 2023 of 7.75% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.
(2)Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at January 1, 2023 plus interest of 10.75% per annum (determined as the prime commercial rate established by the principal lending bank at January 1, 2023 of 7.75% plus 3%) until the time of payment which would be half on the fifth business day following the six month anniversary of termination and then monthly for the six months following.
(3)Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 1, 2023. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.
(4)Reflects an amount equal to the pro-rata portion of the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which the Named Executive Officer would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 1, 2023.
(5)Reflects an amount equal to the aggregate bonus payment unpaid at January 1, 2023 for 2022 for which the Named Executive Officer would be entitled to be paid as he was employed as of the end of the calendar year. Amount represents the bonus earned for the fiscal year ended January 1, 2023.
(6)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(7)Amount represents four weeks of accrued but unpaid vacation as of January 1, 2023 based on the annual salary in effect on January 1, 2023 for each respective Named Executive Officer.
(8)Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 12 months based on rates in effect at January 1, 2023 without discounting.
(9)In accordance with the Carrols plan, all unvested shares of restricted stock, unvested restricted stock units and unvested stock options will automatically vest if the participant’s employment terminates due to death, disability or involuntary termination, and in the case of stock options, remain exercisable for a period of one year from the date of such death or disability or until the expiration of the stated term of the stock options, whichever is shorter. All restricted stock units will vest upon the termination of the participant for any reason other than for cause.
The amounts represent, where applicable, the vesting of outstanding shares of restricted stock and restricted stock units held at January 1, 2023 based on the closing price of our common stock on the last trading day of our 2022 fiscal year, December 30, 2022, which was $1.36. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2022 fiscal year, December 30, 2022, which was $1.36.

2023 PROXY STATEMENT	59
Executive Compensation
Under award agreements pursuant to the Carrols plan, any unvested shares of stock, unvested restricted stock units and unvested stock options will automatically vest in the event of a change of control, even if the participant’s employment is not terminated following a change of control.
(10)Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 18 months based on rates in effect at January 1, 2023 without discounting.
The following table summarizes the benefits we paid Mr. Accordino in 2022 at the end of his employment on April 1, 2022 pursuant to the Transition Agreement:

April 1, 2022
Severance	$1,128,135
Accrued Vacation	$87,260
Welfare Benefits	$24,735
Deferred Compensation Plan	$1,880,020
Equity(1)	$449,677
Total	$3,569,827
(1)Represents the value of the unvested shares that vested at the end of Mr. Accordino's employment with the Company on April 1, 2022 as of the vesting date.
Hull Offer Letter
Pursuant to an offer letter dated November 20, 2019 between the Company and Mr. Hull, Mr. Hull is entitled to be paid an annual base salary of $550,000 and is eligible to receive discretionary annual increases based on his performance. Mr. Hull is also eligible to participate in the Company’s Executive Bonus Plan and is entitled to a bonus target of 100% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the offer letter, Mr. Hull was granted 250,000 shares of restricted stock on January 15, 2020. In addition, Mr. Hull is entitled to receive a reimbursement from the Company for travel expenses for Mr. Hull and his spouse to visit family of up to $25,000 in the first year of employment with the Company and up to $10,000 in any subsequent year.
Landaw Offer Letter
Pursuant to an offer letter dated January 13, 2021 between the Company and Mr. Landaw, Mr. Landaw is entitled to be paid an annual base salary of $300,000 and is eligible to receive discretionary annual increases based on his performance. Mr. Landaw is also eligible to participate in the Company’s Executive Bonus Plan and is entitled to a bonus target of 60% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the offer letter, Mr. Landaw was granted 75,000 shares of restricted stock on February 8, 2021. He also received a $75,000 stipend in lieu of any moving, rent, relinquished bonus or similar payments, grossed up to cover any tax liabilities.
Hoffman Promotion Letter
Pursuant to a promotion letter dated December 30, 2022 between the Company and Mr. Hoffman, Mr. Hoffman is entitled to be paid an annual base salary of $400,000 and is eligible to receive discretionary annual increases based on his performance. He is also eligible to participate in the Company’s Executive Bonus Plan and is entitled to a bonus target of 60% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan, all effective upon his promotion on January 1, 2023.

60	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
The following table summarizes estimated benefits that would have been payable to Mr. Hoffman (a) if his employment had been terminated on January 1, 2023 (i) by us without cause, (ii) by us with cause, (iii) upon death or disability, (iv) upon a change of control of the Company, or (v) upon voluntary termination or retirement:

	Terminated Without Cause ($)		Termination for Cause ($)	Termination Due to Death or Disability ($)		Change of Control ($)	Voluntary Termination or Retirement ($)
Joseph W. Hoffman
Severance	$—		$—	$—		$—	$—
Bonus	$51,344	(1)	$—	$51,344	(1)	$—	$51,344	(1)
Accrued Vacation(2)	$30,769		$—	$30,769		$30,769	$30,769
Welfare Benefits	$—		$—	$—		$—	$—
Deferred Compensation Plan	$102,444		$102,444	$102,444		$102,444	$102,444
Equity(3)	$94,928		$—	$94,928		$94,928	$94,928
Total	$279,485		$102,444	$279,485		$228,141	$279,485
(1)Reflects an amount equal to the aggregate bonus payment unpaid at January 1, 2023 for 2022 for which the Named Executive Officer would be entitled to be paid as he was employed as of the end of the calendar year. Amount represents the bonus earned for the fiscal year ended January 1, 2023.
(2)Amount represents four weeks of accrued but unpaid vacation as of January 1, 2023 based on the annual salary in effect on January 1, 2023 .
(3)In accordance with the Carrols plan, all unvested shares of restricted stock, unvested restricted stock units and unvested stock options will automatically vest if the participant’s employment terminates due to death, disability or involuntary termination, and in the case of stock options, remain exercisable for a period of one year from the date of such death or disability or until the expiration of the stated term of the stock options, whichever is shorter. All restricted stock units will vest upon the termination of the participant for any reason other than for cause.
The amounts represent, where applicable, the vesting of outstanding shares of restricted stock and restricted stock units held at January 1, 2023 based on the closing price of our common stock on the last trading day of our 2022 fiscal year, December 30, 2022, which was $1.36. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2022 fiscal year, December 30, 2022, which was $1.36.

2023 PROXY STATEMENT	61
Executive Compensation
Pena Change of Control and Severance Agreement
On April 1, 2022, the Company, Carrols Holdco Inc., Carrols Corporation, Carrols LLC and Mr. Pena entered into a Change of Control and Severance Agreement (the “Pena Change of Control and Severance Agreement”). The Pena Change of Control and Severance Agreement provided that if within one year following a Change of Control (as defined in the Pena Change of Control and Severance Agreement), Mr. Pena’s employment was terminated by the Company or Carrols LLC without Cause (as defined in the Pena Change of Control and Severance Agreement) or by Mr. Pena for Good Reason (as defined in the Pena Change of Control and Severance Agreement), then Mr. Pena would be entitled to receive (a) a lump sum payment in an amount equal to the product of 18 and Mr. Pena’s monthly base salary at the then current rate, (b) an amount equal to the aggregate annual bonus payment under the Executive Bonus Plan for the year in which Mr. Pena incurred a termination of employment to which Mr. Pena would otherwise have been entitled had his employment not been terminated, and (c) continued coverage under the Company’s welfare and benefits plans for a period of up to 12 months, in each case as further described in the Pena Change of Control and Severance Agreement. The Pena Change of Control and Severance Agreement also provided that if prior to a change of control or more than one year after a change of control, Mr. Pena’s employment was terminated by the Company or Carrols LLC without Cause or by Mr. Pena for Good Reason, then Mr. Pena would be entitled to receive (i) a payment in an amount equal to one year’s base salary at the then current rate, (ii) an amount equal to the pro rata portion of the aggregate annual bonus payment under the Executive Bonus Plan for the year in which Mr. Pena incurred a termination of employment to which Mr. Pena would otherwise have been entitled had his employment not been terminated, and (iii) continued coverage under the Company’s welfare and benefits plans for a period of up to 12 months, in each case as further described in the Pena Change of Control and Severance Agreement. The payments and benefits due under the Pena Change of Control and Severance Agreement cannot be reduced by any compensation earned by Mr. Pena as a result of employment by another employer or otherwise, except that Mr. Pena’s right to receive any payment or payments described in (i) and (ii) above would terminate, and Mr. Pena would be obligated to return any payment or payments previously received, if Mr. Pena commences employment with, or serves as an owner, operator, manager, director, partner, member or stockholder (other than as a stockholder of not more than two percent (2%) of any class of securities registered under Section 12 of the Exchange Act)) of, or consultant, advisor or independent contractor to, a Competitor (as defined in the Pena Change of Control and Severance Agreement) within 12 months of the termination of his employment.
The Pena Change of Control and Severance Agreement also provided that (i) during Mr. Pena’s employment with Carrols LLC and for a period of twelve months thereafter, he would not, directly or indirectly, commence employment with, or serve as an owner, operator, manager, director, partner, member or stockholder (other than as a stockholder of not more than two percent (2%) of any class of securities registered under Section 12 of the Exchange Act) of, or consultant, advisor or independent contractor to, any business or organization that is a Competitor within the United States and (ii) during Mr. Pena’s employment with Carrols LLC and for a period of two (2) years following termination of his employment, he would not solicit or employ any management-level employee who was employed by the Company and certain of its subsidiaries within six months prior to the termination of his employment, in any business in which he had a material interest, direct or indirect, including, without limitation, as an owner, operator, manager, officer, director, partner, member, stockholder, consultant, advisor or independent contractor, subject to certain exceptions set forth in the Pena Change of Control and Severance Agreement.
The following table summarizes the benefits we paid to Mr. Pena upon his death on December 31, 2022, which does not include a payment of $50,000 which reflected salary for the month of January 2023:

December 31, 2022
Severance	$—
Bonus	$—
Welfare Benefits	$—
Deferred Compensation Plan	$—
Equity(1)	$136,000
Total	$136,000
(1)Represents the value of the unvested shares that vested upon Mr. Pena's death on December 31, 2022 as of the vesting date.

62	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. We identified our median employee and calculated our CEO pay ratio as follows:
•We identified the median employee using our employee population as of the final day of our payroll year, January 1, 2023. The final payroll date may vary from year to year as the final day of our payroll year ends on a Sunday rather than a specified date.
•We utilized a consistently applied compensation measure (“CACM”) across our employee population to calculate the median employee compensation. For our CACM, we used total gross taxable earnings from our payroll records. Given our workforce and the high turnover rates inherent in the restaurant industry, our methodology included annualizing the compensation for all full-time and part-time employees who did not work a full calendar year to properly reflect their compensation levels. We did not perform any full-time equivalency adjustments or annualize the compensation for temporary or seasonal positions. We did not make any cost-of-living adjustments or use any statistical sampling.
•After identifying the median employee, we calculated this employee’s total annual compensation in the same manner as the Chief Executive Officer’s compensation, which is described in the Summary Compensation Table on page 50 of this Proxy Statement. The CEO for purposes of this calculation was our Interim President and CEO serving on January 1, 2023, the date we identified the median employee.
We employed approximately 24,300 persons as of January 1, 2023 exclusive of our CEO. Full and part-time hourly restaurant team members comprised approximately 24,100 persons or 99.2% of our employees. As identified using the SEC pay ratio rules and CACM described above, our median employee is a part-time team member who worked an average of 25.30 hours per week in one of our restaurants in the United States and whose annual compensation was $16,987. Our Interim President and CEO’s compensation during the same time period was $1,438,148. Accordingly, our CEO pay ratio based on fiscal year 2022 compensation is approximately 85:1.
Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions or estimates in calculating their CEO pay ratio. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

2023 PROXY STATEMENT	63
Executive Compensation
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Compensation Committee seeks to align executive compensation with the Company’s performance, please see “Compensation Discussion and Analysis” above. The Compensation Committee did not consider the Compensation Actually Paid measure below in making its compensation decisions for any of the years shown below given the timing of the new required disclosure.

Year (1)	Summary Compensation Table Total for First PEO ($)(2)	Summary Compensation Table Total for Second PEO ($)(3)	Summary Compensation Table Total for Third PEO ($)(4)	Compensation Actually Paid to First PEO ($)(2)(6)	Compensation Actually Paid to Second PEO ($)(3)(6)	Compensation Actually Paid to Third PEO ($)(4)(6)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (in thousands)
2022	$1,459,490	$913,090	$1,438,148	$1,113,192	$836,090	$835,597	$867,859	$593,864	$23.42	$(75,572)
2021	$2,079,697	$—	$—	$204,987	$—	$—	$1,170,252	$526,497	$50.96	$(43,029)
(1)As we are a smaller reporting company, only two years of information is required to be disclosed.
(2)First PEO represents Daniel T. Accordino who served as our principal executive officer ("PEO") until April 1, 2022.
(3)Second PEO represents Paulo A. Pena who served as our PEO from April 1, 2022 until December 31, 2022.
(4)Third PEO represents Anthony E. Hull who has served as our PEO since December 31, 2022.
(5)The 2022 Non-PEO NEOs are comprised of Messrs. Hull, Cross, Landaw and Hoffman and the 2021 Non-PEO NEO's are comprised of Messrs. Hull, Cross, Mucher, Landaw and Hauch. In addition to serving as our Interim President and CEO since December 31, 2022, Mr. Hull has served as our Chief Financial Officer since January 2020.
(6)The following table describes the adjustments, each of which is prescribed by the SEC rules, to calculate the Compensation Actually Paid Amounts (the "CAP Amounts") from the Summary Compensation Table Amounts (the “SCT Amounts”). The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Pursuant to the applicable rules, the amounts in the “Stock Awards” columns from the Summary Compensation Table are subtracted from the SCT Amounts and the values reflected in the table below are added or subtracted as applicable:

	2022				2021
Adjustments ($)	Daniel T. Accordino	Paulo A. Pena	Anthony E. Hull	Non-PEO NEOs*	Daniel T. Accordino	Non-PEO NEOs*
SCT Amounts	$1,459,490	$913,090	$1,438,148	$867,859	$2,079,697	$1,170,252
Adjustments for stock awards
Aggregate value for stock awards included in “Stock Awards” column in SCT	$—	($213,000)	($562,000)	($263,438)	($1,032,000)	($626,990)
Fair value at year-end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year-end	$—	$—	$272,000	$127,500	$600,457	$140,253
Year-over-year change in fair value at covered fiscal year- end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year-end	$—	$—	($277,443)	($121,041)	($1,507,396)	($191,578)
Fair value at year-end of awards granted during the covered fiscal year that were vested at the covered fiscal year-end	$—	$136,000	$—	$—	$—	$—
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	($346,298)	$—	($35,108)	($17,016)	($71,010)	$2,338
Dividends or other earnings paid on stock awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—	$135,239	$32,222
Compensation Actually Paid (as calculated)	$1,113,192	$836,090	$835,597	$593,864	$204,987	$526,497
*    Amounts presented are averages for the entire group of Non-PEO NEOs in each respective year.

64	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
The charts below show the relationship between the Compensation Actually Paid to Daniel T. Accordino, the PEO who served from the beginning of fiscal 2021 through April 1, 2022, Paulo A. Pena, the PEO who served as PEO from April 1, 2022 until December 31, 2022, and Anthony E. Hull, the PEO who served as PEO beginning on December 31, 2022, and the Average Compensation Actually Paid to the NEOs other than the PEOs in fiscal 2021 and 2022 (collectively, “Compensation Actually Paid” or "CAP"), to each of (1) net loss and (2) total shareholder return.

CAP to PEO	CAP to PEO 2	CAP to PEO 3	Avg. Cap to Other NEOs	Net Loss

CAP to PEO	CAP to PEO 2	CAP to PEO 3	Avg. Cap to Other NEOs	TSR

2023 PROXY STATEMENT	65
Executive Compensation
Director Compensation
We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our Board of Directors. The members of the Board of Directors, except for any member who is an executive officer or employee, each receive a fee for serving on our Board of Directors or Board committees. In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist the Compensation Committee with a review of the compensation for executive officers and directors of the Company. Based upon a report and recommendations received from Pearl Meyer, the recommendations of the Compensation Committee and other findings, our Board of Directors made certain changes to director compensation, all of which were effective January 1, 2017.
Non-employee directors receive compensation for Board service as follows:
•Annual retainer of $60,000 for serving as a director.
•The chair of the Audit Committee receives an additional fee of $18,000 per year and each other member of the Audit Committee receives an additional fee of $7,500 per year. The chair of the Compensation Committee receives an additional fee of $10,000 per year and each other member of the Compensation Committee receives an additional fee of $5,000 per year. The chair of the Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of the Corporate Governance and Nominating Committee receives an additional fee of $3,000 per year. All directors will be reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of the Board of Directors.
•Pursuant to the Carrols plan, in January of each year members of our Board of Directors (except for any member who is an executive officer or employee and except for the two Class D directors) will receive an annual restricted stock award with an aggregate “fair market value” (as such term is defined in the Carrols plan) of $100,000 on the date of grant pursuant to the Carrols plan.
In connection with the appointment of David S. Harris as the non-executive Chairman of the Company's Board of Directors on April 1, 2022, our Board determined that the non-executive Chairman will receive an additional annual restricted stock award with an aggregate “fair market value” (as such term is defined in the Carrols plan) of $35,000 in January of each year pursuant to the Carrols plan.
The following table summarizes the compensation we paid to our non-employee directors during the 2022 fiscal year. Compensation information for Daniel T. Accordino, our former Chairman, President and CEO until April 1, 2022, and Paulo A. Pena, our former President and CEO from April 1, 2022 until December 31, 2022, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Award ($)(2)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hannah S. Craven	$77,500	$100,002	$—	$—	$—	$—	$177,502
Thomas B. Curtis (3)	$60,000	$—	$—	$—	$—	$—	$60,000
Deborah M. Derby	$67,500	$100,002	$—	$—	$—	$—	$167,502
Matthew Dunnigan (3)	$60,000	$—	$—	$—	$—	$—	$60,000
David S. Harris	$75,500	$127,811	$—	$—	$—	$—	$203,311
Lawrence E. Hyatt	$81,000	$100,002	$—	$—	$—	$—	$181,002
Matthew Perelman	$68,000	$100,002	$—	$—	$—	$—	$168,002
Alexander Sloane	$68,000	$100,002	$—	$—	$—	$—	$168,002
John D. Smith	$32,500	$—	$—	$—	$—	$—	$32,500
(1)The amounts listed in this column include the payment of annual retainers and additional fees for committee service.
(2)On January 15, 2022, Ms. Craven, Ms. Derby, Mr. Harris, Mr. Hyatt, Mr. Perelman and Mr. Sloane were each granted 35,588 restricted shares of common stock each valued at $2.81 per share under the Carrols plan. These shares of restricted stock vest over a period of three years with 34% of such shares vesting on the first anniversary of the grant date and 33% vesting on each of January 15, 2024 and January 15, 2025, provided that the participant has continuously remained a director of the Company.
On April 1, 2022, Mr. Harris was granted 13,056 restricted shares of common stock each valued at $2.13 per share under the Carrols plan. These shares of restricted stock vest over a period of three years with 34% of such shares vesting on the first anniversary of the grant date and 33% vesting on each of January 15, 2024 and January 15, 2025.
The amounts shown in this column represent the aggregate fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the consolidated financial statements for the year ended January 1, 2023 included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2023.
(3)Mr. Curtis and Mr. Dunnigan are Class D director designees of BKC pursuant to the terms of the Series D Preferred Stock.

66	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
The following table represents the number of unvested restricted stock awards held by each of our non-employee directors as of January 1, 2023:

Name	Outstanding Stock Awards (#)
Hannah S. Craven	51,216
Thomas B. Curtis	—
Deborah M. Derby	51,216
Matthew Dunnigan	—
David S. Harris	64,272
Lawrence E. Hyatt	51,216
Matthew Perelman	47,008
Alexander Sloane	47,008
John D. Smith	—

2023 PROXY STATEMENT	67
PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”
We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation” in accordance with the rules of the SEC.
The Company currently holds an advisory vote on executive compensation every year.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company's success. The programs are intended to align the interests of our Named Executive Officers with those of our stockholders to provide a balanced mix of short-term and long-term compensation elements and reward the achievement of performance measures that are directly related to the Company's financial goals.
The Compensation Committee believes that the amounts of 2022 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the related compensation tables, notes and narrative in this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company's executive compensation program and its elements, objectives and rationale. Stockholders are urged to read this disclosure before voting on this Proposal 2.
We are asking our stockholders to indicate their support for our Named Executive Officers' compensation as described in this Proxy Statement under “Executive Compensation”. Accordingly, we will ask our stockholders to vote “FOR” the following non-binding resolution at the meeting:
RESOLVED, that the stockholders of Carrols Restaurant Group, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and related narrative disclosure in the Proxy Statement for the Company's 2023 Annual Meeting of Stockholders.
Vote Required For this Proposal 2
The advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Although the stockholder vote on this Proposal 2 will be non-binding, the Board and the Compensation Committee value the opinions that the stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.
Board Recommendation
The Board of Directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation”. Proxies received in response to the solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation” unless otherwise specified in the proxy.

68	CARROLS RESTAURANT GROUP, INC.
PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
This proposal enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this Proxy Statement. By voting on this proposal, stockholders may indicate on a non-binding and advisory basis, whether they would prefer an advisory vote on the Named Executive Officers’ compensation once every one, two, or three years.
After careful consideration of this proposal, our Board of Directors and Compensation Committee have determined that an advisory vote on the compensation of the Company’s Named Executive Officers that occurs every year is the most appropriate alternative for the Company, and therefore recommends that you vote for an annual advisory vote on the compensation of the Company’s Named Executive Officers.
We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Pursuant to this advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. To the extent one frequency receives the highest vote of the shares present at the meeting and entitled to vote on the subject matter, such frequency will be deemed approved by the stockholders, even if that frequency does not receive a majority of the votes cast. However, the vote is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s and the Compensation Committee's recommendation and the outcome of the stockholder vote, the Board and the Compensation Committee may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Board Recommendation
The Board of Directors recommends stockholders vote "ONE YEAR" with respect to the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

69	CARROLS RESTAURANT GROUP, INC.
PROPOSAL 4 – THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CARROLS RESTAURANT GROUP, INC. 2016 STOCK INCENTIVE PLAN, AS AMENDED
General
We are asking our stockholders to approve an amendment and restatement of our 2016 Stock Incentive Plan, as amended (the “2016 Plan”), which was approved, upon the recommendation of our Compensation Committee, by our Board of Directors on April 27, 2023, subject to stockholder approval. The effect of the amendment and restatement of the 2016 Plan is to increase the number of shares of our common stock, par value $0.01 per share (“Common Stock”), available for issuance under the 2016 Plan by an additional 4,500,000 shares. In addition, the amendment and restatement adds a provision to the 2016 Plan providing that a participant shall not be entitled to receive cash or stock dividends, dividend equivalents or cash payments in an amount equivalent to cash or stock dividends for unvested awards for awards granted pursuant to the 2016 Plan following stockholder approval at the meeting on June 16, 2023, provided that the Compensation Committee in its absolute and sole discretion may credit such unvested awards and pay such dividends, dividend equivalents or cash payments upon the vesting of such unvested awards (collectively, the “Amendment and Restatement”). As of April 20, 2023, 810,974 shares of our Common Stock were available for the issuance of future awards under the 2016 Plan. Therefore, we are asking stockholders to approve an increase in the number of shares available under the 2016 Plan to allow us to remain competitive in attracting and retaining talented employees, officers, directors and consultants by being able to continue to grant equity based incentive awards under the 2016 Plan.
Under the 2016 Plan, as of April 20, 2023:
•810,974 shares were available for future awards;
•2,566,804 full value awards were outstanding (i.e. restricted stock and restricted stock units);
•975,500 shares of underlying outstanding stock options were outstanding;
•$7.12 was the weighted average exercise price per share of outstanding stock options;
•4.3 years was the weighted average remaining term of outstanding stock options;
•0 appreciation awards were outstanding;
•0 earned performance awards were outstanding;
•0 unvested shares issued in lieu of cash compensation were outstanding; and
•0 awards that will be settled solely in cash were outstanding.
The affirmative vote of a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve the adoption of the Amendment and Restatement. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive awards under the 2016 Plan. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

70	CARROLS RESTAURANT GROUP, INC.
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
The principal features of the 2016 Plan are summarized below; however the summary is qualified in its entirety by reference to the 2016 Plan itself, which is attached to this Proxy Statement as Appendix A. We encourage you to read the 2016 Plan carefully, which has been amended and restated to incorporate prior amendments made to the plan, as well as the amendments subject to stockholder approval at the annual meeting which have been underlined.
Purpose
The purpose of the 2016 Plan is to attract and retain persons eligible to participate in the 2016 Plan, such as our officers, employees, associates, directors and any consultants or advisors providing services to us, motivate these individuals to achieve our long-term goals, and further align the interests of these individuals with the interests of our stockholders.
Administration
The 2016 Plan is administered by the Compensation Committee. Our Board of Directors can also administer the 2016 Plan if a compensation committee or other committee has not been appointed or is not eligible to act. The Compensation Committee has the authority to (1) select the eligible individuals to whom awards may be granted, (2) determine whether and to what extent stock options, stock appreciation rights, stock awards or any combination thereof are to be granted and the number of shares of stock to be covered by each award, (3) approve forms of agreement for use under the 2016 Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value of our Common Stock, and (7) determine the type and amount of consideration to be received by us for any stock award issued. Any determination with respect to any award will be made in the sole discretion of the Compensation Committee.
Eligibility
Each of the following is eligible to receive awards under the 2016 Plan: any (i) officer, employee, associate or director of the Company, our subsidiaries or our affiliates, (ii) consultant or advisor providing services to us, our subsidiaries or our affiliates, or (iii) employees of (x) a corporation or other business enterprise which has been acquired by us or our subsidiaries, which, in the case of grants of stock options and stock appreciation rights would, together with the Company and, if applicable, our subsidiaries, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to such employees and (y) who hold options with respect to the stock of such corporation which we have agreed to assume, provided, however, that in the case of (i) and (ii) the Compensation Committee selects the actual grantees eligible to receive awards under the 2016 Plan. As of April 20, 2023, there were approximately 8 officers, 24,300 other employees, and no consultants, associates or advisors eligible for awards under the 2016 Plan. As of April 20, 2023, there were seven outside directors eligible for awards (other than cash awards) under the 2016 Plan. The closing price of our Common Stock on NASDAQ on April 20, 2023 was $3.40.
Awards
The 2016 Plan provides for the grant of stock options, stock appreciation rights (“SAR” or “SARs”), stock awards, performance awards, outside director stock options and outside director stock awards. No award may be granted under the 2016 Plan on or after April 26, 2026 or such earlier time as our Board of Directors may determine.
Shares Subject to the 2016 Plan
Subject to adjustment as provided below and if this proposal is approved by our stockholders, the aggregate number of shares of our Common Stock that may be delivered pursuant to awards granted under the 2016 Plan will be 12,000,000 shares which includes the increase of an additional 4,500,000 shares available for issuance under the 2016 Plan pursuant to the Amendment and Restatement. The closing price of our Common Stock on NASDAQ on April 20, 2023 was $3.40. Any performance award settled in cash will be based on the fair market value of the shares of stock subject to such award. To the extent any shares of stock covered by an award granted under the 2016 Plan are not delivered to a participant or beneficiary thereof because the award expires, is forfeited, lapses without exercise, canceled or otherwise terminated or any shares of restricted stock are forfeited, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2016 Plan with respect to, and will be available for, future grants of awards. Notwithstanding the foregoing, shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding award shall be treated as issued under the 2016 Plan and may not again be made available for issuance as awards under the 2016 Plan. Any stock appreciation right awarded under the 2016 Plan will count as granted and not as settled if settled in Common Stock.

2023 PROXY STATEMENT	71
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
In the event of a stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in our capital structure, our corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or other distribution to our stockholders, other than a normal cash dividend), sale by us of all or a substantial portion of our assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which we are the surviving corporation or any other corporate transaction, share offering or other event involving the Company and having an effect similar to any of the foregoing, the Compensation Committee may generally make such substitution or adjustment in the (1) the number or kind of shares that may be delivered under the 2016 Plan and/or the number or kind of shares subject to outstanding awards, (2) the exercise price of outstanding options, outside director options and SARs and/or (3) other characteristics or terms of the awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event.
Options and Stock Appreciation Rights
Under the 2016 Plan, the Compensation Committee may grant both options intended to constitute “incentive stock options” within the meaning of Section 422 of the Code and non-qualified stock options. The exercise price for options will be determined by the Compensation Committee, but the exercise price cannot be less than 100% of the fair market value of our Common Stock on the grant date. In the case of incentive stock options granted to an employee who, immediately before the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries, the exercise price cannot be less than 110% of the fair market value of a share of our Common Stock on the grant date and the incentive stock option will terminate on a date not later than the fifth anniversary of the date on which such incentive stock option was granted.
The Compensation Committee determines when, and upon what terms and conditions, options granted under the 2016 Plan will be exercisable, except that no option will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of stock options at the time of grant, except that no stock option shall become vested earlier than the first anniversary of the date of grant of such stock option, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. The exercise price may generally be paid (1) with cash, (2) unrestricted and vested shares of our Common Stock owned by the optionee, (3) unless otherwise prohibited by law for either us or the optionee, by irrevocably authorizing a third party to sell shares (or a sufficient portion of the shares) of our Common Stock acquired upon the exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (4) a combination of the above methods.
The Compensation Committee may only grant SARs under the 2016 Plan as a stand alone award. The exercise price for a SAR will be determined by the Compensation Committee, but the exercise price cannot be less than 100% of the fair market value of our Common Stock on the grant date. The Compensation Committee determines the term of a SAR at the time of grant, except that no SAR will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of a SAR at the time of grant, except that no SAR shall become vested earlier than the first anniversary of the date of the date of grant of such SAR, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. When a SAR recipient exercises his or her SAR with respect to a share, the recipient is entitled to an amount equal to the difference between the fair market value of a share of our Common Stock on the SAR’s grant date compared to the fair market value of such a share on the date the SAR is exercised. The amount will be paid in the form of either cash or our Common Stock, depending on the terms of the applicable award agreement.
Unless otherwise provided in the applicable award agreement, stock options or SARs granted under the 2016 Plan will have the following terms:
•If a participant’s employment or provision of services terminates by reason of death or Disability (as defined in the 2016 Plan), all stock options or SARs held by such participant will become fully vested and exercisable and may be exercised until the earlier of the one year anniversary of such death or termination of employment or services, as applicable, and the expiration of the stock option’s or SAR’s term.
•If a participant’s employment or provision of services is terminated and the participant is age 65 or older and has completed at least five years of service for us (“Retirement”), any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the six month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.
•If a participant’s employment or provision of services terminates involuntarily without Cause (as defined in the 2016 Plan), and for reasons other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the three month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.

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Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
•If a participant’s employment or provision of services terminates involuntarily for Cause, all outstanding stock options or SARs held by such participant (whether vested or unvested) shall immediately terminate.
•If a participant’s employment or provision of services is terminated by the participant for any reason other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the three month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable at the date of termination shall immediately terminate.
Stock Awards
The Compensation Committee may grant awards of shares, restricted shares and restricted stock units upon the terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as it determines. The Compensation Committee determines the vesting of stock awards at the time of grant, except that no stock award shall become vested earlier than the first anniversary of the date of grant of such stock award, provided that up to five percent (5%) of the shares of Common Stock in the aggregate reserved under the 2016 Plan may be granted pursuant to stock awards that are not subject to restrictions on transfer and/or forfeiture provisions, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date.
Except as otherwise provided in the applicable award agreement, if a participant’s employment or provision of services is (1) terminated by death, Disability or by us for any reason other than Cause, all stock underlying a stock award will become fully vested and non-forfeitable, and (2) terminated by us for Cause or by the participant for any reason other than death or Disability, all stock underlying a stock award, to the extent unvested at the time of termination, will be forfeited.
Performance Awards
The right of a participant to exercise or receive a performance award, and its timing, may be subject to performance conditions specified by the Compensation Committee at the time of grant. The Compensation Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any award subject to performance conditions, except as limited under the 2016 Plan.
The performance goals for performance awards shall be based on one or more of the following business criteria:
•Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);
•Earnings (either in the aggregate or on a per-share basis);
•Net income or loss (either in the aggregate or on a per-share basis);
•Operating profit;
•Cash flow (either in the aggregate or on a per-share basis);
•Free cash flow (either in the aggregate on a per-share basis);
•Non-interest expense;
•Costs;
•Gross revenues;
•Reductions in expense levels;
•Operating and maintenance cost management and employee productivity;
•Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);
•Net economic value;
•Economic value added or economic value added momentum;
•Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;
•Return on average assets or average equity;
•Achievement of objectives relating to diversity, employee turnover or other human capital metrics;
•Results of customer satisfaction surveys or other objective measures of customer experience; and/or
•Debt ratings, debt leverage, debt service, financings and refinancings.

2023 PROXY STATEMENT	73
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
The Compensation Committee may, on the grant date of a performance award provide that the formula for such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.
The achievement of performance goals with respect to a performance award are required to be measured over a period of at least 12 months’ duration as determined by the Compensation Committee. The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. The Compensation Committee shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any performance award. Any one or more of the performance goals or the business criteria on which they are based may apply to the participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
Settlement of performance awards may be in cash or our Common Stock, or other awards, or other property, in the discretion of the Compensation Committee. Any performance award based on shares of Common Stock that is settled in cash will be based on the fair market value of the shares of our Common Stock subject to the performance award at the time of settlement.
Outside Director Stock Options
Under the 2016 Plan, the Compensation Committee may grant outside director stock options to outside directors. The exercise price for outside director stock options will be the fair market value of our Common Stock on the grant date.
The Compensation Committee determines when, and upon what terms and conditions, outside director stock options granted under the 2016 Plan will be exercisable, except that no outside director stock option will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of outside director stock options at the time of grant, except that no outside director stock option shall become vested earlier than the first anniversary of the date of grant of such outside director stock option, and the outside director must continuously remain a director until the applicable vesting date. The exercise price may generally be paid (1) with cash, (2) unrestricted and vested shares of our Common Stock owned by the optionee, (3) unless otherwise prohibited by law for either us or the optionee, by irrevocably authorizing a third party to sell shares (or a sufficient portion of the shares) of our Common Stock acquired upon the exercise of the outside director stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (4) a combination of the above methods.
Outside Director Stock Awards
Outside director stock awards shall be granted pursuant to the 2016 Plan as determined by the Compensation Committee at the time of grant and as set forth in the applicable outside director stock award agreement.
An outside director stock award will vest and become nonforfeitable as determined by the Compensation Committee at the time of grant and as set forth in the applicable award agreement, provided that no outside director stock award will become vested and nonforfeitable earlier than the first anniversary of the date of grant, provided further that the outside director continuously remains a director through the applicable vesting date.
Change of Control
In the event of a Change in Control (as defined in the 2016 Plan), unless otherwise provided in an award agreement, the Compensation Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Compensation Committee in its sole discretion shall determine and designate, to exercise any award, (ii) all awards shall terminate, provided that participants shall be entitled to a cash payment equal to the Change in Control Price (as defined in the 2016 Plan) with respect to shares subject to the vested portion of the award net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of awards or (v) any combination of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).
In the event of a Change in Control, unless otherwise provided in an award agreement or otherwise determined by the Compensation Committee, in the event that a subsidiary or an affiliate ceases to be a subsidiary or affiliate of the Company, the Compensation

74	CARROLS RESTAURANT GROUP, INC.
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding awards held by a participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to the 2016 Plan; (ii) provide on a case by case basis that some or all outstanding awards held by a participant employed by or performing services for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the award agreement and the 2016 Plan; and/or (iii) treat the employment or other services of a participant performing services for such entity or business unit as terminated, if such participant is not employed by the Company or any subsidiary or affiliate, immediately after such event.
Clawback
Any award granted pursuant to the 2016 Plan on or after June 18, 2021 is subject to potential recovery by the Compensation Committee to the extent the participant is, or in the future becomes, subject to (i) our Incentive Compensation Clawback Policy or any similar Company “clawback” or recoupment policy or policies that may be adopted by the Board or the Compensation Committee from time to time, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.
No Dividends on Unvested Awards
If our stockholders approve the Amendment and Restatement at the meeting, for awards under the 2016 Plan following the meeting, a participant shall not be entitled to receive cash or stock dividends, dividend equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of stock covered by an award which has not vested. Notwithstanding the foregoing, the Compensation Committee in its absolute and sole discretion may credit a participant’s award with cash or stock dividends, dividend equivalents, or cash payments with respect to any unvested awards, provided that such cash or stock dividends, dividend equivalents, or cash payments are held in escrow by the Company (subject to the same restrictions as the award) until all restrictions on the respective award have lapsed.
No Repricing
The 2016 Plan prohibits repricing of stock options, outside director stock option or SARs without stockholder approval pursuant to the provisions of Section 11(a) of the 2016 Plan.
Plan Benefits
Because benefits under the 2016 Plan will depend on the Compensation Committee’s actions and the fair market value of our Common Stock at various future dates, it is not currently possible to determine the benefits that will be received by employees, officers, outside directors, associates or consultants at this time except (i) members of our Board of Directors (except for any member who is an executive officer or employee and except for the two Class D directors) will receive an annual restricted stock award with an aggregate “fair market value” (as such term is defined in the 2016 Plan) of $100,000 on the date of grant pursuant to the 2016 Plan and (ii) as follows, in each case, if our stockholders approve the Amendment and Restatement at the meeting:

Name of Individual or Group	Number of Performance Awards to be Granted
Anthony E. Hull	137,888
Paulo A. Pena	—
Daniel T. Accordino	—
Jared L. Landaw	55,148
Richard G. Cross	34,927
Joseph W. Hoffman	55,148
All current executive officers, as a group (7 persons)	341,935
All current directors who are not executive officers, as a group (7 persons)	450,000
All employees, including all current officers who are not executive officers, as a group	341,935
Additionally, the Summary Compensation Table and Grants of Plan-Based Awards Table set forth information with respect to equity awards granted to our named executive officers under the 2016 Plan. See "Director Compensation" for a description of equity awards granted to outside directors under the 2016 Plan.

2023 PROXY STATEMENT	75
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the 2016 Plan during the fiscal year ended January 1, 2023, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock under the 2016 Plan during the fiscal year ended January 1, 2023, and (d) the dollar value of such shares based on $1.36 per share, the closing market price of our Common Stock on December 30, 2022 (the last trading day prior to January 1, 2023):

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Stock	Dollar Value of Restricted Stock	Number of Performance Awards	Dollar Value of Performance Awards
Anthony E. Hull (1)	—	$—	200,000	$272,000	—	$—
Paulo A. Pena (2)	—	$—	100,000	$136,000	600,000	$816,000
Daniel T. Accordino (3)	—	$—	—	$—	—	$—
Jared L. Landaw	—	$—	75,000	$102,000	—	$—
Richard G. Cross	—	$—	50,000	$68,000	—	$—
Joseph W. Hoffman	—	$—	50,000	$68,000	—	$—
All current executive officers, as a group (7 persons)	—	$—	510,000	$693,600	—	$—
All current directors who are not executive officers, as a group (7 persons)	—	$—	226,584	$308,154	—	$—
All employees, including all current officers who are not executive officers, as a group	—	$—	1,116,000	$1,517,760	—	$—
(1)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(2) Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(3)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.

76	CARROLS RESTAURANT GROUP, INC.
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
Benefits Under the Plan
The amount of options received by the indicated persons and groups under the 2016 Plan since its inception is as follows:

Name of Individual or Group	Number of Options Granted (1)
Anthony E. Hull (2)	100,000
Paulo A. Pena (3)	—
Daniel T. Accordino (4)	625,000
Jared L. Landaw	—
Richard G. Cross	75,000
Joseph W. Hoffman	75,000
Each nominee for director	—
Associates of directors, executive officers or nominees	—
Each other person who received or is to receive five percent of such options, warrants or rights	—
All current executive officers, as a group	300,000
All current directors who are not executive officers, as a group	—
All employees, including all current officers who are not executive officers, as a group	1,050,000
(1)For further information with respect to the terms of the stock options granted, please see “Executive Compensation — Compensation Discussion and Analysis.”
(2)Mr. Hull has served as our interim President and Chief Executive Officer since December 31, 2022 and our Chief Financial Officer and Treasurer since January 2020.
(3)Mr. Pena served as our President and Chief Executive Officer from April 1, 2022 until December 31, 2022.
(4)Mr. Accordino served as our President and Chief Executive Officer until April 1, 2022.
Equity Compensation Plans
The following table summarizes the equity compensation plans under which our Common Stock may be issued as of January 1, 2023. Our stockholders approved all plans as of January 1, 2023.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	975,500	$7.12	810,974
Equity compensation plans not approved by security holders	—	—	—
Total	975,500	$7.12	—
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences of transactions under the 2016 Plan, based on current U.S. federal income tax laws, which are subject to change. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.
Accordingly, participants are urged to consult their own tax advisors concerning the tax consequences to them of their participation in the 2016 Plan.

2023 PROXY STATEMENT	77
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
Non-Qualified Stock Options
Since the exercise price of a non-qualified stock option under the 2016 Plan cannot be less than 100% of the fair market value of our Common Stock on the grant date, no income will be recognized by a participant at the time a non-qualified stock option is granted. Ordinary (compensation) income will be recognized by a participant at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares. In the case of a participant who is our employee or an employee of any of our subsidiaries, this ordinary income will also constitute wages subject to the withholding of income tax and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld.
Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of a share acquired upon the exercise of the non-qualified stock option will be equal to the sum of the exercise price of an option and the amount recognized and included in income with respect to the share upon exercise of the option.
If a participant makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.
We generally will be entitled to a deduction for federal income tax purposes at such time, and in the same amount as the amount included in ordinary income by the participant upon exercise of his or her non-qualified stock option, subject to the usual rules as to reasonableness of compensation and provided that we timely comply with the applicable information reporting requirements.
Incentive Stock Options
In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to a participant or a deduction to us. However, generally, for purposes of the alternative minimum tax, the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares will be considered as part of the participant’s income for the year in which the incentive stock option is exercised. In addition, a participant generally must be our employee (or of our subsidiary) at all times between the date of grant and the date three months before exercise of the option or the option will be treated as a non-qualified stock option when exercised.
The subsequent sale of the shares of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rule will generally result in long-term capital gain to a participant and will not result in a tax deduction to us. To satisfy the holding period rule as to the shares acquired upon exercise of an incentive stock option, a participant must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option.
If the holding period rule is not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of the option that is equal to the lesser of (1) the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares, or (2) the amount realized on the disposition minus the exercise price for such shares, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We will generally be entitled to a deduction equal to the amount of the ordinary income.
If a participant makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by a participant of shares previously acquired pursuant to the exercise of an incentive stock option before the holding period rule is satisfied will be treated as a taxable disposition.
Stock Appreciation Rights
Since the exercise price of a SAR under the 2016 Plan cannot be less than 100% of the fair market value of our Common Stock on the grant date, the grant of a SAR will create no tax consequences for the participant or us. Upon the exercise of a SAR, the participant will recognize ordinary (compensation) income, in an amount equal to the fair market value of the Common Stock received from the exercise for a stock-settled SAR or the cash received for a cash-settled SAR. The participant’s tax basis in the shares of Common Stock received in the exercise of the SAR will be equal to the ordinary income recognized with respect to the Common Stock. The participant’s holding period for capital gains purposes for shares acquired after the exercise of a SAR generally begins on the exercise date. The ordinary income attributable to the participant’s exercise of a SAR constitutes wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. Upon the exercise of a SAR, we generally will be entitled to a deduction in the amount of the compensation income recognized by the participant.

78	CARROLS RESTAURANT GROUP, INC.
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
Restricted Stock
In general, no income will be recognized by a participant at the time shares of restricted stock (“Restricted Shares”) are allocated to him or her. Ordinary (compensation) income will be recognized by a participant at the time his or her Restricted Shares “vest” (i.e., at the time the stock restrictions terminate with respect to such Restricted Shares and the participant is no longer obligated to redeliver such Restricted Shares to us in the event of his or her termination of employment with us and our subsidiaries). The amount of such ordinary income with respect to each Restricted Share will equal the excess, if any, of the fair market value of a share of the Common Stock on the date the Restricted Shares vest, over the price paid by the participant for the Restricted Shares, if any. This ordinary (compensation) income will also constitute wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. Any subsequent realized gain or loss will be a capital gain or loss with the participant’s holding period measured from the date the Restricted Shares vested and with the participant’s basis in each share being equal to the price paid by the participant per share of Restricted Shares, if any, plus the amount of ordinary income, if any, recognized with respect to such Restricted Share.
Notwithstanding the foregoing, a participant may, within 30 days after Restricted Shares are allocated to him or her under the 2016 Plan, elect under Section 83(b) of the Code (a “Section 83(b) Election”) to include in income as of the date of such allocation the excess, if any, of the fair market value of a share of the Common Stock on the date the Restricted Shares are allocated over the price paid by the participant for the Restricted Shares, if any. Such income will be ordinary (compensation) income which will also constitute wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. If a participant subsequently vests in Restricted Shares as to which a Section 83(b) Election has been made, such vesting will not result in a taxable event to the participant. If a participant makes a Section 83(b) Election, and subsequently is required under the 2016 Plan to forfeit and redeliver Restricted Shares with respect to which the Section 83(b) Election was made, the participant will not be entitled to a deduction or have a capital loss as a result of such forfeiture. If a Participant vests in Restricted Shares as to which the participant has made a Section 83(b) Election, any subsequent realized gain or loss will be a capital gain or loss with the participant’s holding period measured from the date of allocation and with the participant’s basis in each Restricted Share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share on the grant date.
We generally will be entitled to a deduction for federal income tax purposes at such time as the participant recognizes ordinary income with respect to the Restricted Shares. Such deduction will be in an amount equal to the amount included in ordinary income by the participant.
Other Awards
Other awards under the 2016 Plan, including performance awards, generally will result in ordinary (compensation) income to the participant at the later of the time of delivery of cash, shares of our Common Stock, or other property, or in the case of previously delivered shares or other property and in absence of an appropriate Section 83(b) Election, the time that either the risk of forfeiture or restriction on transferability lapses. We generally would be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with an award.
Requirements Regarding “Deferred Compensation”
Section 409A of the Code regulates the federal income tax treatment of all amounts that constitute non-qualified deferred compensation. If a deferred compensation arrangement does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated, meaning that these amounts could become immediately taxable to the recipient of the deferred compensation even if it has not yet been paid. In addition, the IRS may impose substantial tax penalties and interest on the recipient. It is intended that all awards under the 2016 Plan shall comply with Section 409A of the Code and the 2016 Plan and all awards shall be interpreted accordingly.

2023 PROXY STATEMENT	79
Proposal 4 – The Approval of the Amendment and Restatement of the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as Amended
Effect of Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted to covered executive officers. Under prior law, there was an exception to the $1,000,000 deduction limitation for compensation that met the requirements of ‘‘qualified performance-based compensation”. However, for tax years after 2017, this exception has been eliminated, subject to limited transition relief for certain grandfathered arrangements.
As a general matter, while tax deductibility is one of several relevant factors considered by the Compensation Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) of the Code should not compromise the Company’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Compensation Committee and our board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.
Effect of Section 280G of the Internal Revenue Code
Section 280G of the Code limits the deductibility of certain payments made to certain individuals that are contingent upon a change of control if the total amount of such payments equals or exceeds three times a participant’s average annual compensation for the past five years. In addition, the individual receiving the payments must pay an excise tax (in addition to any income tax) equal to 20% of such payments. Unless a participant’s award agreement or another agreement with us provides otherwise, a participant’s compensation will be reduced to the extent if such reduction would be more favorable to the participant on a net after-tax basis. Such reduction would not result in the Company losing its tax deduction due to Section 280G of the Code.
Board Recommendation
The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the 2016 Plan.

80	CARROLS RESTAURANT GROUP, INC.
PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023. Although stockholder ratification of the Board’s action in this respect is not required, the Board believes that it is a sound corporate governance practice to seek stockholder ratification of the appointment of the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee intends to reconsider the appointment.
A representative of Deloitte is expected to be present at the meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.
Vote Required for this Proposal 5
The majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023.
Board Recommendation
The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023 unless otherwise specified in the proxy.
Fees for Professional Services
The following table sets forth the aggregate fees billed or expected to be billed to us for professional services rendered by Deloitte for the fiscal years ended January 1, 2023 and January 2, 2022:

	Year Ended
	January 1, 2023	January 2, 2022
	(Amounts in thousands)
Audit Fees(1)	$1,247	$1,257
Audit-Related Fees(2)	$2	$152
Total Audit and Audit-Related Fees	$1,249	$1,409
Tax Fees(3)	$—	$2
All Other Fees	$—	$—
Total	$1,249	$1,411
(1)Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K, the quarterly reviews of the Company’s interim financial statements included in our quarterly reports on Form 10-Q, and the annual audit of the Company's internal controls over financial reporting.
(2)Audit related fees shown include fees for assurance and related services that are traditionally performed by independent auditors. These fees include due diligence related to mergers and acquisitions, financing transactions and consulting on financial accounting/reporting standards.
(3)Tax fees consist of the aggregate fees for tax compliance and tax advisory and consulting services.
Pre-Approval Policies and Procedures
The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided to us by Deloitte. The policy provides for Audit Committee pre-approval of all audit and non-audit services other than de minimis non-audit services. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee between regularly scheduled meetings; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

2023 PROXY STATEMENT	81
INCORPORATION BY REFERENCE
A copy of our Annual Report on Form 10-K and all of the exhibits attached for the 2022 fiscal year ended January 1, 2023, as filed with the SEC and amended, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the notice or below under “Other Matters”.

82	CARROLS RESTAURANT GROUP, INC.
OTHER MATTERS
Stockholder proposals intended for inclusion in our proxy statement relating to the 2024 Annual Meeting of Stockholders must be received by us no later than December 30, 2023. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2024 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to March 14, 2024 and certain other conditions of the applicable rules of the SEC are satisfied. Under our Bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2024, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received not more than 120 days, nor less than 90 days, prior to the first anniversary of the 2023 Annual Meeting; provided, however, that in the event that the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from such anniversary date, notice must be delivered (a) not more than the 120th day prior to the 2024 Annual Meeting and (b) not less than (i) the close of business on the later of the 90th day prior to the 2024 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us. Such proposals must comply with the procedures set forth in our Bylaws, which is available on the investor relations section our website at www.carrols.com or may be obtained upon written request from the Secretary of the Company.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2024. However, if the date of the 2024 Annual Meeting is changed by more than 30 days from the date of the 2023 Annual Meeting, then the stockholder must provide notice by the later of 60 days prior to the date of the 2024 Annual Meeting and the 10th day following the date on which public announcement of the date of the 2024 Annual Meeting is first made.
We will bear the cost of preparing, assembling and mailing the notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.
We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith. We have retained Okapi Partners LLC, an independent proxy solicitation firm, to provide us with advice and assistance in connection with our 2023 Annual Meeting. Okapi Partners LLC will receive a fee of approximately $10,000 for its services and will be reimbursed for its out-of-pocket expenses.
COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE 2022 FISCAL YEAR ENDED JANUARY 1, 2023, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES AS FILED WITH THE SEC, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO JARED L. LANDAW, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, CARROLS RESTAURANT GROUP, INC., 968 JAMES STREET, SYRACUSE, NEW YORK 13203, OR BY CALLING 315-424-0513.
Our Board of Directors does not intend to present, and does not have reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.
WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

83	CARROLS RESTAURANT GROUP, INC.
APPENDIX A
CARROLS RESTAURANT GROUP, INC.
2016 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE JUNE 16, 2023
1.ESTABLISHMENT AND PURPOSE.
The Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan (the “Plan”) is established by Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of April 26, 2016, subject to approval by the Company’s stockholders within 12 months after such adoption date. No Awards shall be granted hereunder prior to the approval of the Plan by the Company’s stockholders. No Award shall be granted hereunder on or after the date 10 years after the Effective Date or such earlier date as of which the Plan is discontinued by the Board as provided herein. The Plan shall terminate on April 26, 2026 or such earlier time as the Board may determine.
Certain terms used herein are defined as set forth in Section 12.
2.ADMINISTRATION; ELIGIBILITY.
The Plan shall be administered by the Compensation Committee of the Board, or such other Committee, appointed by the Board consisting of three (3) or more members of the Board all of whom are intended to be “non-employee directors” within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder and “outside directors” within the contemplation of Section 162(m) of the Code; provided, however, that, if at any time no Compensation Committee or other Committee has been appointed or is eligible to act in the circumstances, the Plan shall be administered by the Board. As used herein, the term “Administrator” means the Board, the Compensation Committee or any of the Board’s other Committees as shall be administering the Plan or any individual delegated authority to act as the Administrator in accordance with this Section 2.
The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Subject to Section 409A of the Code, Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including, subject to the requirements under the Plan, a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.
Among other things, the Administrator shall have the authority, subject to the terms of the Plan:
(a)to select the Eligible Individuals to whom Awards may from time to time be granted, provided that Outside Directors of the Company shall receive Outside Director Awards pursuant to Sections 8 and 9;
(b)to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;
(c)to determine the number of shares of Stock to be covered by each Award granted hereunder;
(d)to approve forms of agreement for use under the Plan;
(e)to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver of forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);
(f)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and targets applicable to performance based Awards pursuant to the terms of the Plan;
(g)to determine the Fair Market Value; and
(h)to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.
The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

84	CARROLS RESTAURANT GROUP, INC.
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In order to assure the viability of Awards granted to Participants employed in foreign countries who are not subject to U.S. tax law, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3 of the Plan.
Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.
Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.
No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.
3.STOCK SUBJECT TO PLAN.
Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed ~~7,500,000~~12,000,000 shares.
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, lapses without exercise, canceled or otherwise terminated, or any shares of Restricted Stock (as defined in Section 9) are forfeited, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan with respect to, and shall be available for, future grants of Awards. Notwithstanding the preceding sentence, shares of stock used to pay the exercise price or withholding taxes related to an outstanding Award shall be treated as issued under the Plan and may not again be made available for issuance as Awards under the Plan. Any Stock Appreciation Right awarded under the Plan will count as granted and not as settled if settled in Stock.
In the event of any Company stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (a) number and kind of shares that may be delivered under the Plan, (b) number and kind of shares subject to outstanding Awards, (c) exercise price of outstanding Stock Options, Outside Director Stock Options, and Stock Appreciation Rights and (d) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number and any fractional share resulting from an adjustment or substitution provided for hereunder shall be rounded up to the nearest whole share.
In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided herein and/or in the discretion of the Administrator, each Stock Option and Outside Director Stock Option, to the extent not theretofore exercised, shall terminate forthwith.
Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3 to the extent that such adjustment would violate Section 409A of the Code.

2023 PROXY STATEMENT	85
Appendix A
4.STOCK OPTIONS.
Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to associates of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.
Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) and guidance thereunder.
Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.
To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiaries within the meaning of Section 424(f) of the Code) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.
Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:
(a)Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant and set forth in the applicable option agreement; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or in the case of an Incentive Stock Option granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share on the date the Stock Option is granted.
(b)Option Term. The term of a Stock Option shall be determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided, however, that no Stock Option shall be exercisable more than 10 years after the date that the Stock Option is granted (or more than five years after the date that the Stock Option is granted in the case of an Incentive Stock Option granted to an individual who is a Ten Percent Holder).
(c)Vesting. A Stock Option shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided that no Stock Option shall become vested earlier than the first anniversary of the date of grant of such Stock Option; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.
(d)Exercisability. Stock Options shall be exercisable to the extent vested; provided that the exercise of a Stock Option shall be subject to such additional terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator and listed in the applicable option agreement.
(e)Method of Exercise. Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable award agreement, by one or more of the following: (i) in the form of shares of unrestricted and vested Stock already owned by the Optionee, based on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Optionee, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted

86	CARROLS RESTAURANT GROUP, INC.
Appendix A
to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.
Unless otherwise determined by the Administrator, if payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of stock that is subject to restrictions on transfer and/or forfeiture provisions, some or all of the Stock received upon such exercise shall be subject to the same restrictions as such Stock. The number of shares of Stock received upon such exercise that shall be subject to such restrictions shall equal the number of shares of Stock used for payment of the option exercise price.
No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.
(f)Transferability of Stock Options. Except as otherwise provided in the applicable award agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(f) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.
(g)Termination by Death or Disability. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates by reason of death or Disability, any Stock Option held by such Optionee shall be fully vested upon such death or termination of employment or provision of services and may thereafter be exercised for a period of one year from the date of such death, Disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.
(h)Termination by Reason of Retirement. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee, to the extent it was exercisable at the time of termination, may thereafter be exercised by the Optionee for a period of six months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.
(i)Involuntary Termination Without Cause. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.
(j)Involuntary Termination for Cause. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates involuntarily for Cause, all Stock Options held by such Optionee, whether or not then vested and exercisable, shall thereupon terminate.
(k)Other Termination. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services is terminated by the Optionee for any reason other than those listed in Sections 4(g) and 4(h) noted previously, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.
(l)Exception to Termination. If employment or provision of services by the Optionee to the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, or from one classification of Eligible Individual to another classification of Eligible Individual, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of

2023 PROXY STATEMENT	87
Appendix A
employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.
(m)Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (g), (h), (i), (j) or (k) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.
5.STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights may be granted under the Plan on a stand-alone basis only. The Administrator shall have the authority to grant Stock Appreciation Rights to any Participant. Stock Appreciation Rights shall be evidenced by award agreements, each in a form approved by the Administrator. The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) and guidance thereunder.
A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5.
Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:
(a)Exercise Price. The exercise price per share of Stock Appreciation Right shall be determined by the Administrator at the time of grant and set forth in the applicable stock appreciation right agreement; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Appreciation Right is granted.
(b)Stock Appreciation Right Term. The term of a Stock Appreciation Right shall be determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided, however, that no Stock Appreciation Right shall be exercisable more than 10 years after the date that the Stock Appreciation Right is granted.
(c)Vesting. A Stock Appreciation Right shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided that no Stock Appreciation Right shall become vested earlier than the first anniversary of the date of grant of such Stock Appreciation Right; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.
(d)Exercisability. Stock Appreciation Rights shall be exercisable to the extent vested; provided that the exercise of a Stock Appreciation Right shall be subject to such additional terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator and listed in the applicable award agreement.
(e)Method of Exercise. Subject to the provisions of this Section 5, Stock Appreciation Rights may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares with respect to which the Stock Appreciation Right is being exercised.
(f)Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or in shares of Stock, as set forth in the award agreement, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Fair Market Value of one share of Stock on the date of grant, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.
(g)Transferability of Stock Appreciation Rights. Except as otherwise provided in the applicable award agreement, a Stock Appreciation Right (i) shall be transferable by the Participant to a Family Member of the Participant, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Appreciation Right shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. A Stock Appreciation Right shall be exercisable, during the Participant’s lifetime, only by the Participant or by the guardian or legal representative of the Participant, it being understood that the terms “holder” and “Participant” include the guardian and legal representative of the Participant named in the applicable award agreement and any person to whom the Stock Appreciation Right is transferred (X) pursuant to the first sentence of this Section 5(g) or pursuant to the applicable stock appreciation rights agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of a Participant’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Appreciation Right was originally granted.
(h)Termination by Death or Disability. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates by reason of death or Disability, any Stock Appreciation Right held by such Participant shall be fully vested upon such death or termination of employment or provision of services and may

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thereafter be exercised for a period of one year from the date of such death, Disability or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter.
(i)Termination by Reason of Retirement. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services terminates by reason of Retirement, any Stock Appreciation Right held by such Participant, to the extent it was exercisable at the time of termination, may thereafter be exercised by the Participant for a period of six months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.
(j)Involuntary Termination Without Cause. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.
(k)Involuntary Termination for Cause. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services terminates involuntarily for Cause, Stock Appreciation Rights held by such Participant, whether or not then vested and exercisable, shall thereupon terminate.
(l)Other Termination. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services is terminated by the Participant for any reason other than those listed in Sections 5(h) and 5(i), any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.
(m)Exception to Termination. If provision of services by the Participant to the Company or an Affiliate ceases as a result of a transfer of such Participant from the Company or an Affiliate, or from an Affiliate to the Company, or from one classification of Eligible Individual to another classification of Eligible Individual, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for a Participant who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.
(n)Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (h), (i), (j), or (l) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.
6.STOCK AWARDS.
Stock Awards may be directly issued under the Plan, subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as shall be determined by the Administrator and set forth in the applicable award agreement. Subject to the provisions of this Section 6, Stock Awards may be issued which vest in one or more installments over the Participant’s period of employment and/or other service to the Company and/or upon the attainment of specified performance objectives, and/or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals and/or service requirements established by the Administrator at the time of grant and set forth in the applicable award agreement. A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units”. Except as otherwise provided below, no Stock Award shall become vested earlier than the first anniversary of the date of such Stock Award; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date. Notwithstanding the above vesting requirement, up to five percent (5%) of the shares of Stock in the aggregate reserved under the Plan may be granted pursuant to Stock Awards that are not subject to restrictions on transfer and/or forfeiture provisions.
Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award. Restricted Stock Units shall be evidenced by a book entry in a notional account maintained under the Participant’s name in the Company’s books and records.

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A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:
(a)cash or cash equivalents;
(b)past services rendered to the Company or any Affiliate; or
(c)future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).
With respect to a Restricted Stock Award, a Participant, at his or her option, will be entitled to make the election permitted under Section 83(b) of the Code, to include in gross income in the taxable year in which the Restricted Stock Award is transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Restricted Stock Award as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed award agreements as it deems appropriate and failure by a Participant to comply with such rules shall, without limitation, terminate the grant of such Restricted Stock Award to such Participant and/or cause the forfeiture of any Restricted Stock Award as to which restrictions have not yet lapsed.
Notwithstanding anything herein to the contrary and except as otherwise provided in the applicable award agreement, if a Participant’s employment and provision of services is terminated (A) by the Company for any reason other than Cause or (B) by reason of the Participant’s death or Disability, all Stock underlying a Stock Award, to the extent unvested at the time of termination, shall become fully vested and non-forfeitable.
Notwithstanding anything herein to the contrary and except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services is terminated (A) by the Company for Cause or (B) by the Participant for any reason other than death or Disability, all Stock underlying a Stock Award, to the extent unvested at the time of termination, shall be forfeited.
7.PERFORMANCE AWARDS.
(a)Performance Conditions. The right of a Participant to exercise or receive a Performance Award, and its timing, may be subject to performance conditions specified by the Administrator at the time of grant (except as provided in this Section 7). The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.
(b)Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall comply with the requirements set forth in this Section 7(b).
(i)Performance Goals Generally. The performance goals for such Performance Awards shall be based on one or more of the business criteria set forth in Section 7(b)(ii) and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards.
(ii)Business Criteria. Unless and until the Company proposes for stockholder vote, and stockholders approve, a change in the business criteria set forth in this Section 7(b)(ii), Awards (other than Stock Options and Stock Appreciation Rights) designed to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall be based on one or more of the following business criteria, which shall be set forth in the applicable Performance Award agreement:
(A)Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);
(B)Earnings (either in the aggregate or on a per-share basis);
(C)Net income or loss (either in the aggregate or on a per-share basis);
(D)Operating profit;

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(E)Cash flow (either in the aggregate or on a per-share basis);
(F)Free cash flow (either in the aggregate on a per-share basis);
(G)Non-interest expense;
(H)Costs;
(I)Gross revenues;
(J)Reductions in expense levels;
(K)Operating and maintenance cost management and employee productivity;
(L)Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of specified value for a specified period of time);
(M)Net economic value;
(N)Economic value added or economic value added momentum;
(O)Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;
(P)Return on average assets or average equity;
(Q)Achievement of objectives relating to diversity, employee turnover or other human capital metrics;
(R)Results of customer satisfaction surveys or other objective measures of customer experience; and/or
(S)Debt ratings, debt leverage, debt service, financings and refinancings; provided, however, that (I) the foregoing business criteria may be applied on a pre- or post-tax basis; and (II) the Administrator may, on the grant date of an Award intended to qualify as “performance-based compensation,” provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.
(iii)Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods of at least 12 months’ duration as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code. The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance goals may differ for Awards to different Participants. The Administrator shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any such Performance Award. Any one or more of the performance goals or the business criteria on which they are based may apply to the Participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
(iv)Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Stock as specified in the award agreement, or other Awards, or other property, in the discretion of the Administrator. Any Performance Award based on shares of Stock that is settled in cash will be based on the Fair Market Value of the shares of Stock subject to such Performance Award. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 7(b). All determinations of the Administrator as to the achievement of the performance goals applicable to a Performance Award subject to this Section 7(b) shall be in writing prior to the payment of the Award.
8.OUTSIDE DIRECTOR STOCK OPTIONS.
Outside Director Stock Options shall be evidenced by award agreements, each in a form approved by the Administrator.
Outside Director Stock Options granted under this Section 8 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

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(a)Exercise Price. The exercise price per share of Stock purchasable under an Outside Director Stock Option shall be the Fair Market Value per share on the date the Outside Director Stock Option is granted.
(b)Option Term. No Outside Director Stock Option shall be exercisable more than ten years after the date that the Outside Director Stock Option is granted.
(c)Vesting. An Outside Director Stock Option shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided that no Outside Director Stock Option shall become vested earlier than the first anniversary of the date of grant of such Outside Director Stock Option; provided further, that, the Outside Director shall have continuously remained a Director of the Company until the applicable vesting date.
(d)Exercisability. Outside Director Stock Options shall be exercisable to the extent vested.
(e)Method of Exercise. Outside Director Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Outside Director Stock Option to be purchased.
The option price of any Outside Director Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of shares of unrestricted and vested Stock already owned by the Outside Director, based on the Fair Market Value of the Stock on the date the Outside Director Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Outside Director to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Outside Director, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Outside Director Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Outside Director Stock Option for financial reporting purposes.
If payment of the option exercise price of an Outside Director Stock Option is made in whole or in part in the form of Stock, some or all of the Stock received upon such exercise shall be subject to the same restrictions as such Stock. The number of shares of Stock received upon such exercise that shall be subject to such restrictions shall equal the number of shares of Stock used for payment of the option exercise price.
No shares of Stock shall be issued upon exercise of an Outside Director Stock Option until full payment therefor has been made. Upon exercise of an Outside Director Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Outside Director Stock Option has been exercised, and the Outside Director shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.
(f)Transferability of Outside Director Stock Options. An Outside Director Stock Option (i) shall be transferable by the Outside Director to a Family Member of the Outside Director, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Outside Director Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Outside Director Stock Option shall be exercisable, during the Outside Director’s lifetime, only by the Outside Director or by the guardian or legal representative of the Outside Director, it being understood that the terms “holder” and “Outside Director” include the guardian and legal representative of the Outside Director named in the applicable option agreement and any person to whom the Outside Director Stock Option is transferred (X) pursuant to the first sentence of this Section 8(f) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Outside Director’s provision of services shall mean the termination or cessation of the Outside Director’s status as an Eligible Individual.
9.OUTSIDE DIRECTOR STOCK AWARDS.
Outside Director Stock Awards shall be granted pursuant to this Section 9 as determined by the Administrator at the time of grant and as set forth in the applicable Outside Director Stock award agreement.
The Stock subject to Outside Director Stock Awards granted under this Section 9 shall vest and become nonforfeitable based on the Outside Director’s provision of services as a Director, and is therefore an award of “Restricted Stock.”

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An Outside Director Stock Award shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided that no Outside Stock Director Award shall become vested and nonforfeitable earlier than the first anniversary of the date of such Outside Director Stock Award; provided further that, the Outside Director shall have continuously remained a Director of the Company until the applicable vesting date.
Shares representing an Outside Director Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Outside Director deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
With respect to an Outside Director Stock Award, an Outside Director, at his or her option, will be entitled to make the election permitted under Section 83(b) of the Code, to include in gross income in the taxable year in which the Outside Director Stock Award is transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Outside Director Stock Award as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed award agreements as it deems appropriate and failure by an Outside Director to comply with such rules shall, without limitation, terminate the grant of such Outside Director Stock Award to such Outside Director and/or cause the forfeiture of any Outside Director Stock Award (or any portion thereof) as to which restrictions have not yet lapsed.
10. CHANGE IN CONTROL PROVISIONS.
(a)Change in Control. Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, the Administrator may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Administrator in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable), (iv) accelerate the vesting of Awards or (v) any combination of the foregoing. In the event that the Administrator does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).
(b)Change in Status of a Subsidiary or Affiliate. Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Award Agreement or otherwise determined by the Administrator, in the event that a Subsidiary or an Affiliate ceases to be a Subsidiary or Affiliate of the Company, the Administrator may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing services for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant performing services for such entity or business unit as terminated, if such Participant is not employed by the Company or any Subsidiary or Affiliate, immediately after such event.
(c)Definition of Change in Control.
(i)For purposes of the Plan, a “Change in Control” shall occur or be deemed to have occurred only if any of the following events occur:
(A)The acquisition, directly or indirectly, by any person or group (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (voting securities) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:
(1)An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company; or

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(2)An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by all of the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company. Notwithstanding the foregoing, the following event shall not constitute an acquisition by any person or group for purposes of this subsection (a): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or
(B)Individuals who, as of Effective Date, constitute the Board of Directors of the Company (as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any two year period, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors on the Board) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(C)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) the acquisition of assets or stock of another entity, in each case other than a transaction:
(1)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by the remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and
(2)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(D)A sale or disposition of all or substantially all of the Company’s assets; or
(E)The Company’s stockholders approve a liquidation or dissolution of the Company.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(ii)    For purposes of Section 10(b), stock ownership is determined under Section 409A of the Code.
(d)Change in Control Price. For purposes of the Plan, “Change in Control Price” means the Fair Market Value (which may be the amount of consideration per share of Stock received by the holder of Stock in connection with the Change in Control transaction or, in the case of a tender or exchange offer, the highest price per share of Stock paid in such tender or exchange offer, in each case, as determined by the Administrator in accordance with Section 12(n) hereunder) of a share of Stock on the date of a Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board. The Participant shall receive the same form of consideration as holders of common stock, subject to the same restrictions and limitations and indemnification obligations as the holders of common stock and will execute any and all documents required by the Administrator to evidence the same.

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11.MISCELLANEOUS.
(a)Repricing. ~~Unless~~Notwithstanding any provisions in this Plan or an Award to the contrary, unless such action is approved by the Company's stockholders in accordance with applicable law: (i) no outstanding Stock Option, Outside Director Stock Option or Stock Appreciation Right granted under the Plan may be amended to provide an exercise Price that is lower than the then-current exercise price of such outstanding Award (other than adjustments to the exercise price pursuant to Section 3); (ii) the Administrator may not cancel any outstanding Stock Option, Outside Director Stock Option or Stock Appreciation Right and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Stock and having an exercise price lower than the then-current exercise price of the cancelled Awards (other than adjustments to the exercise Price pursuant to Sections 3); and (iii) the Administrator may not authorize the repurchase of an outstanding Stock Option, Outside Director Stock Option or Stock Appreciation Right which has an exercise price that is higher than the then-current fair market value of the Stock (other than adjustments to the exercise price pursuant to Section 3). This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
(b)Amendment. The Board may at any time terminate, amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate under applicable law or regulation, (ii) made to permit the Company or an Affiliate a deduction under the Code, or (iii) made to avoid the violation of Section 409A of the Code. No such amendment or alteration shall be made without the approval of a majority vote of the Company’s shareholders, present in person or by proxy at any special or annual meeting of the shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.
The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but except as provided in Section 3 hereof no such amendment shall adversely affect the rights of a Participant without the Participant’s consent.
(c)Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
(d)General Provisions.
(i)Unless the shares to be issued in connection with an Award are registered prior to the issuance thereof under the Securities Act of 1933, as amended, the Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares for his or her own account as an investment without a view to or for sale in connection with, the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(ii)Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.
(iii)The adoption of the Plan shall not confer upon any employee, director, associate, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.
(iv)No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

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(v)The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. In the event of the death of a Participant, a condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.
(vi)Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Stock covered hereby unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share shall be fully paid and non-assessable.
(vii)The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or issue bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, or take any other corporate act or proceeding whether of a similar character or otherwise.
(viii)Reserved.
(ix)To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(x)The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.
(xi)If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
(xii)This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.
(xiii)This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.
(xiv)None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.
(xv)This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).
(xvi)In the event any Award granted under this Plan becomes subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder shall be incorporated herein by reference to the extent necessary for the Award to comply therewith. In such event, the provisions of this Plan and the Award shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and this Plan and the Award shall be administered accordingly. If any term or condition of this Plan or Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding any provisions in this Plan or Award to the contrary, to the extent that Section 409A of the Code would cause an adverse tax consequence to the Participant, then with respect to such Participant: (i) a Change in Control shall not be deemed to occur unless the Change in Control meets the definition ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), (ii) a Disability shall not be deemed to occur unless the Disability meets the definition ascribed to the phrase "disability" under Treasury Department Regulation 1.409A-3(i)(4), (iii) a termination of employment shall mean a “separation from service” under Section 409A of the Code, and (iv) if the Participant is deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment shall be made or at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant's death. Notwithstanding the foregoing, the Company makes no representations that any payments and benefits provided under the Plan are exempt from or comply with Section 409A of the Code, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

96	CARROLS RESTAURANT GROUP, INC.
Appendix A
(e)Clawback; Forfeiture. Any Award granted pursuant to the Plan on or after June 18, 2021 will be subject to potential recovery by the Administrator to the extent the Participant is, or in the future becomes, subject to (i) the Company's Incentive Compensation Clawback Policy or any similar Company "clawback" or recoupment policy or policies that may be adopted by the Board or the Compensation Committee from time to time, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.
(f)Dividends and Dividend Equivalents. For any Award granted pursuant to the Plan on or after June 16, 2023, a Participant shall not be entitled to receive cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Stock covered by an Award which has not vested. Notwithstanding the foregoing, for any Award granted pursuant to the Plan on or after June 16, 2023, the Administrator in its absolute and sole discretion may credit a Participant’s Award with cash or stock dividends, Dividend Equivalents, or cash payments with respect to any unvested Awards, provided that such cash or stock dividends, Dividend Equivalents, or cash payments are held in escrow by the Company (subject to the same restrictions as the Award) until all restrictions on the respective Award have lapsed.
12.DEFINITIONS.
For purposes of this Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity (i) controlled by the Company and which, in the case of grants of Stock Options, Outside Director Stock Options and Stock Appreciation Rights would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to an Eligible Individual, and (ii) is designated by the Administrator as such.
(b)“Award” means a Stock Appreciation Right, Stock Option, Stock Award, Outside Director Stock Option or Outside Director Stock Award.
(c)“Board” means the Board of Directors of the Company.
(d)“Board Meeting” means meeting of the Board of Directors of the Company.
(e)“Cause” means (i) the commission by the Participant of any act or omission that would constitute a felony or any crime of moral turpitude under Federal law or the law of the state or foreign law in which such action occurred, (ii) dishonesty, disloyalty, fraud, embezzlement, theft, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of fiduciary or other material duty to the Company and/or a Subsidiary, (iii) continued reporting to work or working under the influence of alcohol, an illegal drug, an intoxicant or a controlled substance which renders Participant incapable of performing his or her material duties to the satisfaction of the Company and/or its Subsidiaries, or (iv) the Participant’s substantial disregard in the performance of the Participant’s duties and/or responsibilities with respect to the Company and/or a Subsidiary, which disregard shall continue after notice to the Participant and a reasonable opportunity to cure such behavior. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(g)“Commission” means the Securities and Exchange Commission or any successor agency.
(h)“Committee” means a committee of Directors appointed by the Board to administer this Plan. Insofar as the Committee is responsible for granting Awards to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3, an “outside director” under Section 162(m) of the Code, an “independent director” as defined by the Sarbanes-Oxley Act of 2002, and “independent” as defined by the rules of any stock exchange or market on which the Stock is listed.
(i)“Covered Employee” means a person who is a “covered employee” within the meaning of Section 162(m) of the Code.
(j)“Director” means a member of the Company’s Board.
(k)“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The

2023 PROXY STATEMENT	97
Appendix A
determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
(l)“Dividend Equivalents” means an amount equal to the dividends paid by the Company on one share of Stock subject to an Award granted to a Participant under the Plan.
(m)~~(l)~~“Effective Date” means April 26, 2016.
(n)~~(m)~~“Eligible Individual” means any (i) officer, employee, associate or director of the Company or a Subsidiary or Affiliate, (ii) any consultant or advisor providing services to the Company or a Subsidiary or Affiliate, or (iii) employees of (x) a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, which, in the case of grants of Stock Options and Stock Appreciation Rights would, together with the Company and, if applicable, the Subsidiary, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to such employees and (y) who hold options with respect to the stock of such corporation which the Company has agreed to assume.
(o)~~(n)~~“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(p)~~(o)~~“Fair Market Value” means, as of any given date, the fair market value of the Stock, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation, the NASDAQ Global Market, its fair market value on such date shall be the reported closing selling price for the Stock on the principal securities exchange or national market system on which the Stock is at such date listed for trading; provided that if there are no sales of Stock on that date, then the reported closing selling price for the Stock on the next preceding date shall be determinative of fair market value; or (ii) if the Stock is listed on the OTC Electronic Bulletin Board, its fair market value on such date shall be the closing selling price on such date for the Stock as reported on the OTC Electronic Bulletin Board; provided that if there are no sales of the Stock on that date, then the reported closing selling price for the Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or, (iii) if the Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, or notwithstanding (i) and (ii) above, if a determination of Fair Market Value under (i) or (ii) above would violate the rules under Section 409A of the Code and the regulations thereunder with respect to the determination of fair market value, Fair Market Value of the Stock on such date shall be determined in good faith by the Administrator in accordance with Section 409A of the Code and the regulations issued thereunder, and such determination shall be conclusive and binding on all persons. In the event of a Change in Control, notwithstanding the foregoing provisions of this Section 12(o), Fair Market Value of the Stock in connection with such Change in Control transaction shall be determined in good faith by the Administrator in accordance with Section 409A of the Code and the regulations issued thereunder, and such determination shall be conclusive and binding on all persons.
(q)~~(p)~~“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.
(r)~~(q)~~“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(s)~~(r)~~"Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(t)~~(s)~~“Optionee” means a person who holds a Stock Option.
(u)~~(t)~~“Outside Director” means (i) if the Stock is listed for trading on any established stock exchange or national market system, a person who is an “independent” Director of the Company within the meaning of the rules then in effect governing the listing of securities (including, without limitation, the NASDAQ Marketplace Rule 4200) on the established stock exchange or national market system on which the Stock is then listed for trading (including, without limitation, the NASDAQ Global Market, or (ii) if the Stock is not listed for trading on an established stock exchange or national market system, a person who is a “non-employee director” of the Company within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder (irrespective of whether Section 16 of the Exchange Act is applicable to the Company or such Director).
(v)~~(u)~~"Outside Director Award” means an Outside Director Stock Option or Outside Director Stock Award.
(w)~~(v)~~“Outside Director Stock Award” means an Award, other than a Stock Option, Stock Appreciation Right, Stock Award or Outside Director Stock Option, made in Stock or denominated in shares of Stock.
(x)~~(w)~~“Outside Director Stock Option” means an Option granted under Section 8.

98	CARROLS RESTAURANT GROUP, INC.
Appendix A
(y)~~(x)~~“Participant” means a person granted an Award.
(z)~~(y)~~“Performance Award” means a right, granted to a Participant under Section 7, to receive Awards or cash settled payments based upon performance criteria specified by the Administrator.
(aa)~~(z)~~"Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom a Stock Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.
(ab)~~(aa)~~"Retirement” means termination of employment or provision of services without Cause, death or Disability on or after age 65 with 5 years of service.
(ac)~~(ab)~~"Stock” means the common stock, par value $.01 per share, of the Company.
(ad)~~(ac)~~“Stock Appreciation Right” means a right granted under Section 5.
(ae)~~(ad)~~“Stock Award” means an Award, other than a Stock Option, Outside Director Stock Option, Stock Appreciation Right or Outside Director Stock Award, made in Stock or denominated in shares of Stock.
(af)~~(ae)~~“Stock Option” means an option granted under Section 4.
(ag)~~(af)~~“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.
(ah)~~(ag)~~“Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.
In addition, certain other terms used herein have the definitions given to them in the places they are first used.

contact@carrols.com
+1 315-424-0513
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203
© 2023 Carrols Restaurant Group, Inc. All rights reserved.

CARROLS RESTAURANT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 16, 2023

9:00 A.M. EDT

Virtually at www.virtualshareholdermeeting.com/TAST2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V16584-P93686

CARROLS RESTAURANT GROUP, INC.
PROXY FOR HOLDERS OF COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Anthony E. Hull and Jared L. Landaw, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARROLS RESTAURANT GROUP, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. EDT on Friday, June 16, 2023 virtually at www.virtualshareholdermeeting.com/TAST2023 and any adjournment or postponement thereof. Only stockholders of record on April 20, 2023 may vote at the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2, 4 AND 5 AND "1 YEAR" FOR PROPOSAL 3.

Continued and to be signed on reverse side

CARROLS RESTAURANT GROUP, INC.
ATTN: ANTHONY E. HULL, VP/CFO
968 JAMES STREET
SYRACUSE, NY 13203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TAST2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16583-P93686 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARROLS RESTAURANT GROUP, INC.

Vote on Class II Directors

		For	Against	Abstain
1.	To elect as Class II directors of Carrols Restaurant Group, Inc., the nominees below:			
	Nominees:			
1a.	Hannah S. Craven	☐	☐	☐
1b.	Lawrence E. Hyatt	☐	☐	☐
1c.	Alexander Sloane	☐	☐	☐
2.	To approve, on an advisory basis, a resolution approving the compensation of the Company's Named Executive Officers, as described in the Proxy Statement under "Executive Compensation."	☐	☐	☐

6. In their discretion, upon such other matters as may properly come before the meeting.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted "FOR" proposals 1, 2, 4 and 5 and "1 YEAR" for proposal 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 20, 2023 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date